                                                           Registration No. 333-

      As filed with the Securities and Exchange Commission on June 18, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                             CASH TECHNOLOGIES, INC.
               (Exact name of Registrant as specified in charter)

            Delaware                            7389                       95-4558331
 (State or other jurisdiction        (Primary Standard Industrial       (I.R.S. Employer
 of incorporation or organization)    Classification Code Number)     Identification Number)

                              1434 West 11/th/ Street
                          Los Angeles, California 90015
                                 (213) 745-2000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                -----------------

                                  Bruce Korman
                      President and Chief Executive Officer
                              1434 West 11/th/ Street
                          Los Angeles, California 90015
                                 (213) 745-2000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                 With copies to:

                             Brian C. Daughney, Esq.
                            Goldstein & DiGioia, LLP
                              369 Lexington Avenue
                            New York, New York 10017
                            Telephone (212) 599-3322
                            Facsimile (212) 557-0295

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. : [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities     Amount to be     Proposed Maximum       Proposed Maximum         Amount of
Being Registered                      Registered       Offering Price         Aggregate Offering       Registration Fee
                                                       Per Share (1)          Price (1)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                   353,894             $ 9.50               $ 3,362,000              $  323
Value ........... (2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                   597,400             $ 4.50               $ 2,688,300              $  258
Value ........... (3)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                   118,125             $ 9.50               $ 1,122,188              $  108
Value ........... (4)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                    59,059             $12.00               $   708,708              $   68
Value ........... (5)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                   800,000             $ 2.50               $ 2,000,000              $  192
Value ........... (6)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                    72,000             $ 2.50               $   180,000              $   17
Value ........... (7)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                    95,239             $ 1.26               $   120,000              $   12
Value ........... (8)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                   480,769             $ 1.04               $   500,000              $   48
Value ........... (9)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                   302,231             $ 0.50               $   151,116              $   15
Value .......... (10)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                   325,860             $ 0.77               $   250,000              $   24
Value .......... (11)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                    50,000             $ 1.36               $    68,000              $    7
Value .......... (12)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                   112,500             $ 1.60               $   180,000              $   17
Value .......... (13)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                    34,500             $ 2.00               $    69,000              $    7
Value .......... (14)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                   500,000             $ 1.00               $   500,000              $   48
Value .......... (15)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                   100,000             $ 1.46               $   146,000              $   14
Value .......... (16)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                 1,228,450             $ 1.13               $ 1,382,006              $  133
Value .......... (17)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                 1,845,370             $ 5.10               $ 9,411,387              $  903
Value .......... (18)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                   775,887             $ 5.38               $ 4,174,272              $  401
Value .......... (19)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01par                   150,000             $ 7.83               $ 1,174,500              $  113
Value .......... (20)
--------------------------------------------------------------------------------------------------------------------------
Total ..........                      8,001,284             $ 3.52               $28,187,477              $2,708

--------------------------------------------------------------------------------------------------------------------------

1 Estimated solely for the purpose of determining the registration fee, based on (i) in the case of warrants or other convertible securities, the maximum exercise price of the Warrants and convertible securities with respect to which the underlying Common Stock is being registered or (ii) in the case of Common Stock, the average of the high and low prices of the on the AMEX on June 10, 2002.

2 Shares of Common Stock issuable upon conversion of outstanding convertible promissory notes in the aggregate principal amount of $3,362,000 held by certain Selling Security Holders, which are convertible at $9.50 per share.

3 Shares of Common Stock issuable upon exercise of outstanding Series B Common Stock Purchase Warrants held by certain Selling Security Holders, which are exercisable at $4.50 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.

4 Shares of Common Stock issuable upon conversion of Series A Preferred Stock held by certain Selling Security Holders which are convertible into Common Stock of the Company on a one for one basis based upon a conversion price of $9.50 per share.

5 Shares of Common Stock issuable upon exercise of outstanding Series A Common Stock Purchase Warrants held by certain Selling Security Holders, which are exercisable at $12.00 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.

6 Issuable upon conversion of Series B Preferred Stock and based on the maximum number of shares into which the Series B Preferred Stock is convertible.

7 Issuable upon exercise of Series C Warrants which are exercisable at $2.50 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.

8 Shares of Common Stock issued to holders of the Series B Preferred Stock in payment of dividends on the Series B Preferred Stock.

9 Issuable upon conversion of Series C Preferred Stock and based on the maximum number of shares into which the Series C Preferred Stock is convertible.

10 Issuable upon exercise of Series D Warrants which are exercisable at $0.50 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.

11 Issuable upon conversion of Series D Preferred Stock and based on the maximum number of shares into which the Series D Preferred Stock is convertible.

12 Issuable upon exercise of Series E Warrants which are exercisable at $1.36 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.

13 Issuable upon conversion of Series E Preferred Stock and based on the maximum number of shares into which the Series E Preferred Stock is convertible.

14 Issuable upon exercise of Series F Warrants which are exercisable at $2.00 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.

15 Issuable upon conversion of Series F Preferred Stock and based on the maximum number of shares into which the Series F Preferred Stock is convertible.

16 Issuable upon exercise of Series G Warrants which are exercisable at $1.46 per share. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants

17   Shares of Common Stock issued to certain Selling Security Holders.

18 Shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants held by certain Selling Security Holders. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.

19 Shares of Common Stock issuable in connection with the Registrant's Employee Stock Option Plan. The proposed maximum offering price was calculated in accordance with Rule 457 (h) by calculating the average exercise price for the options outstanding times the total number of options authorized.

20 Shares of Common Stock issuable in connection with the Registrant's Non-Employee Directors Stock Option Plan. The proposed maximum offering price was calculated in accordance with Rule 457 (h) by calculating the average exercise price for the options outstanding times the total number of options authorized.

                           ---------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED

                      Subject to completion, June 18, 2002

P R O S P E C T U S

                        8,001,284 Shares of Common Stock

                             CASH TECHNOLOGIES, INC.

          We are registering for resale by the selling shareholders identified in this prospectus an aggregate of 8,001,284 shares of our common stock. The shares of common stock being sold include (i) 1,323,689 shares of common stock
(ii) 3,986,447 shares which may be received by the selling shareholders upon exercise of outstanding options and warrants and (iii) 2,337,254 shares which may be received upon conversion of convertible preferred stock and (iv) 353,894 shares which may be received upon conversion of $3,362,000 principal amount of convertible notes. We will not receive any of the proceeds from the sale of shares sold by the selling shareholders.

          Our Common Stock is listed on the American Stock Exchange under the symbol "TQ". On June 14, 2002, the high and low prices for the Common Stock as reported by Amex were $1.25 and $1.00, respectively and the last reported sales price was $1.00.

          The shares may be sold from time to time by the selling security holders, or by their transferees. No underwriting arrangements have been entered into by the selling security holders. The distribution of the shares by the selling security holders may be effected in one or more transactions that may take place on the over the counter market, including ordinary brokers transactions, privately negotiated transactions or through sales to one or more dealers for resale of the shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with such sales. The selling security holders and intermediaries through whom such shares are sold may be deemed underwriters within the meaning of the Securities Act of 1933, with respect to the shares offered.

          PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 8 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK. INVESTING IN OUR COMMON STOCK IS HIGHLY SPECULATIVE.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is ______, 2002

                                TABLE OF CONTENTS


                                                                                         Page
                                                                                         ----
PROSPECTUS SUMMARY .....................................................................    1

THE OFFERING ...........................................................................    6

SUMMARY FINANCIAL DATA .................................................................    8

DESCRIPTION OF BUSINESS ................................................................    9

EMPLOYEES ..............................................................................   17

DESCRIPTION OF PROPERTY ................................................................   17

LEGAL PROCEEDINGS ......................................................................   18

RISK FACTORS ...........................................................................   20

HOW WE INTEND TO USE THE PROCEEDS ......................................................   30

CAPITALIZATION .........................................................................   31

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION ..............................   32

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ...........................   43

EXECUTIVE COMPENSATION .................................................................   45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .........................   49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .........................................   51

SELLING SECURITY HOLDERS ...............................................................   52

DESCRIPTION OF SECURITIES ..............................................................   83

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES ....  109

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...............................  110

PLAN OF DISTRIBUTION ...................................................................  111

LEGAL MATTERS ..........................................................................  112

EXPERTS ................................................................................  112

WHERE YOU CAN FIND ADDITIONAL INFORMATION ..............................................  113

FORWARD LOOKING STATEMENTS .............................................................  113

PART II ................................................................................  114

INDEPENDENT PUBLIC ACCOUNTANT'S REPORT .................................................  F-1

CONSOLIDATED BALANCE SHEET .............................................................  F-3

CONSOLIDATED STATEMENT OF OPERATIONS ...................................................  F-4

CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIENCY .....................................  F-5

CONSOLIDATED STATEMENT OF CASHFLOWS ....................................................  F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .............................................  F-7

                               PROSPECTUS SUMMARY

         This summary contains basic information about our company and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the notes thereto, before making an investment decision you should read the following summary together with the more detailed information and our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus.

Introduction

         Cash Technologies, Inc., was incorporated in Delaware in 1995 and operates through its wholly-owned subsidiaries, National Cash Processors, Inc., a Delaware corporation, incorporated in May, 1994, which became a subsidiary of the Company in January, 1996, CoinBank Automated Systems, Inc., a Delaware corporation, incorporated in November, 1995, and CoinBank Automation Handels GmbH, Salzburg, Austria. In December 2001, we incorporated a new subsidiary named Cintelia Systems, Inc. Unless the context otherwise requires, references herein to "we" or "us" refers to Cash Technologies, Inc., and its wholly-owned subsidiaries, National Cash Processors, Inc., CoinBank Automated Systems, Inc., Cintelia Systems, Inc. and CoinBank Automation Handels GmbH, Salzburg, Austria. Our address is 1434 West 11/th/ Street, Los Angeles, California 90015. Our telephone number is (213) 745-2000.

         Since April 3, 2000, our common stock has been listed on the American Stock Exchange under the symbol "TQ". On June 10, 2002 the closing price of the common stock was $1.35. From the date of our initial public offering on July 8, 1998 through March 31, 2000, our common stock was listed for trading on the Nasdaq SmallCap Market under the symbol "CHNG".

         Our business model has evolved over the last two years from a business based upon currency processing in our Los Angeles facilities and retail coin processing through our CoinBank machines, to a business based upon our proprietary transaction processing technology called E-commerce Message Management Architecture, or EMMA. Although we intend to continue operations in our original two lines of business, much of our operations in the last two years have been refocused upon development of EMMA and marketing of this new transaction processing technology. We anticipate most of our future marketing efforts will be based upon the EMMA technology.

         EMMA is designed to interface with our various e-commerce partners and to seamlessly connect with financial networks, particularly the four main channels through which trillions of dollars in commerce are transacted each year:

                  (1) the ATM network;
                  (2) the credit card network;
                  (3) the Automated Clearing House (ACH) network; and
                  (4) cash.

         The EMMA transaction processing system allows individuals with no ATM card or credit card to access these four channels and obtain the expanded number of services that are offered through them, and not otherwise easily accessible. For consumers, EMMA will result in access to these services and products through ATM machines and Point of Sale terminals located at retail outlets, including supermarkets, general merchandisers and convenience stores and others. Utilization of EMMA will allow retail establishments such as grocery supermarkets, banks, brokerage firm offices, check cashing establishments and other commercial outlets to provide consumers with greater financial services which may result in increased revenues to such establishments. For transactions processed through EMMA, we intend to receive a transaction fee.

To date, we have not generated any revenue from our EMMA technology. There can be no assurance that we will be successful in generating any revenue.

Recent Events

Formation of New Subsidiary and Business Line

         In December 2001, we incorporated a new subsidiary named Cintelia Systems, Inc. to market a suite of security products and provide professional services and custom development for specific security requirements, which are being marketed under the trade name PRISM(TM) (Predictive Identification and Security Manager). PrISM(TM) products use biometric and risk analysis technologies for critical security applications including physical security and high-risk financial transactions, and our EMMA technology allows linkage between the computer and technology systems of various agencies and institutions. The need to reliably identify individuals and reduce identity fraud has been highlighted by the global war on terrorism. Biometric identification devices are useful in this effort, however they are only as useful as the data they acquire can be evaluated and managed. Therefore, EMMA's flexible architecture and rapid processing techniques gives PrISM proprietary advantages over less sophisticated approaches. As a result of the events of September 11, 2001, various agencies of the federal government, including the Immigration and Naturalization Service
(INS), the Federal Aviation Administration (FAA), the Office of Homeland Security, Department of Defense and others, including state and local agencies, are evaluating security technologies and systems to meet the extraordinary requirements created by these recent events. We are engaged in discussions with these agencies and other government entities through our Cintelia subsidiary to determine which products would best serve their evolving needs. There can be no assurance that we will be successful in negotiating any definitive agreement or transaction with these various entities.

Private Placements

         In February 2002, we, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 3 units at an aggregate of $75,000 of its securities to 2 foreign investors. Each unit comprised of (i) 16,667 shares of Common Stock and; (ii) 2,500 common stock purchase warrants. The warrants have an exercise price of $1.70 per share and are exercisable for five years. During the quarter ended February 28, 2002, there was a deemed dividend expense of $8,397 recognized in conjunction with the warrants issued in this offering. The proceeds of the transactions were used to pay certain debts, including payroll obligations, of our Austrian subsidiary.

         Effective February 22, 2002, we completed a private placement of our securities with one of our shareholders. GunnAllen Financial Corp, a registered broker dealer, served as placement agent for the transaction, which was intended to comply with Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D thereunder. We sold a unit for gross proceeds of $750,000. The unit was comprised of 576,923 shares of common stock and warrants to purchase 150,000 shares of common stock. In addition, we paid a commission of 8% of the gross proceeds to GunnAllen Financial Corp and issued to GunnAllen Financial (or its affiliates) an aggregate of 40,000 shares of common stock warrants at an exercise price of $1.50. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $123,077 recognized in conjunction with the warrants issued in this offering. The Company received net proceeds of $685,000 in conjunction with this offering. The shares sold to the investors, as well as the shares underlying the warrants issued to the investor and to GunnAllen Financial are included for resale by the holders in the registration statement of which this prospectus forms a part.

         In March 2002, the Company, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 1 unit at an aggregate of $25,000 of its securities to 1 foreign investor. Each unit comprised of (i) 15,000 shares of Common Stock and; (ii) 2,500 common stock purchase warrants. The warrants have an exercise price of $2.00 per share and are exercisable for five years. The shares of common stock underlying these securities are not being registered in this prospectus.

         In June 2002, the Company, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 1 unit at an aggregate of $50,000 of its securities to 1 foreign investor. Each unit comprised of (i) 33,333 shares of Common Stock and (ii); 5,000 common stock purchase warrants. The warrants have an exercise price of $2.00 per share and are exercisable for five years. The shares of common stock underlying these securities are not being registered in this prospectus.

GE Loan Waiver

         In 1997, we entered into a credit agreement with GE Capital Corporation ("GE") pursuant to which we borrowed funds for the purchase of CoinBank component equipment, working capital and general corporate purposes. The line was originally secured by a lien on certain of our CoinBank machines. Amounts borrowed under the GE credit facility originally bore interest at 9.0% per annum, payable over a period of 60 months, subject to certain pre-payment penalties. We were required to make monthly payments of principal and interest on this line of credit, currently approximately $120,000. On June 29, 2000, we obtained a waiver from GE with respect to certain terms of the credit facility and certain repayment terms were amended. As of the end of our last fiscal year (May 31, 2001) there was approximately $3,080,003 of principal outstanding.

         As of August 30, 2001 (the end of the first fiscal quarter for the 2002 fiscal year) we were in default of the GE credit facility and there was $3,352,070 in interest and principal due and outstanding. On September 12, 2001, we entered into an agreement with GE to defer principal payments on the debt for twelve (12) months and to defer interest payments for six (6) months. Under this waiver agreement, both interest and principal will commence amortizing upon the earlier of (i) completion of a public stock offering, or (ii) after twelve months. As consideration for the waiver and extension, we agreed with GE to increase the principal portion of the loan by $500,000. If we repay the loans in full within twelve (12) months, then $400,000 of the $500,000 increase will be reduced. We also agreed to grant GE a lien on all of our assets subject to any pre-existing liens, including liens in favor of the note holders from our January 2000 private offering, provided, however, GE would be granted a first lien and security interest on all CoinBank machines in inventory. The waiver agreement with GE was subject to our obtaining the consent from our note holders by December 31, 2001 for the first lien on the CoinBank machines to be granted to GE. We received consents from holders of $2,162,00 principal amount of debt. As a result, we are not in compliance with the waiver agreement entered into with GE.

Note Restructuring

         In January 2000, we completed a private placement offering of convertible notes and warrants under Section 4(2) of the Securities Act of 1933. The offering consisted of units, each unit comprised of a secured convertible promissory note in the principal amount of $50,000, bearing interest at the rate of 10% per annum and Series B Redeemable Warrants to purchase 5,000 shares of common stock. GunnAllen Financial, Inc., one of our investment bankers and an underwriter in our initial public offering, was engaged as placement agent for this offering. We received gross proceeds from this offering of $3,362,000 from the sale of 67.2 Units. As a result of this offering, we issued notes in the aggregate principal amount of $3,362,000 and 336,200 Series B Common Stock Purchase Warrants The notes were originally convertible into our Common Stock at the conversion rate of $9.50 per share. The Series B Warrants were originally exercisable at a price of $13.00 per share. The notes were originally due and payable on July 31, 2001. The notes were secured by a first priority lien on all of our assets.

          In October 2001, as a result of our need for funds and our low stock price, and our inability to repay the notes, the Board of Directors determined that it was in our best interests to make an offer to the note holders in order to restructure the terms of the notes. Under the terms of this restructuring, we proposed as follows:

     . The maturity date of the original notes would be extended to July 31, 2003. Payment of interest accruing after July 31, 2001 to the maturity date and principal will be paid at the new maturity date;

     . Accrued interest from the original date of the notes through July 31, 2001 will be added to the principal amount outstanding on the notes;

     . Any and all default interest due under the notes will be waived in full;

The Series B Warrants originally issued to the holders of the original notes would be amended to provide as follows:

     . If exercised prior to November 30, 2001, the exercise price will be $1.35 per share;

     . If exercised after November 30, 2001 but prior to January 15, 2002, the exercise price will be $2.20 per share; and

     . If exercised after January 15, 2002, the exercise price will be permanently reduced to $4.50 per share.

     . The exercise period of the Series B warrants would be extended to equal five years from July 31, 2001 to July 31, 2006.

     . For each warrant received in connection the original note subscription, the note holder would receive a new warrant, with terms equal to the original Series B Warrants, as amended above.

          The offer was valid initially through December 31, 2001 and later was extended to January 31, 2002. Noteholders who agreed to the exchange after Dec. 31, 2001, but prior to Jan. 31, 2002 would not be entitled to the applicable warrant price adjustments described above.

          In addition, the noteholders were required to agree that any and all security interests granted to the note holders in the Company's existing CoinBank machines and related equipment existing as of the date hereof would be subordinated and deemed junior to the security interests of GE Capital.

         Noteholders were also requested to agree that the lien and security interest previously granted to them under the notes be subordinate to a lien and security interest in favor of a proposed lender to the Company who has proposed to lend to the Company up to $250,000 provided the funds lent are used solely in connection with our cash processing business with the Los Angeles Metropolitan Transportation Authority (LACMTA). In April 2002, the Company obtained a loan of $150,000 for the LMAT cash-processing contract.

         As of December 31, 2001, we had received acceptances from holders of $2,162,000 of the notes outstanding. No noteholders accepted the offer after December 31, 2001.

                                  THE OFFERING

Common Stock outstanding prior to
offering (1) ...........................            6,167,867

Shares underlying options and warrants
which are being, offered for sale by the
selling shareholders (2) ...............            3,986,447

Shares underlying convertible debt and
preferred stock, which are being offered
for sale by the
selling shareholders (3) ...............            2,691,148

Shares of common stock, which are being
offered for sale by the
selling shareholders (4) ...............            1,323,689

Common Stock outstanding after the
offering (5) ...........................           11,427,102

Risk Factors ...........................   This Offering involves a high degree
                                           of risk. See "Risk Factors."

Use of Proceeds (6) ....................   The proceeds of the offering of ours
                                           shares and exercise of warrants will
                                           be used for technology development,
                                           debt repayment, working capital and
                                           general corporate purposes. See "Use
                                           of Proceeds."

AMEX
Market Symbol ..........................   TQ

---------------

(1)  As of June 10, 2002. Does not include:

     . 775,887 shares reserved under our company's Stock Option Plan of which 767,429 options are issued and outstanding.

     . 150,000 shares reserved under our company's Non-Executive Director Plan of which 90,000 options are issued and outstanding.

     . Up to approximately 4,333,348 additional shares reserved for issuance upon exercise of outstanding warrants and other convertible securities including shares being registered in this prospectus.

(2) Includes the following: 59,059 shares upon exercise of Series A warrants; 597,400 shares upon exercise of Series B warrants; 72,000 shares upon exercise of Series C warrants; 302,231 shares upon exercise of Series D warrants; 50,000 shares upon exercise of Series E warrants; 34,500 shares upon exercise of Series F warrants; 100,000 shares upon exercise of Series F Warrants; 150,000 shares upon exercise of Series H Warrants; 150,000 shares upon exercise of non-employee director options; 775,887 shares upon exercise of Employee Options under the employee option plan and 1,695,370 shares upon exercise of other outstanding warrants.

(3)  Includes the following:

     . 118,125 shares upon conversion of Series A preferred stock; 800,000 upon conversion of Series B preferred stock; 480,769 upon conversion of Series C preferred stock; 325,860 upon conversion of Series D preferred stock; 112,500 upon conversion of Series E preferred stock; and 500,000 upon conversion of Series F preferred stock.

     . 353,894 shares issuable to Selling Shareholders upon conversion of outstanding notes in the principal amount of $3,362,000 and shares issuable or issued in payment for interest thereon.

(4)  Includes the following:

     . Includes 130,400 shares of common stock awarded to various consultants and affiliates.

     . 95,239 shares issued to the selling shareholders as dividends on outstanding Series B Preferred Stock.

     . 53,077 shares issued to the selling shareholders as penalties related to the outstanding Series D and Series F Preferred Stock.

     . Includes 1,044,973 shares of common stock sold in various private placements.

(5) Does not include the securities stated in footnote (1) and assumes conversion of all preferred stock, outstanding convertible notes and exercise of all options and warrants.

(6) We will receive approximately $20,313,240 in proceeds if all of the warrants and options are exercised, which we would use for working capital. The warrants and options have exercise prices ranging from $0.50 to $12.9375 per share.

                             SUMMARY FINANCIAL DATA

     The following selected financial data should be read in conjunction with the audited and unaudited financial statements, including the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus.

                         Year Ended    Year Ended  Nine Months Ended February
                       May 31, 2001   May 31, 2000            28,
                                                        2002             2001
Statement of
Operations Data:                                     Unaudited        Unaudited

Net Sales              $   491,180    $ 1,161,764    $   259,142    $   436,882

Gross Profit (Loss)        166,099        (59,483)        87,247        145,942

Net Loss                (4,255,570)    (6,639,901)    (2,558,840)    (3,251,562)

Basic and Diluted            (1.27)         (2.05)         (0.41)         (1.02)
Net Loss Per
Common Share

Balance Sheet Data:     May 31, 2001  May 31, 2000   February 28,
                                                         2002

                                                      Unaudited

Current Assets             176,880        688,668        835,047

Current Liabilities      9,596,006      2,346,390     11,107,448

Working Capital
(Deficit)               (9,419,126)    (1,657,722)   (10,272,398)

Total Assets             4,160,616      3,432,599      4,925,537

Redeemable Preferred
Stock                    3,009,063      1,122,188      1,904,688

Total Long Term
Liabilities                     --      4,495,933             --

Stockholders'
Deficiency              (5,435,390)    (3,409,724)    (6,181,911)

--------------------

                             DESCRIPTION OF BUSINESS

Introduction

         Cash Technologies, Inc., is a Delaware corporation, incorporated in August, 1995. Unless the context otherwise requires, references herein to "we," "our" or "Cash Tech" refers to Cash Technologies, Inc., and its wholly-owned subsidiaries, National Cash Processors, Inc., a Delaware corporation, incorporated in May, 1994, which became a subsidiary of we in January, 1996; CoinBank Automated Systems, Inc., a Delaware corporation, incorporated in November, 1995; and CoinBank Automation Handels GmbH, Salzburg, Austria incorporated in February, 1998. In December, 2001, we created a new subsidiary, Cintelia Systems Inc., a Delaware corporation.

         Our business model has evolved over the last two years from a business based upon currency processing in our Los Angeles facilities and retail coin processing through our CoinBank machines, to a business based upon our proprietary transaction processing technology called E-commerce Message Management Architecture, or EMMA. Although we intend to continue operations in our original two lines of business, much of our operations in the last two years have been refocused upon development of EMMA and marketing of this new transaction processing technology. We anticipate most of our future growth will be based upon EMMA, although there can be no assurance that we will be able to generate revenue from this business line.

         EMMA is designed to interface with our various e-commerce partners and to seamlessly connect with financial networks, particularly the four main channels through which trillions of dollars in commerce are transacted each year:

                  (1) the ATM network;
                  (2) the credit card network;
                  (3) the Automated Clearing House (ACH) network; and
                  (4) cash.

         The EMMA transaction processing system allows individuals with no ATM card or credit card to access these four channels and obtain the expanded number of services that are offered through them, and not otherwise easily accessible. For consumers, EMMA will result in access to these services and products through ATM machines and Point of Sale terminals located at retail outlets, including supermarkets, general merchandisers and convenience stores and others. Utilization of EMMA will allow retail establishments such as grocery supermarkets, banks, brokerage firm offices, check cashing establishments and other commercial outlets to provide consumers with greater financial services which may result in increased revenues to such establishments. For every transaction processed through EMMA, we intend to receive a transaction fee.

Evolution of Our Business

             We commenced operations in two lines of business, namely, currency processing through our main office in Los Angeles and coin counting through machines placed in retail establishments, banks and other businesses. We continue to do business as a cash processor through our National Cash Processors, Inc. subsidiary. Typically, currency is purchased in bulk at a discount of between 1% and 2% from face value. After counting, sorting and/or wrapping, we either promptly resell the processed currency at face value plus a small fee (approximately $10.00 per $1,000 worth of bills sorted) to a variety of customers, including armored car companies, or deposit it at face value at the Federal Reserve Bank for credit to our account. Although we continue to process currency, we have ceased our coin processing operation and do not intend to actively engage in the coin processing business in the future. The Company's contract with the Los Angeles County Metropolitan Transit Authority (LACMTA) to count currency expires on June 30, 2002 and there can be no assurance that LACMTA will renew the agreement, which may result in a significant reduction in the Company's gross and net revenue.

         In 1995, we began our development of CoinBank(R) self-service coin counting machines, distributed through our CoinBank Automated Systems, Inc. subsidiary. The machines accept and count loose coin, then generate a receipt redeemable for the amount counted less a service fee of typically 7-9%. This receipt can then be exchanged for currency or goods. The machines provide individuals and small businesses with a convenient method for disposing of their accumulated loose coin without the need for pre-sorting or wrapping. The ATM-X was designed to provide a range of services not typically offered by ATM machines, such as electronic bill payment, instant activated phone cards, event ticketing and others. An outgrowth of our CoinBank counting machine business was our development, commenced in 1996, of an enhanced version of an automated teller machine that was designated the ATM-X(TM). As development efforts proceeded with the ATM-X machines, we discovered a significant market demand for such a product and the need to create a robust transaction processing system that could link the new ATMs with the worldwide financial networks in order to provide these new services to ATMs, kiosks and PCs.

         The need to network our CoinBank coin machines, however, became the impetus to develop a system that could support a variety of transaction types on a remote self-service machine. The ATM-X was a prototype at the time of the CoinBank's inception, and was being designed with similar specifications. The architecture of both devices is homogenous, while either the inclusion of a coin counter or cash dispenser primarily characterizes differences in equipment hardware. Both devices require ATM network accessibility for cash or coin deposits to be remotely credited to a customer's bank account. Other services required the ACH and POS networks to be integrated also. As a result of our view of the need for a transaction processing system, in December of 1997, we filed a patent application describing our transaction processing and networking technologies. The technology, which is called E-commerce Message Management Architecture, and referred to as EMMA, allows for the seamless integration of conventional ATM and credit card (point-of-sale) networks with non-bank networks and through the Internet. The explosion of Internet e-commerce has created, in management's opinion, a demand for EMMA's unique capabilities to provide e-commerce access from ATMs and Point-Of-Sale (POS) terminals, as well as increased security for financial transactions conducted over the public Internet. According to industry sources, more than 8.3 billion transactions were conducted by U.S. ATM cardholders alone last year. We intend to capture a modest fee for each transaction consummated on an EMMA-enabled ATM, coin counting device, or other system, in addition to generating EMMA licensing revenue.

         In December 2001, we incorporated a new subsidiary named Cintelia Systems, Inc. to market a suite of security products and provide professional services and custom development for specific security requirements, which are being marketed under the trade name PRISM(TM) (Predictive Identification and Security Manager). PrISM(TM) products use biometric and risk analysis technologies for critical security applications including physical security and high-risk financial transactions and our EMMA technology allows linkage between the computer and technology systems of various agencies and institutions. The need to reliably identify individuals and reduce identity fraud has been highlighted by the global war on terrorism. Biometric identification devices are useful in this effort, however they are only as useful as the data they acquire can be evaluated and managed. Therefore EMMA's flexible architecture and rapid processing techniques gives PrISM proprietary advantages over less sophisticated approaches. As a result of the events of September 11, 2001, various agencies of the federal government, including the

Immigration and Naturalization Service (INS), the Federal Aviation Administration (FAA), the Office of Homeland Security, Department of Defense and others, including state and local agencies, are evaluating security technologies and systems to meet the extraordinary requirements created by these recent events. We are engaged in discussions with these agencies and other government entities through our Cintelia subsidiary to determine which products would best serve their evolving needs. There can be no assurance that we will be successful in negotiating any definitive agreement or transaction with these various entities.

         The networks of banks, securities firms and retail establishments do not easily, if at all, communicate directly with each other because of a host of technological barriers. ATM machines are linked to systems developed over 30 years ago, and these systems do not allow for services other than the traditional functions of account access, funds disbursement, accepting deposits and limited bill payment. Additionally, the systems of service providers such as utility providers, or securities brokerage firms cannot interact with the ATM network. Thus, an ATM user (whether the machine is located in a traditional bank branch or other retail establishment) cannot obtain other services such as conducting stock trades and payment, or paying a utility bill.

         EMMA is our proprietary financial transaction software and technology, which is based in our server systems, presently located in our Los Angeles facility. All transactions processed through EMMA will be circuited through our system. The EMMA platform implements a flexible message class format that allows for constructing multiple transactions and transaction types at a financial terminal, such as an ATM or Point-Of-Sale (POS) terminal, or other client device, such as wireless devices, including cellular phones and personal digital assistants ("PDAs"), and transmitting those as a single message or transaction request, to the EMMA Host. These messages can then be easily converted into message structures that are widely used in the financial industry.

         The EMMA Platform implements a flexible message format that allows for constructing multiple transactions and transaction types at a financial terminal, such as an ATM, Point-Of-Sale (POS) terminal, or wireless device (cellular phone, PDA, etc.) and transmitting those as a single message or transaction request, to the EMMA Host. These messages can then be easily converted into message structures that are widely used in the financial industry.

         The EMMA Host parses the EMMA Message from the client and prioritizes the enclosed transactions. The EMMA specification allows sophisticated relationships to be created between transactions that require inter-dependencies between the various legs of each transaction. The EMMA Host then manages each leg, or sub-transaction, individually. It also manages each sub-transaction as a separate communication process. For example, an electronic bill payment transaction might first require access to a customer's bank account to verify available funds, then notification of the payment to the biller (through a remittance processor such as Checkfree) and finally the transfer of funds to the biller. In this example, each leg required management, routing and a distinct communication protocol.

         A unique capability of EMMA is its ability to manage and communicate the various transaction messages in parallel, or asynchronously, expediting transaction processing and permitting the aggregation of transactions for payment purposes. For example, a customer may select four different services at an ATM, such as the payment of a bill, the purchase of a money order, the transfer of funds and getting cash, and, once selected, these transactions can be completed simultaneously and with a single payment.

         Designed from the ground up to work in the institutional transaction processing environment, EMMA is robust, scaleable and reliable, expandable as needed to meet larger transaction flows as market demand for "advanced-function services" increases.

ATM-X(TM), POS-X(TM)

         We have developed the client software for an enhanced version of an automated teller machine, designated the ATM-X and a POS terminal, designated POS-X. The software permits these devices to offer a full range of financial services not typically offered by ATMs and POS terminals, such as check cashing, electronic bill payment, instant activated phone cards, event ticketing and Internet products and services. In partnership with ATM manufacturer Diebold, Inc., in March 2000, we completed installation of the first ATM-X pilot at three stores owned by Rent Way. As of June 1, 2002, the machines are in operation and provide automated check cashing and ATM functions. As of August 31, 2001, the first POS-X terminals have been deployed at Popular Cash Express. There can be no assurance that third-party manufacturers, such as Diebold, continue to provide the hardware needed for the ATM-X and POS-X machines or that they or we, will be able to successfully market the software of these devices.

Industry (Market) Overview

Electronic Message Management Architecture (EMMA) Transaction Processing System

         Data networking has been an enabling technology for the financial industry. Using financial networks, financial institutions can present and collect financial information at the locations where transactions are initiated and provide services that are an improvement over paper-based transactions. As a result of networking, financial institutions have changed the normal course of doing business and have encouraged the growth of global enterprises.

         In recent years, however, the limitations of the aging infrastructure of the financial networks are being highlighted by the rise of public networking. The most notable example of public networking, the Internet, depends for its high availability and security upon advances in network hardware, new protocols, and high-speed digital communications lines. In contrast, the standard in financial networking infrastructure is a generation behind the majority of business and consumer networks.

         This disparity in infrastructure introduces limitations such as the need for more bandwidth and easier access. But bandwidth is only one problem. Each existing aging financial network transacts independently via specific industry protocols which by design prohibit the free flow of information from one network to another--e.g., the POS network only communicates within the POS network, ATM's transact exclusively via the ATM network and neither can interface with the Internet. This problem becomes the significant stumbling block for the implementation of advances in security, network control and routing.

         EMMA potentially offers the financial industry a bridge technology that provides a remedy to the disparity within existing systems. The EMMA Platform is meant to provide a solution that will work in parallel with the current financial networks, interacting with each without any requirement for those networks to change their current operation. It supports the beneficial features of those networks and overcomes their limitations. It promises to provide an up-to-date solution that can implement the newest technologies, as well as carry the weight of the transaction volume from older terminals and, in effect, converts these legacy systems into unaware participants in a more sophisticated network.

         EMMA also utilizes TCP/IP, a common communication protocol for data transmission over networks, including the Internet. EMMA minimizes download time from the Internet by pre-loading graphics and static text on the ATM at certain intervals, storing the information on the ATM's local hard disk drive. In the case of issuing movie tickets, for example, the ATM would download and store each day's showtimes and prices in memory. Rather than access this information over the Internet each time someone requested tickets, the ATM is only required to access its own local memory. During a low-traffic period each day, the ATM will request a new download from the Internet.

         EMMA was recently certified for ATM transaction processing and is undergoing POS transaction certification on Concord EFS' new TCP/IP platform. Concord, a leading financial services firm, offering payment processing, transaction settlement, authorization, and funds transfer, is one of the first transaction facilitators to build a network based on the TCP/IP protocol, the modern standard for data transmission over networks. Utilized by the Internet and built into most UNIX-based systems, TCP/IP is also recognized by a number of network operating systems that have their own protocols. EMMA is the first host-to-host financial transaction platform that will utilize Concord's new TCP/IP networks, theoretically giving Cash Tech access to every major ATM and POS card issuer in the world.

Our ATM-X(TM) and POS-X(TM) Terminals

         We have developed the client software for an enhanced version of an automated teller machine, designated the ATM-X and a Point-of-Sale terminal, designated POS-X. The software permits these devices to offer a full range of financial services not typically offered by ATMs and POS terminals, such as check cashing, electronic bill payment, instant activated phone cards, event ticketing and Internet products and services. In partnership with ATM manufacturer Diebold, Inc., in March 2000, we completed installation of the first ATM-X pilot at three stores owned by Rent Way. As of the date of this Prospectus, the machines are providing automated check cashing and ATM functions. No POS-X terminals have yet been deployed.

         Because they are linked to banks, ATMs are a natural partner in the marriage of traditional bank accounts, Internet accessibility, direct debit (bill payment), and other forms of e-commerce. Yet, while ATMs represent one of the most ubiquitous remote devices for the delivery of real-time integrated financial and consumer products and services over the Internet, the medium has yet to be included in the e-commerce revolution.

         Although cost and network deficiencies have impeded the three main ATM groups - manufacturers, owners and network operators - from rolling out enhanced equipment on a commercial scale, experimental ATM hardware that parallels other technological achievements has been developed. For instance, biometrics (speech, facial, and fingerprint recognition) and natural language recognition push the technology envelop, and can be found on today's prototypical ATMs. High quality printers, sound cards, full motion video monitors, motion sensors, forgery detection, and the ability to "remember" each individual consumer's preferences are other evolved characteristics of enhanced ATM architecture. The evolution of the ATM hardware will allow for greater availability of services, which EMMA is intended to support.

         The ATM-X machines are designed to take advantage of EMMA's capabilities to expand access throughout the financial network. For example, the ATM-X machines will allow the user to cash her paycheck by inserting the paycheck into the machine, then instruct the system how to distribute the funds. The consumer will be able to access her banking account to deposit the paycheck, distribute funds to pay bills, purchase movie tickets, or make stock transactions through her account at brokerage firms, and receive funds back. The consumer will be able to scan her utility bill into the ATM-X machine and direct payment to third parties such as a utility provider. The ATM-X machines, combined with EMMA, will expand the extremely limited traditional ATM functions of accessing an account, dispersing funds and moving funds between bank accounts. These functions will be available without the use of an ATM card.

         We do not intend to manufacture or distribute any ATM machines, including the ATM-X machines. We have entered into strategic relationships with manufacturers such as Diebold, the largest US manufacturer of ATMs, to assist in the development of the ATM-X machines.

         To date we have installed 3 ATM-X machines. In September 1999, we entered into an agreement with Rent-Way, Inc. pursuant to which we installed the three machines at Rent-Way locations in Nevada. These machines are operating, providing check cashing and conventional ATM transactions.

Commercial Cash Processing Services

Cash Processing Facility

         Cash Technologies, Inc. operates a cash processing facility in Los Angeles, California, where it counts currency, which it purchases in bulk from Los Angeles Metropolitan Transit Authority at a small discount from face value. The contract with the Los Angeles MTA constitutes all of our coin processing business. We then sort, wrap and resell the currency to various retail customers at face value plus a small fee or deposits it at face value at the Federal Reserve Bank for credit to our account. During the fiscal year ended May 31, 2001, we counted $22,606,358 and derived net revenues of $361,940 from its cash processing business. During the nine months ended February 28, 2002, Cash Technologies counted $10,076,531 and derived net revenues of $152,376 from its cash processing business. We currently have six (6) employees engaged in this business. The Company's contract with the Los Angeles County Metropolitan Transit Authority (LACMTA) to count currency expires on June 30, 2002 and there can be no assurance that LACMTA will renew the agreement, which may result in a significant reduction in the Company's gross and net revenue.

Cash Processing Security

         Our operations are substantially dependent on maintaining the security of the currency transported to our facility and stored on our premises. Our currency processing facility is located in a secured building.

         The physical security systems in place at our facility have been rated "AA" (the same top rating maintained by most bank and armored car cash vaults) by Underwriters Laboratories, Inc., which rating will remain effective until at least 2002, so long as we maintains its present monitoring procedures. Although we believe that it has in place adequate security systems and procedures to safeguard its quantities of currency, there can be no assurance that our systems and procedures will be sufficient to ensure against robbery, embezzlement or other losses.

         We maintain insurance against losses on its premises, including those due to theft or embezzlement by independent contractors or our employees, up to an aggregate amount of $3,000,000. Though we believe that it can increase the amount of such coverage if needed with a corresponding increase in premium payments, there can be no assurance that such insurance will provide us with an adequate level of coverage in the event of any loss, or that it will be renewed or increased in the future as needed, on commercially reasonable terms or at all. Moreover, we may experience an unanticipated loss not covered by such insurance. Partially or completely uninsured losses, if of sufficient magnitude, could have a materially adverse effect on our business and results of operations. We also maintain insurance for off-site theft of coin from and damages to our CoinBank machines.

CoinBank Machines Business

CoinBank Machine Features

         In December 1995, we commenced developing and marketing CoinBank machines, automated self-service coin counting and processing machines designed to accept and count loose coins for a fee. The CoinBank machine is a freestanding machine that incorporates hardware and electronic components and certain software. We have developed three different CoinBank machine models, with variations in coin storage capacity, customer interfaces and external appearance.

         The CoinBank machine calculates the gross value of each batch of coins placed into it by a customer deducts a percentage of the gross batch total (typically 7 1/2% to 9%) and prints out a receipt for the net amount. The customer can bring the receipt to a teller window in a financial institution, or cashier; in the case of a retail location, for deposit to a bank account or in exchange for currency or goods. The CoinBank machine is also capable of being linked to the ATM network in order to permit customers to directly deposit funds to a bank account.

         During the current fiscal year, our market analysis for self-service coin counting machines indicated that retailers were demanding higher profit margins from the operation of these devices than that is being offered through the "free-placement" business model. We concluded that our free-placement program should be supplanted by direct sales of these machines to retail store chains and removed substantially all of our free-placement machines from operation.

CoinBank Machine Assembly and Supply

         We are dependent on third-party manufacturers for the production of the components incorporated into CoinBank machines and currently purchases substantially all of its requirements of specially designed or modified components from single source suppliers. We purchase certain of these components pursuant to open purchase orders placed from time to time in the ordinary course of business. Although we currently believe that alternative sources for these components are readily available, failure or delay by any manufacturer in providing components to us on commercially reasonable terms, or at all, in the absence of readily available alternative sources, could result in interruptions in our ability to continue its assembly and installations of CoinBank machines and have a material adverse effect on our operations.

         We currently contract with one of our suppliers to fabricate the housing and integrate the components of CoinBank machines, including software that is proprietary to us.

Sales and Marketing

         E-Commerce Message Management Architecture (EMMA) Transaction Processing System

         EMMA is envisioned to link global financial systems together for the first time. Using the existing worldwide ATM, POS, Internet and financial services infrastructure, we expect to provide consumers with direct access to every major method of commerce, including Internet Commerce, from a single terminal or "e-appliance". We envision producing revenues through the following methods: (1) transaction processing for third parties; (2) licensing EMMA to other financial services providers worldwide; and (3) advertising and the sale of transaction data. To date, no revenue has been generated through the EMMA technology.

         Commercial Cash Processing and Coin Machines

         Since inception, we have conducted only limited marketing activities and currently has limited marketing and technical experience and limited financial, personnel and other resources to independently undertake extensive marketing activities. We conduct substantially all of our own marketing activities and may hire additional marketing personnel, including possibly independent contractors to assist it in marketing CoinBank machines. To date, we have conducted marketing of our cash processing services by means of press releases and articles in trade journals targeted at cash-intensive industries. Our marketing of CoinBank machines has consisted of entering into market testing arrangements with a limited number of financial institutions and retailers and attending certain industry shows. We intend to focus its future coin-machine marketing efforts on the sale of CoinBank machines rather than the free-placement/shared revenue model.

Competition

EMMA - Electronic Message Management Architecture Transaction Processing System

         There is intense growth in the development and distribution of off-premise (non-bank) financial services, particularly on ATMs, Point-Of-Sale
(POS) terminals, specialty kiosks and other devices, including cellular phones and wireless PDAs. Most of this equipment has a limited user interface, although recent equipment models have high-powered, graphical user interfaces. Many support peripherals for dispensing new financial products. While there are a number of companies who have developed transaction processing solutions for specific applications, such as check cashing, event or airline ticketing, prepaid phone cards, etc. We are not aware of any competitor that has our plan to provide "advanced function" transaction processing services as its core business. There are no assurances that the market will accept our method of processing or operations. There can be no assurance that another data processing company with greater financial or technical resources will not develop software competitive with EMMA and make our products and services less attractive to prospective customers.

Coin Machines

         We are aware of only one company, Coinstar, Inc., that offers self-service coin counting machines for distribution to the U.S. retail industry. To our knowledge, unlike us, which currently focuses its efforts on selling CoinBank machines, this competitor focuses our marketing efforts on installing "free placement" machines. This competitor has installed a large number of our machines throughout the United States, and in some cases; such installations are near where we have installed or may seek to sell CoinBank machines. There can be no assurance that potential purchasers of CoinBank machines will not prefer to employ this competitor's "free placement" machines. Moreover, there can be no assurance that other companies are not developing or will not seek to develop functionally equivalent products or services for the disposal of large amounts of coins in the future. Certain of the potential competitors may have substantially greater financial, personnel, marketing and other resources than us. In addition, there are many companies in the coin processing industry that have the expertise and resources that may encourage them to develop and market products or services that compete with CoinBank machines or that would render CoinBank machines obsolete or less marketable. Moreover, potential customers may elect to establish their own facilities for counting and processing coins or utilize other methods, which they believe to be less costly or possess other advantages over CoinBank machines. There can be no assurance that we will be able to compete successfully.

Intellectual Property

         Although we have received U.S. Patents with respect to our CoinBank machine and EMMA

Platform, there can be no assurance that these patents will afford the Company any meaningful protection. Any or all claims of a patent can be invalidated even after its issuance through litigation and other administrative procedures. If the Company failed to adequately defend such attacks, one or more of our claims or our entire patent(s) could be invalidated and of no further value to the Company. We rely on a combination of trade secrets, technical measures, copyright protection and nondisclosure agreements with its employees to establish and protect the ideas, concepts and documentation of certain software developed by it and used primarily in its cash processing operations ("Developed Software"). Such methods may not afford complete protection, and there can be no assurance that third parties will not independently develop such technology or obtain access to the Developed Software. Although we believe that the Developed Software and other software used in its operations does not infringe upon the rights of others, there can be no assurance that the Developed Software or such other software does not and will not infringe upon the patents or intellectual property rights of others. See "Legal Proceedings" and "Risk Factors"-Litigation.

         In the event of infringement, we could, under certain circumstances, be required to obtain a license or modify aspects of the Developed Software or such other software or refrain from using such software. There can be no assurance that we will have the necessary financial resources to defend any infringement claim made against us or to successfully terminate any infringement in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on the Company. Moreover, if the Developed Software or other software used in our business is deemed to infringe upon the rights of others, we could, under certain circumstances, become liable for damages, which could have a material adverse effect on us.

         We believe that product recognition is an important competitive factor and promotes the CoinBank name in connection with its marketing activities. We received United States trademark registration for the "CoinBank" name in September 1997. Although we are not aware of any claims of infringement or other challenges to our rights to use this trademark, there can be no assurance that our marks do not or will not infringe upon the proprietary rights of others or that our marks would be upheld if challenged. We have not applied for the trademark with respect to the EMMA trade name.

                                    EMPLOYEES

         As of May 1, 2002, we employed 18 employees and 3 contractors on a full-time basis, of which 6 were engaged in cash processing, 3 were engaged in facilities and security, 1 was engaged in customer service and sales, 4 were engaged in accounting and administration and 7 were engaged in system support and development. None of the Company's employees are subject to collective bargaining agreements. We believe that its relations with its employees are good. In addition, the Company utilizes the services of two offshore technical development groups, totaling approximately 3 engineers, for some of its software development activities.

                             DESCRIPTION OF PROPERTY

         We do not own any real estate. We lease approximately 13,000 square feet of space at 1434 West 11th Street, Los Angeles, CA, which we use for our executive offices and coin processing facility from Prime Financial Partners, Ltd., an affiliate of Messrs. Korman and Miller. The lease agreement expired in September 2002 and we currently rent the facility on a month-to-month basis at a monthly rate of $5,618. We believe that our facilities are sufficient to accommodate our anticipated future requirements at the present time. See "Certain Relationships and Related Transactions."

                                LEGAL PROCEEDINGS

         Shaw's Supermarkets has filed a lawsuit, captioned Shaw's Supermarkets, Inc. v. Cash Technologies, Inc., CoinBank Automated Systems Inc. (United States District Court, District of Massachusetts), against us claiming breach of contract and damages. We operated CoinBank machines in Shaw's locations in New England on a free-placement basis since June, 1999 and had been negotiating a settlement and termination agreement with Shaw's to terminate the CoinBank machine placements in light of our decision to exit the free placement business. Shaw's is claiming damages in excess of $75,000, for contract termination fees and reimbursements. We believe that the amount owed is approximately $55,000 and has accrued for the liability. Furthermore, we have potential claims against Shaw's for damages to the machines. Although we intend to vigorously defend the suit if served, we may not be successful in our defense.

         In December 1997, Vindex USA, Inc. filed a complaint against our CoinBank subsidiary, in the Superior Court of California, Los Angeles County seeking to recover $40,000, an unspecified amount of commissions and interest accrued thereon allegedly due it under the terms of a consulting agreement it alleges was breached by CoinBank. The court has entered judgment against CoinBank in favor of Vindex in the sum of $97,864.40.

         We have commenced a lawsuit in Austria against Geld Bearbeitungs Systeme GES.M.B.H., an Austrian entity which had been manufacturing certain of our CoinBank machines. As previously described in our SEC Reports, we have a five year licensing and manufacturing services agreement with Geld. We had previously entered into a letter of intent to acquire Geld and certain disputes have arisen regarding the acquisition and licensing agreements between the parties. We instituted the suit to enforce certain licensing rights under our agreements and to enforce the acquisition letter of intent. Although we believe, based upon advice of our Austrian counsel, that we have a meritorious and strong claim, we may not be successful in our suit. Recently the Austrian Courts awarded us a 10% ownership interest in Geld resulting from a ruling adverse to one of its principals.

         We are involved in a litigation titled Kane Corte, et al v. Cash Technologies, Inc. et al., (Case # 128256, 32/nd/ Judicial District Parish of Terrebonne, State of Louisiana). In August 2001, we first became aware that an entity to which we had sold 23 CoinBank machines in October 1999 had filed suit against us in Louisiana court and obtained a default judgment against us. The Louisiana judgment was issued on August 15, 2000 and rewarded the purchaser $230,000 in damages and ordered that the machines be returned to the Company. In March 2001, the purchaser obtained a sister-state judgment against us in California based on the judgment of the Louisiana court and a writ of execution was issued.

         Upon learning of this matter, we immediately initiated legal actions in Louisiana and California. At a hearing in the Louisiana court, we were granted a Temporary Restraining Order staying enforcement of the judgment. We contend that the Louisiana court had no jurisdiction over it and that we were never properly served with either the original Louisiana lawsuit, the judgment issued by the Louisiana court or the California sister- state judgment. We also contend that Kane Corte's allegations are without merit and that his desire to return the machines is a result of his failed business practices. The Company has initiated legal action in both Louisiana and California seeking to set aside both judgments and to cause the matter, including the issue of jurisdiction, to be heard on its merits by the Louisiana court. The Company believes that it will be successful in these actions to set aside the judgments. The Company further believes that it has meritorious defenses to each of the allegations in the action and that it will ultimately prevail on merits. The Company will incur the cost of defense, including legal fees, in an undetermined amount in connection with these matters, which may not be recoverable. There can be no assurance that the Company will be successful in the defense.

                                  RISK FACTORS

         An investment in the securities offered hereby involves a high degree of risk. The following factors, in addition to those discussed elsewhere, should be considered carefully in evaluating our business and us. An investment in the securities is suitable only for those investors who can bear the risk of loss of their entire investment. Certain information included in this Prospectus contains statements that are forward-looking, such as statements relating to plans for future activities. Such forward-information involves important known and unknown risks, uncertainties and other factors that could significantly affect our actual results, performance or achievement in the future and, accordingly, such actual results, performance or achievements may materially differ from those expressed or implied in any forward looking statements made by us. The risks, uncertainties and other factors include, but are not limited to, those discussed in the "Risk Factors" section. The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements which speak only as of the date the statement was made. See "Risk Factors."

         The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

         -        our significant and immediate need for working capital;
         -        market acceptance of our products;
         -        technological restrictions upon development;
         -        our limited marketing experience;
         - the uncertainty of product development, including our EMMA technology,
         -        our dependence upon new technology,
         -        our need for qualified management personnel; and
         -        the effect of competition.

         Our success also depends upon economic trends generally, governmental regulation, legislation, and population changes. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect management's predictions only. We assume no obligation to update forward-looking statements.

Risks Related to Our Financial Condition

                  We have a history of incurring losses, which have resulted in our independent accountants' issuing opinions containing doubts about our ability to continue as a going concern.

         We have incurred losses since our inception. For the last two fiscal years ended May 31, 2001 and 2000, we sustained net losses of $4,255,570 and $6,639,901, respectively. At May 31, 2001 we had a deficit of $6,402,341 resulting from, among other things, the reclassification of $3,452,070 of GE Capital debt and $3,362,000 of secured convertible promissory notes to short-term debt. On February 28, 2002,we had a working capital deficit of $10,272,401 and were in default in debt in the principal amount of approximately $6,692,003. On May 1, 2002, we had available cash of approximately $310,000. Our capital requirements have been and will continue to be significant, and our cash requirements have exceeded cash flow from operations since inception. We are in dire need for capital to continue to operate. We have been dependent on the proceeds of our initial public offering in July 1998, and private placements of our securities since then of our debt and equity securities to satisfy our working capital requirements. We will be dependent upon the proceeds of future private placement offerings or other public offerings to fund development of the EMMA technology, our short-term working capital requirements, to fund certain marketing activities and to continue implementing our business strategy. There can be no assurance we will be able to raise necessary capital. In their reports accompanying our audited financial statements for the fiscal years ended May 31, 2001 and 2000, our independent auditors included an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern. We expect that the report accompanying the audited financial statements for the fiscal year ending May 31, 2002, will again include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. During the current fiscal year, we have continued to generate losses and will continue to incur losses for the foreseeable future.

         We have generated limited revenues since our inception, and do not expect to generate significant revenues within the next fiscal year. For the fiscal year ended May 31, 2001 and the nine months ended February 28, 2002, we had net revenue of only $491,180 and $259,142, respectfully.

         We have an immediate need for capital and if we are unable to obtain the financing we need, our business may fail.

         For the fiscal year ended May 31, 2001 and nine months ended February 28, 2002, we had outstanding liabilities of approximately $9,596,006 and $11,107,448 respectfully, which debts we are unable to repay. In the event that our plans or assumptions relating to our operations change or prove to be inaccurate or if the net proceeds of future private placements or other public offerings together with revenues generated from operations prove to be insufficient (due to, among other things, unanticipated expenses, increased competition, unfavorable general economic conditions, decreased demand for our products and services, inability to successfully market its products, or other unforeseen circumstances), we could be required to seek other alternatives. We currently require and expect over the next fiscal year to continue to need substantial additional capital in order to continue operations. There can be no assurance that additional financing from any source will be available to we when needed, on commercially reasonable terms, or at all. To the extent that we obtain additional financing through the issuance of additional equity securities, any such issuance may involve substantial dilution to our then-existing stockholders. Additionally, to the extent that we incur indebtedness or issues debt securities, we will be subject to all of the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. Any inability to obtain additional financing when needed, will have a material adverse effect on us that could require us to significantly curtail or possibly cease our operations. We have notes outstanding of approximately $3,362,000 principal amount, of which approximately $1,200,000 are in default. We also owe approximately $3,756,070 to G.E. Capital, which we are also unable to repay at this time on the original terms. There can be no assurance that G.E. Capital or the noteholders will not declare an event of default and demand immediate payment or seek to attach our assets, including our patented technology.

         Any additional financing that we may obtain may substantially dilute the interests of our shareholders.

         To the extent that we obtain additional financing through the issuance of additional equity securities in the future, any such issuance may involve substantial dilution to our then-existing stockholders. Additionally, to the extent that we incur indebtedness or issue debt securities, we will be subject to all of the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. Any inability to obtain additional financing when needed will have a material adverse effect on us that could require us to significantly curtail or possibly cease our operations.

         We may not fully recover the carrying value of our CoinBank machines held for sale.

         We currently are holding for sale approximately 301 CoinBank machines, which have a carrying value of approximately $1,136,404 at February 28, 2002. Although we have been in discussions with several parties pertaining to the sale of these machines, to date we have not received any acceptable offers. We are currently reviewing the carrying value of these machines to determine if an accounting impairment exists. If we conclude that such impairment exists, this could give rise to a substantial expense, which would increase our reported losses. During the nine months ended February 28, 2002 we sold 11 of these machines and we are currently attempting to identify parties interested in acquiring the remaining units.

         Our assets serve as collateral for various loan obligations and therefore may not be available for distribution to shareholders in the event of liquidation.

         We have previously granted security interests in all of our assets to various lenders, including the holders of the notes in the principal amount of $3,362,000 issued in our placement, which was completed in January 2000, and liens in favor of General Electric Capital Corporation pursuant to a Master Security Agreement originally entered into in May 1997. The General Electric loan is secured by certain of our CoinBank machines. As of February 28, 2002, we were indebted to General Electric Capital Corporation in the amount of approximately $3,756,070 including interest, all of which was in default. Due to a technical default by us on our secured obligations, a secured creditor could declare our indebtedness due and foreclose on the assets securing the defaulted indebtedness. As a result of the existing liens, we are unable to further obtain credit by securing our assets. Further, as a result of the security interests, creditors would be entitled to collect upon the assets prior to any distribution being available to holds of our Common Stock.

         We are dependent upon revenue generated through our Los Angeles County Metropolitan Transportation Authority and our current contract expires in June 2002.

         A majority of our present revenue is derived from its agreement with the Los Angeles County Metropolitan Transportation Authority. During the fiscal year ended May 31, 2001 and the nine months ended February 28, 2002, we derived net revenues of $332,869 and $152,376, respectively from this contract. This contract expires in June 30, 2002. In the event that this agreement is not extended, the loss of these revenues would have a negative and material impact on revenue and earnings. There are no assurances that the contract will be renewed.

Risks Related to Our Coin Processing and CoinBank Businesses

         If our products and services do not achieve market acceptance, our business will be harmed.

         The demand for and market acceptance of our coin and currency processing services are also subject to a high level of uncertainty. If we do not realize market acceptance of these products, our business will be seriously harmed. Commercial establishments and individuals may elect to utilize other methods which they believe to be less costly or possess other advantages over our cash processing services, including establishing their own cash counting and processing operations, or otherwise refraining from seeking to dispose of excess cash. Our primary customer for our cash processing services, the Los Angeles County Metropolitan Transportation Authority, may elect not to renew its contract which presently ends on June 30, 2002, in which event we might choose to discontinue all currency processing operations. The primary revenue generated to date for we have been through our coin and cash processing and CoinBank sales activities.

         We face substantial security risks in our business for which we may not be fully insured.

         Our cash processing operations are substantially dependent upon maintaining the security of the inventories of coin and currency transported to our cash processing facility and held on our premises. We have obtained insurance for on-site and off-site theft of cash from our facilities and machines, and we maintain insurance against losses, including those due to theft or embezzlement by independent contractors or our employees. This insurance, however, may not provide us with an adequate level of coverage in the event of any loss and it may not be renewed or increased in the future as needed, on commercially reasonable terms or at all. Moreover, we may experience an unanticipated loss not covered by such insurance. Partially or completely uninsured losses, if of sufficient magnitude, could have a material adverse effect on our business and results of operations. Although we believe that we have in place adequate security systems and procedures to safeguard the coin and currency processed at our cash processing facility, our systems and procedures may not be sufficient to ensure against theft, embezzlement or other losses.

         We are dependent on third-party manufacturers.

         We are substantially dependent on the ability of the independent contractors we hire to build our CoinBank machines. We do not manufacture our CoinBank machines. As a result, we are dependent upon third parties for the manufacture of our machines, we cannot control the price or timing of availability of machines for resale and this reliance upon third parties may affect our ability to market and sell the machines to our customers at a competitive price or to satisfy delivery requirements demanded by our customers.

         We are in litigation with a supplier of technology related to our CoinBank(R) machines.

         We have commenced a lawsuit against Geld Bearbeitungs Systeme GES.M.B.H., an Austrian entity which had been manufacturing certain of our CoinBank(R) machines. Pursuant to licensing and manufacturing services and distribution agreements with Geld, we have the exclusive world-wide right, except for sales to certain Austrian financial institutions, to use the technology which is incorporated in the equipment manufactured by this supplier. We had previously entered into a letter of intent to acquire Geld to secure our access to the exclusive technology and certain disputes have arisen regarding the acquisition and licensing agreements between the parties. We instituted the suit to enforce certain licensing rights under our agreements and to enforce the acquisition letter of intent. The termination of our agreement with Geld would likely lead to the termination of our exclusivity with respect to such technology.

         We have a limited customer base and the loss of any present customers would have an adverse effect on our operations.

         The contract for cash processing with the Los Angeles Metropolitan Transportation Authority represented $152,376 (100%) of our cash processing reserve for the nine (9) months ended February 28, 2002. This contract expires in June 30, 2002. The loss of present or any future significant customers, for any reason, in the absence of significant additional customers or contracts, could have a material adverse effect on our financial condition and results of operations. We may not be able to lessen our dependence on a limited number of customers for a substantial portion of our revenue.

         We may not successfully compete with our competitors.

         The financial transaction processing industry is crowded with well-established companies, large and small. While companies such as Deluxe, Concord EFS, Total Systems and others have focused on conventional ATM and POS and related transactions, if these firms were to make a concerted effort to develop an advanced function system comparable to EMMA they might prevent or reduce our ability to effectively market EMMA successfully. We believe that its development advantage and proprietary technologies will permit it to penetrate the market effectively, but there is no assurance that larger or better established transaction processing firms will not offer competing products in the future that preempt our efforts.

Risks Related to Our EMMA Based Technology Businesses

         Our products may not perform reliably in extensive applications.

          As of May 1, 2002, we had test marketed only 4 EMMA-driven ATM-X/POS-X machines and have derived substantially no revenue from this EMMA based business. To date we have not installed a base of EMMA-driven ATM-X/POS-X machines or PrISM systems upon which we can base reliable predictions about the reliability or functionality of those technologies. Although such systems and machines have performed reliably to date at their current installations, upon widespread commercial use they may not satisfactorily perform all of their intended functions or may not prove reliable in extensive utilization. Software and other technologies that are incorporated into our products are complex and may contain errors, which will only become apparent subsequent to widespread commercial use. Remedying such errors could require the expenditure of a substantial amount of money and could also result in significant delays in installing or selling our products, which could have a material adverse effect on us. We anticipate that we will continue to seek to upgrade and enhance both the hardware and software components of our products. Such upgrading and enhancement efforts remain subject to the risks inherent in new product development, including unanticipated technical or other problems, which could result in material delays in product commercialization or significantly increased costs. Further, our EMMA systems may not satisfactorily perform all of its intended functions or will prove not to be reliable in extensive utilization.

         Competing products and services could render our technologies obsolete.

         In addition, our EMMA platform will compete with existing automated teller machines and services offered by financial institutions and other companies that may provide services similar to those offered by EMMA. Competitive technologies may render our products and services obsolete or less marketable.

         If our EMMA Technology does not achieve market acceptance, our business will be harmed.

         In marketing our products and services, we are attempting to change the traditional methods by which people obtain financial services and access the Internet. Accordingly, the demand for these services is subject to a high level of uncertainty. If we do not realize market acceptance of these products, our business will be seriously harmed. The results of the use of EMMA when deployed may not be well received and prior results of use may not be indicative of future market acceptance of our products or services. Commercial establishments and individuals may elect to utilize other methods, which they believe to be less costly or possess other advantages over EMMA. Achieving market acceptance for

EMMA will require substantial marketing efforts and the expenditure of a significant amount of funds to inform various targeted customer groups of the perceived benefits and cost advantages of EMMA. To date, we have not generated any revenue from our EMMA based technology.

         Our limited marketing capabilities may hinder our growth.

         Since inception, we have conducted only limited marketing activities and currently have limited marketing and technical experience and limited financial, personnel and other resources to independently undertake extensive marketing activities. Accordingly, our marketing efforts may not result in significant initial or continued market acceptance, may not develop a market for our EMMA system and may not succeed in positioning EMMA as a preferred method of processing "advanced function" transactions. Further, our current marketing plans are subject to change as a result of a number of factors, including changes in market conditions and the nature of the marketing requested or provided by prospective users of EMMA.

         The expansion of our EMMA based business is uncertain.

         To date, we have generally been dependent on processing coins and currency purchased directly from third parties (other than through CoinBank(R) machines) to generate substantially all of our revenues. We intend to increase our current level of coin processing operations, but with an emphasis on marketing our EMMA based services. Expansion of our operations will be largely dependent upon our ability to successfully market and distribute EMMA-driven transaction processing services; hire and retain skilled technical, marketing and other personnel; establish and maintain satisfactory relationships with banks and retail businesses; and achieve significant market acceptance for the use of advanced function services. We may not be able to successfully implement our business plan and unanticipated expenses, problems or technical difficulties may occur which would result in material delays in its implementation. Our prospects could be adversely affected by a decline in the economic prospects of particular individual or commercial customers or segments of cash-intensive markets, which could result in reduction or deferral of requirements for coin processing services or the use of EMMA services by prospective customers. We may not be able to achieve significant market acceptance of advanced function transactions, achieve significant penetration in new geographic markets or successfully expand our operations.

         Our new business line, Prism(TM) is an outgrowth of the events of September 11, 2001, and the newly recognized need for enhanced security and identification capabilities. These relatively new industries may be considered an emerging market. As such, no one has substantial sales in this market. There can be no assurance that we will be able to capitalize on the opportunities in this market, or that the perceived level of demand for these types of products will be as high as anticipated.

         We may not successfully compete with our competitors.

         We have only recently introduced our Prism(TM) line of business, which is based in part upon our EMMA Technology and is intended to consist of a suite of security products and provide professional services and custom development for specific security requirements. PrISM(TM) products use biometric and risk analysis technologies for critical security applications including physical security and high-risk financial transactions. There are other companies involved in this field of business, including Eyeticket Corporation, Viisage Technologies, Visionics Corporation and Identix, all of whom may be more established in the industry and may be better financed. There can be no assurance that we will be able to compete with these companies, or other entrants in the field

     Changing industry trends may adversely effect our operations.

     Alternatives to the use of cash and checks, such as credit cards and wire transfer, debit cards and other forms of electronic currency are increasing. Increasing use of these alternative forms of payment could reduce the frequency of circulation of cash and checks resulting in decreased need for some EMMA applications. The market for alternative forms of money transfer is characterized by frequent introduction of new products and services and is subject to changing consumer preferences and economic trends, which may make certain EMMA applications unattractive, compared to other alternatives.

     We are dependent on third -party manufacturers and on independent contractors, whose nonperformance could harm our business.

     We are substantially dependent on the ability of the independent contractors we hire to provide software engineering for our EMMA technology. Any contractor that we utilize or may utilize may not have sufficient capacity to satisfy our needs during any period of sustained demand. The loss of services of independent contractors could disrupt our business. Furthermore, the EMMA system will access networks, which are owned and operated by third parties. The failure or unavailability of these networks could have a material adverse effect on us. The EMMA system is designed to be distributed through equipment, such as ATMs manufactured and distributed by third parties. Although we believe that a number of sources for this equipment are available, failure or delay by any manufacturer in providing such equipment to location operators could result in interruptions in our ability to deploy EMMA-based transactions and could have a material adverse effect on our operations.

     We are subject to risks relating to our international installations and sales.

     We are seeking to deploy the EMMA system outside of the United States. To the extent that we are able to expand our operations and sales outside of the United States, we will be subject to the risks associated with international operations and sales, including economic and political instability, currency fluctuations, credit risks, shipping delays, customs duties, export quotas, foreign government regulations and other trade restrictions, any of which could have a significant impact on our ability to operate effectively outside of the United States or to deliver EMMA services overseas to customers on a competitive and timely basis.

Risks Related to Government Regulation and Patent and Licensing matters

     Uncertainty of patent and trademark protection.

     Although we have received U.S. Patents with respect to its EMMA Platform, there can be no assurance that these patents will afford us any meaningful protection. We intend to rely primarily on a combination of trade secrets, technical measures, copyright protection and nondisclosure agreements with its employees to establish and protect the ideas, concepts and documentation of software developed by it and used primarily in its coin processing operations. Such methods may not afford complete protection, and there can be no assurance that third parties will not independently develop such technology or obtain access to the software we have developed. Although we believe that our use of the software we developed and other software used in its operations does not infringe upon the rights of others, our use of the software we developed or such other software may infringe upon the patents or intellectual property rights of others. In the event of infringement, we could, under certain circumstances, be required to obtain a license or modify aspects of the software we developed or such other software or refrain from using such software. We may not have the necessary financial resources to defend any infringement claim made against us or be able to successfully terminate any infringement in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on us. Moreover, if the software we developed or any other software or hardware used in our business is deemed to infringe upon the rights of others, we could, under certain circumstances, become liable for damages, which could have a material adverse effect on us. We received United States trademark registration for the "CoinBank(R)" name in September 1997. Although we are not aware of any claims of infringement or other challenges to our rights to use this trademark, there can be no assurance that our marks do not or will not infringe upon the proprietary rights of others or that our marks would be upheld if challenged.

Risks Related to Our Management

     The success of our business also requires that we retain other qualified management personnel.

     Our success is also dependent upon our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense, and there can be no assurance that we will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified management and other personnel would have a material adverse effect on us.

     We are controlled by our management.

     Mr. Korman and Mr. Miller, and their respective affiliates, beneficially own, in the aggregate, approximately 231% of our outstanding common stock. As a result, they are and will be in a position to act together to effectively control us, elect our directors, cause an increase in the authorized capital or the dissolution, merger or sale of our assets, and generally direct our affairs.

     Our directors and officers have limited personal liability.

     Our Certificate of Incorporation includes provisions to limit, to the full extent permitted by Delaware law, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors. In addition, our By-Laws require us to indemnify any of our directors, officers, employees or agents to the full extent permitted by Delaware law. As a result of such provisions in our Certificate of Incorporation and the By-Laws, stockholders may be unable to recover damages against our directors and officers for actions taken by them which constitute negligence, gross negligence or a violation of their fiduciary duties. This may reduce the likelihood of stockholders instituting derivative litigation against directors and officers and may discourage or deter stockholders from suing our directors, officers, employees and agents for breaches of their duty of care, even though such an action, if successful, might otherwise benefit us and our stockholders.

Risks related to Our Securities

     The future sale of our currently outstanding restricted stock may depress our stock price.

     As of June 14, 2002, we had 6,167,867 shares of common stock outstanding, of which approximately 2,335,012 shares of common stock are freely tradeable without restriction or further registration under the Securities Act of 1933, as amended. All of the remaining 3,832,865 shares of common stock outstanding are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act. In the event that all of the warrants and other convertible securities for which shares are registered under this prospectus are exercised, an additional 5,259,235 shares will be outstanding. The sale of these shares of common stock may have a depressive effect on the market prices prevailing from time to time. This could impair our ability to raise capital through the sale of its equity securities.

     The American Stock Exchange may delist our securities.

     Our common stock is listed on American Stock Exchange. The American Stock Exchange granted us an exemption from its original listing requirements in order for our common stock to be listed for trading. AMEX also reserves the right to delist an entity at anytime in its discretion. Among other criteria when determining whether or not to delist a security, AMEX will consider the entity's financial condition and operating results, the public distribution of securities and other non-quantitative criteria. Our failure to meet these maintenance criteria in the future may result in the delisting of our common stock from AMEX, and trading, if any, in our securities would thereafter be conducted in the non-Nasdaq over-the-counter market. In addition, we are aware that we are not in accordance with AMEX rules regarding the holding of annual shareholder meetings. Further we have issued, in various private placements, securities, which AMEX may determine violated rules, which require shareholder approval for the issuance of securities, which may result in a number of shares equal to 20% or more our outstanding securities. These potential rule violations, and possible others, may result in delisting of our Common Stock from AMEX. As a result of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

     If our common stock is delisted from the American Stock Exchange, we may be subject to the risks relating to penny stocks.

     If our common stock were to be delisted from trading on the AMEX and the trading price of the common stock were to fall below $5.00 per share on the date the common stock was delisted, trading in such securities would also be subject to the requirements of certain rules promulgated under the Exchange Act. These rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of such securities and the ability of purchasers to sell our securities in the secondary market. A penny stock is defined generally as any non-exchange listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

     The price of our common stock has been, and may continue to be, volatile.

     The market price of our common stock, like that of the securities of many other development stage biotechnology companies, has fluctuated over a wide range and it is likely that the price of our common stock will fluctuate in the future. Since January 1, 2000, the sale price for our common stock, as reported by the American Stock Exchange and the Nasdaq SmallCap Market has fluctuated from a low of $0.50 to a high of $24.00. The market price of our common stock could be impacted by a variety of factors, including:

     . announcements of technological innovations or new commercial products by us or our competitors,

     . changes in government regulation and policies which may be undertaken with respect to security issues related to terrorism, privacy and other matters,

     . developments in the patents or other proprietary rights owned or licensed by us or our competitors,

     . matters related to our financial condition, including our ability to obtain necessary capital,

     .    litigation, and

     .    general market conditions in our industry.

     In addition, the stock market continues to experience extreme price and volume fluctuations. These fluctuations have especially affected the market price of many biotechnology companies. Such fluctuations have often been unrelated to the operating performance of these companies. Nonetheless, these broad market fluctuations may negatively affect the market price of our common stock.

     We have the discretion to issue additional shares of preferred stock with rights and preferences superior to those granted to holders of our common stock.

     Our Certificate of Incorporation authorizes our board of directors to issue up to 1,000,000 shares of preferred stock, from time to time, in one or more series. Our board of directors is authorized, without further approval of the stockholders, to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each new series of preferred stock. The issuance of such stock could adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium, or otherwise adversely affect the market price of our common stock. As of June 1, 2002, we have authorized the issuance of 119,000 shares of Series A Preferred Stock, 400,000 shares of Series B Preferred Stock, 480,769 shares of Series C Preferred Stock, 25 shares of Series D Preferred Stock, 72 shares of Series E Preferred Stock and 5 shares of Series F Preferred Stock.

                        HOW WE INTEND TO USE THE PROCEEDS


We will not receive any proceeds from the sale of our common stock in this offering. Some of the shares of common stock to be sold in this offering have not yet been issued and will only be issued upon the exercise of outstanding options and warrants. We will receive estimated net proceeds of approximately $20,313,240 if all of the warrants and options for which shares are being offered under this prospectus are exercised. However, the warrants and options may not be exercised, in which event we would not receive any proceeds. We intend to use any proceeds received from the exercise of the warrants and options for general corporate purposes, including the payment of wages and salaries for our employees and executive officers. We expect to incur expenses of approximately $128,000 in connection with this offering.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of the fiscal year ended May 31, 2001 and for the nine months ended February 28, 2002, and at February 28, 2002, on a pro forma basis, giving effect to the pro forma adjustments described in the footnotes below.

                                                                  May 31, 2001        February 28, 2002
                                                                     Audited              Unaudited
                                                                     -------              ---------
Long term liabilities ......................................              --                      --

Preferred Stock, $.01 par value, 1,000,000 shares
Authorized; 950,144 shares issued and outstanding ..........       3,009,063               1,904,688

Common Stock; $.01 par value, 20,000,000 shares
authorized; 3,551,111 shares issued and outstanding .........         35,488                  61,304

Additional Paid-in Capital .................................      15,463,960              19,656,190

Accumulated deficit ........................................     (23,943,900)            (27,804,093)

   Total stockholders' equity (deficiency) .................      (5,435,390)             (6,181,911)

Total capitalization .......................................       2,362,749               2,705,547

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

         Cash Technologies, Inc., is a Delaware Corporation, incorporated in August 1995. Unless the context otherwise requires, references herein to "us" or "we" refer to Cash Technologies, Inc., and its wholly-owned subsidiaries, National Cash Processors, Inc., a Delaware corporation, incorporated in May 1994, which became a subsidiary of the Company in January 1996; CoinBank Automated Systems, Inc., a Delaware corporation, incorporated in November 1995; CoinBank Automation Handels GmbH, Salzburg, Austria incorporated in February, 1998 and Cintelia Systems, Inc., incorporated in December, 2001.

         Systems development expenses, marketing expenses, executive salaries and general and other administrative costs are expected to increase as we continue to develop our EMMA Platform. Inasmuch as we will continue to have a high level of operating expenses, we will continue to be required to make certain up-front expenditures in connection with our proposed CoinBank machine sales effort and development of EMMA transaction processing system. We anticipate that losses will continue for the foreseeable future. Our expenses have exceeded net revenues since inception. For the fiscal years ended May 31, 2000 and 2001, we sustained net losses of $6.6 million and $4.3 million, respectively.

         Technological feasibility of Emma was achieved in September of 1999 and during the period from September 1998 to January 2002 expenses related to the EMMA software development have been capitalized. As of December 31, 2001, the Company had capitalized $2,771,536 in development and related costs. The EMMA product became available for sale to the market in January 2002 and all development costs since that date have been expensed. Furthermore the capitalization is being amortized over a seven (7) year period. During the quarter ended February 28, 2002 the Company recognized $65,989 in amortization expenses.

         We record as revenue the service fee charged for coin and currency processed on behalf of a customer but not purchased by us. Gross revenues include the value of coin and currency processed and does not represent revenue under generally accepted accounting principles.

         In 1996, we began our development of an enhanced version of an automated teller machine which was designated the ATM-X(TM). The ATM-X was designed to provide a range of services not typically offered by ATM machines, such as electronic bill payment, instant activated phone cards, event ticketing and others. As development efforts proceeded, we discovered the need to create a robust transaction processing system that could link the new ATMs with the worldwide financial networks in order to provide these new services to ATMs, kiosks and wireless devices. In December of 1997, we filed a patent application describing the transaction processing and networking technologies, which resulted in the issuance of patent, number 6,308,887, by the U.S. Patent and Trademark Office on October 30, 2001. The technology, which was later named EMMA (E-commerce Message Management Architecture), allows for the seamless integration of conventional ATM and credit card networks with non-bank networks and the Internet.

         While we have, in recent years, expanded our operations into other technologies, we began and continue to do business as a cash processor through our National Cash Processors, Inc. subsidiary. Typically, currency is purchased in bulk at a discount of between 1% and 2% from face value. After counting, sorting and/or wrapping, we either promptly resell the processed currency at face value plus a small fee (approximately $10.00 per $1,000 worth of bills sorted) to a variety of customers, including armored car companies, or deposits it at face value at the Federal Reserve Bank for credit to our account. We currently generate revenues through the purchase of loose currency which is acquired in bulk at a small discount from face value and then counted, sorted, wrapped and re-sold primarily to a variety of retail businesses at face value plus a small fee or deposited to the Federal Reserve Bank for credit to our account.

         We were awarded a contract to count, process and purchase currency for the Los Angeles County Metropolitan Transit Authority for the period from April 1, 1997 to March 31, 1999, for a fee of approximately 1% of all currency processed. The contract was renewed April 1, 2001 to May 31, 2002. For the fiscal year ended May 31, 2001, the contract with the Los Angeles MTA accounted for approximately 100% of the revenue generated from our cash processing business. We record as revenue the service fee charged for the processing of currency pursuant to such contracts. From time to time, we may submit bids for additional similar contracts. There can be no assurance that LACMTA will renew the agreement, which may result in a significant reduction in the Company's gross and net revenue. This current contract expires in June 30, 2002. In the event that this agreement is not extended, the loss of these revenues would have a negative and material impact on revenue and earnings. There are no assurances that the contract will be renewed.

         In 1995, we began our development of CoinBank(R) self-service coin counting machines, distributed through our CoinBank Automated Systems, Inc. subsidiary. The machines accept and count loose coin, then generate a receipt redeemable for the amount counted less a service fee of typically 7-9%. This receipt can then be exchanged for currency or goods. The machines provide individuals and small businesses with a convenient method for the disposing of their accumulated loose coin without the need for pre-sorting or wrapping.

         During the fiscal year ended May 31, 2001, our market analysis for self-service coin counting machines indicated that retailers were demanding higher profit margins from the operation of these devices than that was being offered through the "free-placement" business model. We concluded that its free-placement program should be supplanted by direct sales of these machines to retail store chains and removed substantially all of our free-placement machines from operation. We are marketing the machines to other equipment manufacturer "OEM" customers (manufacturers of cash handling equipment), companies with existing equipment distribution and service channels and directly to retailers and financial institutions. Although we will continue our direct sales approach with respect to our CoinBank machines, we intend to focus substantially all of its efforts and operations on the continued development and deployment of the EMMA technology.

         Revenues generated from CoinBank machines accounted for approximately 24% of net revenues for the fiscal year ended May 31, 2001, compared to approximately 76% of net revenues generated from currency processing and other services. Although there can be no assurance, we anticipates that the revenue associated with processing fees derived from EMMA transaction processing system will become the primary source of our future revenues.

Results of Operations

Fiscal Year Ended May 31, 2001, Compared to Fiscal Year Ended May 31, 2000

         Gross revenues include the value of the coins and currency processed for the fiscal year ended 2001 and amounted to $22,735,599 compared to $42,301,355 for fiscal year 2000. The decrease in coin and currency processed was primarily attributable to a decrease in the number of coin processing customers and the decrease in MTA currency processed during fiscal 2001. This decrease was also a direct result of our reduction of certain low margin coin processing activities. As a result of the reduction in currency processed offset by the elimination of low margin coin processing customers, net revenues, (as a percentage of gross revenues) for the fiscal year 2001, decreased to $491,180 or 2.2% of gross revenues compared to $1,161,764 or 2.7% of gross revenues for fiscal year 2000.

         Cost of revenues for the year ended May 31, 2001, was $325,081 or 1.4% of gross revenue compared to $1,221,247 or 2.9% of gross revenue in fiscal year 2000. The decrease in direct costs was primarily the result of the decreased costs associated with servicing remote CoinBank installations and reduction in staff associated with these as well as the currency counting activities.

         Gross profit for the year ended May 31, 2001, was $166,099 or 33.8% of net revenues, as compared to a gross loss of $59,483 or 5.1% of net revenues for the year ended May 31, 2000. The significant increase in gross profit was primarily attributable to the decreased direct costs associated with the operation of CoinBank Automated Systems and other unprofitable activities as well as a reduction in staff.

         Selling, general and administrative expenses for the year ended May 31, 2001, decreased to $3,179,488 compared to expenses of $4,973,344 for the fiscal year 2000. These expenses consisted primarily of wages (and wage related costs), outside contractor expenses, travel/promotional expenses, professional services and facilities/office related expenses. The decrease in selling, general and administrative expenses is due to decrease in non-cash compensation and other costs due to cut backs in spending. Included in selling, general and administrative expenses is non-cash compensation expense of $117,782 and $839,001 for the years ended May 31, 2001 and 2000, respectively. This was due to the Company issuing 31,159 shares of common stock in fiscal year 2000, in conjunction with the cashless exercise of stock options by the employees as well as issuing various warrants.

         The Company has taken an impairment charge in the fiscal year ended May 31, 2000 for the carrying value of its CoinBank machines. Impairment on coin machines was $1,033,759. The impairment was taken due to low inventory turnover for the coin machines. In future periods, additional impairment may be taken based of future sales of coin machines. As of May 31, 2001, the coin machines were valued at $1,196,783.

         Depreciation and amortization expenses increased to $287,904 during fiscal 2001 from $156,749 in fiscal 2000. The increase was primarily attributable to increased purchases of capital assets as well as an increase in amortization expense related to the January 2000 debt offering.

         On October 1, 1999, the Company and Coinstar, Inc. agreed to settle all outstanding litigation between them. Under the terms of the settlement, the Company received payment from Coinstar of $600,000 in cash and 30,000 shares of common stock of Coinstar, for a total value of $923,438. In October 1999, the shares were recorded at a market price of $323,428 and in January 2000, they were sold for $353,170, recognizing a gain of $29,742.

         Interest expense for the fiscal years 2001 and 2000 was $953,323 and $1,332,335 respectively. The decrease was primarily attributable to the deemed interest expense of $852,632 recognized in conjunction with the beneficial conversion of debt, associated with the second private placement in January 2000. The decrease was offset by an increase in the interest expense associated with the January 2000 debt offering. During the fiscal year ended 2001, the Company incurred interest expense of $342,071 with respect to its outstanding notes.

         As a result of the foregoing, net losses for the years ended May 31, 2001 and 2000 were $4,255,570 and $6,639,901, respectively. The decrease in net loss for the fiscal year 2001 was a direct result of the impairment loss on the coin machines held for sale in fiscal year 2000.

Fiscal Year Ended May 31, 2000, Compared to Year Ended May 31, 1999

         Gross revenues include the value of the coins and currency processed for the fiscal year ended 2000 and amounted to $ 42,301,355 compared to $46,381,668 for fiscal year 1999. The decrease in coin and currency processed was primarily attributable to a decrease in the number of coin processing customers during fiscal 2000. This decrease was a direct result of our planned reduction of certain low margin coin processing activities. As a result of the elimination of these low margin coin processing customers, net revenues, (as a percentage of gross revenues) for the fiscal year ended May 31, 2000, increased to $1,161,764 or 2.7% of gross revenues compared to $899,836 or 1.9% of gross revenues for fiscal 1999.

         Cost of revenues for the year ended May 31, 2000, was $1,221,247 or 2.9% of gross revenue compared to $765,220 or 1.8% of gross revenue in fiscal 1999. The increase in direct costs was primarily the result of the increased costs associated with servicing remote CoinBank installations and reclassification of certain direct labor, telephone and depreciation costs into the cost of sales from selling, general and administrative expenses.

         Gross loss for the year ended May 31, 2000, was $59,483 or 0.5% of net revenues, as compared to a gross profit of $134,616 or 15% of net revenues for the year ended May 31, 1999. The decrease in gross profit was primarily attributable to the increased direct costs associated with the operation of CoinBank Automated Systems and reclassification of certain direct labor, telephone and depreciation costs into the cost of sales from selling, general and administrative expenses.

         Selling, general and administrative expenses for the year ended May 31, 2000, increased to $4,973,344 compared to expenses of $4,872,676 for the fiscal year 1999. These expenses consisted primarily of wages and wage related costs, outside contractor expenses, travel/promotional expenses, professional services and facilities/office related expenses. The increase in selling, general and administrative costs is due to increase in non-cash compensation cost offset by a decrease in other costs due to cut backs in spending. Included in selling, general and administrative expenses is non-cash compensation expense of $926,918 and $0 for the year ended May 31, 2000 and 1999, respectively. This expense was due to our issuance of 31,159 shares of common stock in conjunction with the cashless exercise of stock options by the employees as well as issuing various warrants.

         Impairment on coin machines for fiscal year ended May 31, 2000 was $1,033,759. The impairment was taken due to low inventory turnover for the coin machines. In future periods, additional impairment may be taken based of future sales of coin machines.

         Depreciation and amortization expenses decreased to $156,749 during fiscal 2000 from $299,255 in fiscal 1999. The decrease was primarily attributable to reclassification into cost of sales and transfer of coin machines from property plant and equipment to machines held for sale.

         On October 1, 1999, we agreed to settle all outstanding litigation with Coinstar, Inc. Under the terms of the settlement, we received payment from Coinstar of $600,000 in cash and 30,000 shares of common stock of Coinstar, for a total value of $923,438. In October 1999, the shares were recorded at a market price of $323,428 and in January 2000, they were sold for $353,170, recognizing a gain of $29,732.

         Net interest expense for the fiscal years 2000 and 1999 was $1,332,335 and $516,948 respectively. The decrease in interest expense was due to lower indebtedness. Moreover a deemed interest expense of $852,632 was also recognized in conjunction with the beneficial conversion of debt, associated with the second private placement.

         As a result of the foregoing, net losses for the years ended May 31, 2000 and 1999 were $6,639,901 and $5,711,964, respectively. The increase in net loss was a direct result of the impairment loss on the coin machines held for sale.

Nine months ended February 28, 2002 compared to nine months ended February 28, 2001.

         Gross revenues include the value of the cash processed and CoinBank machine sales for the nine months ended February 28, 2002, amounted to $10,183,296 compared to $19,695,716 for the nine months ended February 28, 2001. Gross revenues do not represent revenues under Generally Accepted Accounting Principles. Net revenues for the 2002 period decreased to $259,142 or 2.54% of gross revenues, compared to $436,882 or 2.22% of gross revenues for 2001 period. The decrease in net revenue was primarily attributable to the decrease in the amount cash processed due to the Company's cash restraints.

         Cost of revenues for the nine months ended February 28, 2002, was $171,895 compared to $290,940 for the period ended February 28, 2001. The decrease in direct costs was primarily the result of a decrease in the amount of cash processed. Included in cost of revenues is depreciation expense of $9,554 and $14,908 for the nine months ended February 28, 2002 and 2001, respectively.

         Gross profit for the nine months ended February 28, 2002, was $87,247 compared to a gross profit of $145,942 for the nine months ended February 28, 2001. The decrease in gross profit was directly attributable to the decrease in cash processed from $19,695,716 for the nine-month period ended February 28, 2001 to $10,183,296 for the nine-month period ended February 28, 2000.

         Selling, General and Administrative expenses for the nine months ended February 28, 2002 decreased to $1,651,868 from $2,606,590 for the nine months ended February 28, 2001. These expenses consist primarily of wages (and wage related costs), outside contractor expenses, travel/promotional expenses, professional services and facilities/office related expenses. The decrease was primarily attributable to significant decrease in wages expense and other administrative costs due to reduction of labor.

         Depreciation and amortization expenses for the nine months ended February 28, 2002, and 2001, were $128,507 and $52,068, respectively. The increase was the result of the amortization of developments costs of 65,989 during the current period.

         Interest expense for the nine months ended February 28, 2002 and 2001 was $865,712 and $736,446, respectively. The increase was primarily due to the increase in the interest expense recognized in relation to the fees amortized in conjunction with the deferment of G.E. Capital notes payable.

         Income taxes for the nine months ended February 28, 2002 and 2001 was zero and $2,400, respectively.

         As a result of the foregoing, net losses for the nine months ended February 28, 2002 and 2001, were $2,558,840 and $3,251,562 respectively.

Liquidity and Capital Resources

         The Company continues to suffer recurring losses from operations as of February 28, 2002, and has not generated sufficient revenue producing activity to sustain its operations. The Company's auditors have included an explanatory paragraph in their report for the year ended May 31, 2001, indicating there is substantial doubt regarding the Company's ability to continue as a going concern. The Company is attempting to raise additional capital to meet future working capital requirement and launch new products, but may not be able to do so. Should the Company not be able to do so, it may have to curtail operations.

         The Company's capital requirements have been and will continue to be significant and its cash requirements have been exceeding its cash flow from operations. As of February 28, 2002, the Company had unrestricted cash and cash equivalents of $695,781 compared to $113,569 as of February 28, 2001. Also on February 28, 2002, the Company had a working capital deficit of $10,272,401 compared to $2,342,720 on February 28, 2001. The increase in working capital deficit is primarily the result of reclassifying the $3,756,070 of GE Capital debt (See note 5) and the $3,362,000 of Secured Convertible Promissory Notes (See note 6) to short term debt. The Company has received commitments for $2,162,000 of the notes, which represents approximately 65% of the total notes outstanding. There can be no assurance though that the remaining convertible debt will be successfully restructured. Furthermore, the Company's contract with the Los Angeles County Metropolitan Transit Authority (LACMTA) to count currency expires on June 30, 2002 and there can be no assurance that LACMTA will renew the agreement, which may result in a significant reduction in the Company's gross and net revenue.

         Since inception, the Company has satisfied its working capital requirements through limited cash flow generated from operations, the issuance of equity and debt securities, and various borrowings. As a result of various cost saving initiatives, the Company's current monthly operating costs are approximately $150,000, not inclusive of any principal or interest payments on outstanding debt. At March 15, 2002, the Company had cash and cash equivalents of $388,264.

         Net cash used by operating activities was $1,106,170 for the nine months ended February 28, 2002, as compared to net cash used by operating activities of $1,725,284 for the nine months ended February 28, 2001. The total decrease of $619,114 in net cash used by operating activities, during the 2002 period was primarily due to a decrease in net loss of $618,091 as well as increases in accrued interest of $480,375, non-cash deemed interest expense of $354,167 and other assets of $208,424 offset by decreases in receivables of $79,584, accounts payable of $879,262 and non cash compensation of $164,375.

         Net cash used in investing activities was $410,989 for the nine months ended February 28, 2002, as compared to $823,962 for the nine months ended February 28, 2001. The decrease in net cash used in investing activities was primarily attributable to a decrease in capitalized software cost of $445,230.

         Net cash provided by financing activities for the nine months ended February 28, 2002, was $2,212,940 as compared to $2,131,018 for the nine months ended February 28, 2001. The slight increase in net cash provided by financing activities for the 2002 period was primarily attributable to decreases in proceeds from the issuance of preferred stock of $1,574,500, proceeds from short term debt of $140,000 and bank overdraft of $200,860 offset by decreases in the repayment of long-term debt of $656,295 and increases in proceeds from the sale of common stock of $1,352,500.

         In 1997, we entered into a credit agreement with G.E. Capital Corporation ("G.E.") pursuant to which we borrowed $5,500,000 for the purchase of CoinBank component equipment, working capital and general corporate purposes. The Company and G.E. Capital had negotiated a waiver agreement as of

September 13, 2001 pursuant to which G.E. Capital agreed to a six (6) month deferral of interest payments and a twelve (12) month deferral of principal payments provided (i) we granted G.E. Capital a lien on all of its assets (ii) we paid G.E. Capital 60% of all proceeds from the sale of its CoinBank machines
(iii) we obtained subordination agreements from all of our noteholders prior to December 30, 2001 whereby the noteholders subordinate their lien to that of G.E. Capital (iv) the sum of $250,000 is added to the outstanding principal amount of the loan, which is being amortized over a twelve (12) month period. As of February 28, 2002 we owed $3,756,070, which includes the principal, financing fees and unpaid interest. Although we are currently trying to obtain an extension from G.E. Capital to obtain subordination agreements from all of its noteholders, since we were unable to deliver all required subordination agreements by December 30, 2001 we are in default of the waiver agreement.

         We completed an offering on January 5, 2000 and raised $3,362,000 in gross proceeds. We incurred approximately $400,000 in offering expenses, consisting of legal costs, sales commissions and other related costs. We engaged GunnAllen Financial, Inc. as placement agent and paid commissions of 10% and reimbursement of expenses. Pursuant to this offering 67.5 Units were sold. Each Unit consisted of (i) a secured convertible promissory note in the principal amount of $50,000 convertible into Common Stock at a conversion price of $9.50 per share (maturity date can be converted immediately) and (ii) Series B Redeemable Warrants to purchase an aggregate of 5,000 Warrant Shares at an exercise price of $13.00 per share (warrants expire five years from the date of issuance).

         The offering was comprised of both debt and equity components. The debt offering had a beneficial conversion feature of $852,632, which was recorded as deemed interest. The warrants issued in conjunction with the debt created $316,500 of deferred interest expense, which has been fully amortized as of the fiscal quarter ended November 30, 2001.

         Since July 31, 2001, the notes have been in default, however the Company has made an offer to the noteholders to restructure the debt. Under the offer, the notes would be extended for two (2) years to July 2003 and the noteholders will surrender all old warrants priced at $13.50 per share and will receive 2 replacement warrants for every old warrant surrendered. The new warrants are vested immediately and have a life of 5 years and are exercisable at $1.35 thru December 31, 2001, $2.20 through January 15, 2002 and $4.50 thereafter. To date, the Company has received executed Acceptance Letters from thirty-two (32) of the forty-eight (48) noteholders, which modify the terms of the original Promissory Notes. The Company is engaged in discussions with the remaining sixteen (16) noteholders to finalize modifications of their Notes. The Company has received commitments for $2,162,000 of the notes, which represents approximately 65% of the total notes outstanding. As of February 28, 2002, the Company has accrued $560,873 in interest payable on the notes.

         In June 2001, we completed a financing of $250,000, comprised of 25 shares of Series D 8% Convertible Preferred Stock and 50,000 Series E Warrants. The financing was intended to comply with Section 4(2) of the Securities Act of 1933 as exempt from registration. The Series D Stock have annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The Series E Warrants have an exercise price of $1.36 per share. During the quarter ended August 30, 2001, there was a deemed dividend expense of $130,415 recognized in conjunction with the warrants issued in this offering. The Company received gross proceeds of $220,000, which has been used for operating activities.

         In July 2001, we, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold an aggregate of $100,000 of its securities to 2 foreign investors Each investor purchased a $50,000 unit, each unit comprised of (i) 41,667 shares of Common Stock and (ii) 5,000 common stock purchase warrants. The warrants have an exercise price of $1.20 per share and are exercisable for five years. During the quarter ended August 30, 2001 there was a deemed dividend expense of $12,038 recognized in conjunction with the warrants issued in this offering. The proceeds of the transactions were used to pay certain debts, including payroll obligations, of our Austrian subsidiary.

         In July 2001, we completed an offering of 72 shares of Series E 8% Convertible Preferred Stock and 100,000 Series F Warrants. The financing was intended to comply with Section 4(2) Of the Securities Act of 1933 as exempt from registration. The Series E Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The Series F Warrants have an exercise price of $2.00 per share. Each unit consisted of 1 share of Series E 8% Convertible Preferred Stock and 20,000 Series F Warrants and was sold at $100,000. The Company sold 72 units for gross proceeds of $180,000. During the quarter ended August 30, 2001 there was a deemed dividend expense of $73,519 recognized in conjunction with the warrants issued in this offering.

         On August 31, 2001, we completed a financing of $500,000 in gross proceeds, with one of our shareholders, comprised of shares of Series F 8% Convertible Preferred Stock and Series G Warrants. The financing was intended to comply with Section 4(2) of the Securities Act of 1933 as exempt from registration. The Series F Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. Each Series G Warrants is initially exercisable to purchase one Warrant Share at an initial exercise price of 125% of the average of the closing bid prices of our Common Stock for the twenty (20) trading days immediately preceding the Closing Date. We issued 5 shares of Series F Preferred Stock and 100,000 shares of Series G warrants. A total of $57,000 in commissions was paid in relation to this offering as well as an issuance of 50,000 shares of our common stock valued at $67,500 to Gunn Allen and associates. Furthermore, during the quarter ended August 30, 2001, there was a deemed dividend expense of $229,126 recognized in conjunction with the warrants issued in this offering.

         During the quarter ended November 30, 2001 we issued 50,000 shares of our common stock valued at $50,000 to one of our EMMA developers for payment toward services performed. The issuance was intended to comply with Section 4(2) of the Securities Act of 1933,as amended in a transaction exempt from registration.

         On December 5, 2001, we issued 10,000 shares of the Company's common stock valued at $22,000 to one of our shareholders for payment toward consulting services performed. An expense of $22,000 was recognized during the quarter ended February 28, 2002. The shares of common stock were issued at fair market value.

         In December 2002, we in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, completed a private placement of its securities. The Company sold nine (9) units for gross proceeds of $225,000. Each unit was comprised of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock. Ten thousand (10,000) warrants are initially exercisable to purchase one warrant share each at an initial exercise price of $1.50, five thousand (5,000) warrants at $2.50 and five thousand (5,000) warrants at $4.75. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $139,244 recognized in conjunction with the warrants issued in this offering.

         In January 2002, we in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, completed a private placement of its securities. The Company sold eight (8) units for gross proceeds of $200,000. Each unit was comprised of 13,298 shares of common stock and warrants to purchase 6,250 shares of common stock. The warrants are initially exercisable to purchase one warrant share each at an initial exercise price of $1.88. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $33,292 recognized in conjunction with the warrants issued in this offering.

         In February 2002, we, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 3 units at an aggregate of $75,000 of its securities to 2 foreign investors. Each unit comprised of (i) 16,667 shares of Common Stock and; (ii) 2,500 common stock purchase warrants. The warrants have an exercise price of $1.70 per share and are exercisable for five years. During the quarter ended February 28, 2002, there was a deemed dividend expense of $8,397 recognized in conjunction with the warrants issued in this offering. The proceeds of the transactions were used to pay certain debts, including payroll obligations, of our Austrian subsidiary.

         Effective February 22, 2002, we completed a private placement of our securities with one of our shareholders. GunnAllen Financial Corp, a registered broker dealer, served as placement agent for the transaction, which was intended to comply with Section 4(2) of the Securities Act of 1933, as amended. We sold a unit for gross proceeds of $750,000. The unit was comprised of 576,923 shares of common stock and warrants to purchase 150,000 shares of common stock. Each warrant is initially exercisable to purchase one share at an initial exercise price of $1.50. In addition, we paid a commission of 8% of the gross proceeds to GunnAllen Financial Corp and issued to GunnAllen Financial (or its affiliates) an aggregate of 40,000 shares of common stock warrants at an exercise price of $1.50 per share. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $123,077 recognized in conjunction with the warrants issued in this offering. We received net proceeds of $685,000 in conjunction with this offering.

         In March 2002, the Company, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 1 unit at an aggregate of $25,000 of its securities to 1 foreign investor. Each unit comprised of (i) 15,000 shares of Common Stock and; (ii) 2,500 common stock purchase warrants. The warrants have an exercise price of $2.00 per share and are exercisable for five years. The shares of common stock underlying these securities are not being registered in this prospectus.

             In June 2002, the Company, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 1 unit at an aggregate of $50,000 of its securities to 1 foreign investor. Each unit comprised of (i) 33,333 shares of Common Stock and (ii); 5,000 common stock purchase warrants. The warrants have an exercise price of $2.00 per share and are exercisable for five years. The shares of common stock underlying these securities are not being registered in this prospectus.

         Based on our current proposed plans and assumptions, we anticipate that our cash and cash equivalents will satisfy its working capital requirements for less than three months. In the event that our plans change or its assumptions prove to be inaccurate (due to unanticipated expenses, decreased demand for its services or otherwise), we could be required to obtain additional financing sooner than currently anticipated. We are currently negotiating additional financing, however there can be no assurance that these negotiations will successfully result in additional financing when needed, on commercially reasonable terms, or at all.

NEW ACCOUNTING PRONOUNCEMENTS

         Statement of Financial Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133) issued by the FASB is effective for financial statements with fiscal quarters of fiscal years beginning after June 15, 2000. The new standard provides for standardized accounting and reporting for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. The guidance applies to all entities. SFAS 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. Fair value measurements are based on the guidance contained in SFAS 107, Disclosures about Fair Value of Financial Instruments. We do not expect adoption of SFAS No. 133 to have a material effect, if any, on its results of operations.

         The Financial Accounting Standards Board issued in July 2001, SFAS No. 141, Business Combinations. SFAS 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001. SFAS 141 prohibits the use of the pooling-of-interests method. SFAS 141 did not affect our financial statements and notes to financial statements.

         The Financial Accounting Standards Board issued in July 2001, SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 changes the accounting for goodwill from amortization method to an impairment-only approach. SFAS 142 requires companies to stop the amortization of goodwill. SFAS No. 142 did not affect our financial statements and notes to financial statements.

Changes in and Disagreement with Accountants on Accounting and Financial Disclosure

         Effective September 7, 2001, the Board of Directors determined that it would be in our best interests to terminate the services of our independent accountant BDO Seidman, LLP, which acted as our independent accountant with respect to the financial statements for the fiscal years ended May 31, 1999 and 2000. The Board also determined to retain the firm of Vasquez & Company, LLP as its independent auditors to audit its financial statements for the fiscal year ended May 31, 2001.

         The termination of BDO Seidman, LLP was recommended and approved by the Board of Directors and is not the result of any disagreement with BDO Seidman, LLP on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure. During the last two fiscal years ended May 31, 2000 the reports issued by BDO Seidman, LLP contained an explanatory paragraph as to our ability to continue as a going concern but did not contain any disclaimer of opinion, or was qualified or modified as to audit scope or accounting principles. In addition, during the last two fiscal years and subsequent periods there were no disagreements with BDO Seidman, LLP regarding accounting principles, or practices, financial statement disclosure, or auditing scope or procedure. Prior to the change of accounting firms, neither the Board of Directors nor management consulted Vasquez & Company, LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered.

                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

         The following persons hold the positions appearing across from their names.

Name                               Age             Position
----                               ---             --------

Bruce R. Korman                    43              President, Chief Executive
                                                   Officer and Chairman of the
                                                   Board

Edmund King                        38              Chief Financial Officer/
                                                   Secretary

Richard Miller                     48              Director/Assistant Secretary

Kevin Walls                        40              Director

Robert B. Fagenson                 51              Director

David Grano                        41              Director

         Bruce Korman has been our President, Chief Executive Officer and Chairman of the Board of Directors since our inception, and has served in the same capacities at National Cash Processors, Inc. and CoinBank Automated Systems, Inc., our wholly- owned subsidiaries, since their respective inceptions. Since 1984, Mr. Korman has been a principal and general partner in a series of real estate limited partnerships engaged in the development, construction and management of multi-family housing projects in Southern California.

         Richard Miller was our Vice President, Secretary, Chief Financial Officer and a Director since our inception and has served in the same capacities at National Cash and as Chief Financial Officer, Secretary and Director at CoinBank since their respective inceptions. Effective January 11, 1999, Mr. Miller resigned as our Vice President and Chief Financial Officer and Secretary and our subsidiaries. Since 1985, Mr. Miller has served as President and Chief Executive Officer of Union Fidelity, a mortgage banking firm which he founded. Mr. Miller is also the President of M.R. International Enterprises, Ltd., which is the general partner of Lakeview Enterprises Limited Partnership, a private real estate limited partnership.

         Edmund King has served as the Chief Financial Officer and Secretary of the Company and its subsidiaries since December 11, 2000. Mr. King served as financial and operations consultant for numerous manufacturing, entertainment and e-commerce companies from 1998-2000. He also served as Vice-President and Chief Financial Officer of UStel, Inc. between 1997-1998, controller for ITT Fluid Technology Corporation between 1989-1992, as well as a financial analyst for Trouver Capital Resources from 1994-1997.

         Robert B. Fagenson has been one of our directors since August 4, 1998. Mr. Fagenson has, for more than the last five years, been a director and President of Fagenson & Co., Inc., a New York Stock Exchange specialist firm, and a Vice President and director of Starr Securities, Inc. a registered broker-dealer and member of the NYSE. Mr. Fagenson has been director and Vice Chairman of the NYSE; a director of Rent-Way, Inc., a company listed on the NYSE; a director of Intrenet, Inc., a company listed on the Nasdaq SmallCap Market; and a director of Hudson Hotel Corporation, a company listed on the Nasdaq National Market. Mr. Fagenson serves as the representative of Starr Securities, Inc., the co-underwriter in we's initial public offering.

         David Grano has been a director of the Company since October 2001. Mr. Grano has been President and Chief Executive Officer of Card Capture Services
(CCS), the largest independent ATM network in the U.S., for four years. Previously, Mr. Grano was the Vice President of Nextel, Inc. and National Indirect Sales manager for U.S. West.

         Kevin Walls has been a director of the Company since July, 2001. From December, 1989 to March, 1994 Mr. Walls worked for 5 years as Director of Sales with Guinness Peat Aviation in Ireland, at that time the world's largest aircraft finance and leasing company. From March, 1994 to January, 1997 Mr Kevin Walls also worked as Vice President-Corporate Planning for a major airline in Jakarta, Indonesia and headed up the corporate and strategic planning department. Since February, 1997 to present Mr Walls serves as the managing director of Aircraft Portfolio Management and is responsible for managing the aviation consulting firm. Furthermore, Mr. Kevin Walls acts as a special advisor to many companies in the Middle East and is an expert on aerospace industry.

Compensation of Directors, Committees of the Board and Board Meetings.

         During the fiscal year ended May 31, 2001, we did not pay any consideration to Mr. Korman or Mr. Miller for their services as members of the Board. Mr. Korman and Mr. Miller were the only members of the Board of Directors prior to our initial public offering in July 1998. Mr. Fagenson joined our Board in August 1998. Mr. Walls joined our Board in July, 2001 and Mr. Granno joined our Board in October, 2001.

         Directors do not receive cash compensation for serving on the board of directors. We reimburse directors who are not our employees the costs of attending meetings. Directors who are employees are not entitled to any additional compensation as such. All non-employee directors are eligible to participate in the Non-Executive Director Stock Option Plan which was approved by the board of directors in August 1998 and by our shareholders in June 1999. Under the Non-Executive Director Plan each non-employee director received 30,000 options upon joining the board of directors. The options vest as follows: 10,000 options vest upon the date of joining the board; 10,000 options vest on the first anniversary date; and 10,000 options vest on the director's second anniversary date. As of March 25, 2001, there were 150,000 options issued under the plan to directors. There are no annual grants of options to directors under the Non-Executive Director Plan. See "Non-Executive Director Stock Option Plan".

         The board of directors has established two committees. The Audit Committee is comprised of Kevin Walls and David Grano. All of the members of the Audit Committee are independent directors. The audit committee's duties include:

         - reviewing with our independent auditors, the scope and results of any audits; and

         - reviewing with the independent auditors and management, our accounting, financial and operating controls and staff.

         In addition, the board of directors has established a Compensation Committee comprised of Robert Fagenson, David Grano and Richard Miller. All of the members of the Compensation Committee are independent directors. The Compensation Committee will administer our Employee Stock Option Plan and negotiate and approve employment agreements between the Company and its executive officers.

         During the fiscal year ended May 31, 2001, no meetings of the Board of Directors were held.

Certain Key Employees

         Willi Muhr, 39, has been our Vice President since August 1996, establishing and managing our European Operations. From June 1993 to March 1996, Mr. Muhr served as Chief Executive Officer of Adcon Telemetry, an international wireless data communications company. From August 1986 to February 1993, Mr. Muhr was a principal in a series of real estate limited partnerships engaged in the development, construction and management of multi-family housing projects in Southern California.

         Darryl J. Bergman, 34, has been our Vice-President of Technical Development since January 1997. From January 1991 to December 1996, Mr. Bergman served first as Software Developer and later as Software Project Leader at Harte-Hanks, a leading media and marketing firm, where he had senior responsibility for database applications software development for major accounts including Sony Corporation, Prudential Insurance, Cigna Health Care and others.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following table sets forth certain compensation paid by the Company during the fiscal years ended May 31, 2001 May 31, 2000 and May 31, 1999 to its President and Chief Executive Officer (the "Named Executives").

Summary Compensation Table

                                         Annual Compensation                  Long Term              All Other
                                                                            Compensation          Compensation(3)

Name and Principal Position      Year        Salary          Bonus     Securities     Options
                                                                       Underlying       (#)
Bruce Korman                     2001       $180,000(1)                                                $ 0.00
 President and Chief             2000       $150,000                                                   $ 0.00
 Executive Officer               1999       $120,000                       119,265                     $ 0.00

Edmund King                      2001       $ 60,000                        50,000                     $6,000(2)
 Chief Finanical Officer

(1) As of May 31, 2001 the Company owed Mr. Korman $49,487 in back wages as of May 31, 2002, Mr. Korman was owed $61,308 for back wages.

(2)  Amount represents Company paid allowance for Automobile Allowance.

(3) The amount of perquisites and other personal benefits, securities or property did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers.

Option Grants in Fiscal Year Ended May 31, 2001

     The following table discloses information concerning stock options granted in the year ended May 31, 2001 to the named executive officers.

                      Individual Grants in Last Fiscal Year


                Number of          Percent of Total
                Securities         Options/Warrants
                Underlying         to Employees in   Exercise Price   Expiration
 Name           Options/Warrants   Fiscal Year (%)   ($/Sh)           Date

 Bruce Korman        0

 Edmund King    $0,000             39%               2.19             12-7-05


Aggregated Option Exercises And Fiscal Year-End Option Values

     The following table sets forth information concerning the number of options owned by the named executive officers and the value of any in-the-money unexercised stock options as of May 31, 2001. No options were exercised by any of the named officers during the fiscal year ended May 31, 2001:

                         Number of Securities          Value of Unexercised
                        Underlying Unexercised        In-the-Money Options at
                        Options at May 31, 2001           May 31, 2001 (1)

          Shares
          Acquired
          on                                        Exercisable   Un-exercisable
          Exercise   Exercisable   Un-exercisable        $               $

 Name

 Bruce
 Korman

 Edmund
 King                     0            50,000                            0

(1) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the Common Stock. An Option is "in-the-money" if the fiscal year end fair market value of the Common Stock exceeds the option exercise price.

Employment Agreements

     We entered into a three-year employment agreement with Mr. Korman, which expired in July 2001. There is currently no employment agreement in place between Mr. Korman and us. The loss of the services of Mr. Korman could have a material adverse effect on our business and prospects. Mr. Korman also participates in other business endeavors, which require a portion of his business time. Although Mr. Korman has advised us that his participation in outside business matters should not interfere with his performance of his duties as our President and Chief Executive Officer, there can be no assurance that a conflict of interest will not arise with respect to the allocation of Mr. Korman's time or that such conflict would be resolved in our favor.

     Effective December 11, 2000, our Chief Financial Officer and Secretary, Howard Brand, resigned and was replaced by Edmund King. We have entered into an employment agreement with Mr. King and under the terms of his employment, Mr. King serves as Chief Financial Officer and Secretary of the Company and its subsidiaries. Mr. King receives a base salary of $120,000 per annum, and is entitled to participate in employment benefit plans available to other senior executives, and receives a car allowance and reimbursement of expenses. Mr. King was granted five-year stock options to purchase 50,000 shares of Common Stock with an exercise price of $2.19 per shares, the closing price of the Company's stock on December 7, 2000. The options vest in one-third increments commencing December 2001. The grant of options is subject to stockholder approval of certain amendments to the Company's employee stockholder plan, which the Company expects to submit to stockholders in the next four to six months.


EMPLOYEE STOCK OPTION PLAN

     In 1996, Company adopted the 1996 Employee Stock Option Plan (the "Employee Plan"). The purpose of the Employee Plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers and consultants of the Company and to promote the success of the Company's business. A reserve of 775,887 shares of the Company's Common Stock had been established for issuance under the Employee Plan. The Board of Directors currently administers the Employee Plan. Subject to the Employee Plan, the Board has complete discretion to determine which eligible individuals are to receive option grants, the number of shares subject to each such grant, the exercise price of the option, the status of any granted option as either an incentive stock option or a non-qualified option, the vesting schedule to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Each option granted under the Employee Plan will have a maximum term of five years, subject to earlier termination following the optionee's cessation of service with the Company. All options granted to date have a term of five years. The exercise price of incentive stock options and non-qualified stock options granted under the Employee Plan must be at least 100% of the fair market value of the stock subject to the option on the date of grant, respectively (or 110% with respect to incentive options granted to holders of more than 10% of the voting power of the Company's outstanding stock). Such payment may be made in cash, or at the discretion of the Board, in outstanding shares of Common Stock held by the participant, through a full recourse promissory note payable in installments over a period of years or any combination of the foregoing. The Board is submitting for Shareholder approval a proposal to increase the number of shares reserved under the 1996 Plan by 200,000 shares.

     At the Annual Meeting of Shareholders held on June 21, 1999, the Company's shareholders approved an amendment to the 1996 Employee Stock Option Plan to increase the number of shares eligible for issuance by 200,000 shares from 557,887 to 775,887 shares. As of May 31, 2002, there were 767,429 options granted under the 1996 Employee Stock Option Plan.


Non-Executive Director Stock Option Plan

     In August 1998 the Board of Directors approved a stock option plan for Non-Employee Directors who are not eligible to participate in the 1996 Employee Plan. The Director Stock Option plan was approved by the Company's shareholders at the Annual Meeting held in June 1999.

     The Director Plan provides each non-executive director with options to purchase 30,000 options upon joining the Board of Directors. The options vest as follows: 10,000 options vest upon joining the Board; 10,000 options vest on the first anniversary date; and 10,000 options vest on the director's second anniversary date. There are no annual grants of options to directors under the Director Plan. Only non-employee directors of the Company are eligible to participate in the Director Plan.

     The Director Plan is intended to attract and retain key personnel whose performance is expected to have a positive effect on the Company's profits and growth potential by encouraging and assisting those persons to acquire equity in the Company. The Board believes that by compensating Directors with stock options the Board will have similar interests to the shareholders of the Company to promote growth and enhanced shareholder value.

     As of May 31, 2002, options to purchase a total of 120,000 shares of the Company's Common Stock have been issued under the Director Plan. Options may be granted under the Director Plan until the year 2008 to (I) non-executive directors as defined and (II) members of any advisory board established by the Company who are not full time employees of the Company or any of its subsidiaries.

     The exercise price for options granted under the Director Plan is 100% of the fair market value of the Common Stock on the date of grant. Until otherwise provided in the Director Plan the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of Common Stock of the Company or by a combination of each. The term of each option commences on the date it is granted and, unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. Options granted under the Director Plan are not qualified for incentive stock option treatment.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of June 1, 2002, with respect to each executive officer and director, each nominee for director, all directors and officers as a group and the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by us to be the beneficial owner of more than five percent of any class of the common stock, the sole class of voting securities. At June 14, 2002 there were 6,167,867 shares of common stock outstanding.

               Name and Address of            Amount and Nature     Percentage of Shares
            Beneficial Owners (1) (2)        of Beneficial Owner     Beneficially Owned
   Bruce Korman (3)                               716,447                 11.62%

   Richard Miller (4)                             716,657                 11.62%

   Robert B. Fagenson (5)                          60,000                     *

   David Grano (6)                                 30,000                     *

   Kevin Walls (7)                                176,286                  2.86%

   Edmund King (8)                                 50,000                     *

   Darryl Bergman (9)                              75,000                  1.22%

   Willi Muhr (10)                                 50,000                     *

   Peter & Irene Gauld (11)                     1,755,860                 28.47%
   33 Malcolm's Mount West
   Stonehaven, AB392TF
   Scotland, UK

   All directors and executive officers as a    3,630,250                 58.86%
   group (persons)
   (1)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)

* Denotes less than 1%.

Footnotes appear on next page



(1) Unless otherwise indicated, the address for each named individual or group is in care of Cash Technologies, Inc., 1434 West 11th Street, Los Angeles, California 90015.

(2) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from June 1, 2002, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Prospectus.

(3) Includes 516,267 shares owned by First Bancorp L.P. Mr. Korman is a limited partner of First Bancorp L.P. and the President of the general partner of First Bancorp L.P. Also includes 200,180 shares subject to outstanding exercisable and unexercisable options.

(4) Includes 516,477 shares owned by Lakeview Enterprises, Ltd. Mr. Miller is a limited partner of Lakeview Enterprises, Ltd. and the President of the general partner of Lakeview Enterprises, Ltd. Also includes 200,180 shares subject to outstanding exercisable and unexercisable options.

(5) Includes 60,000 options to purchase common stock. Figures include all vested and unvested options. Does not include any shares of common stock or other securities owned by Starr Securities, Inc. of which Mr. Fagenson is an officer and director or owned by the Fagenson & Co., Inc. Employee Pension Plan and Trust of which Mr. Fagenson is an employee and a trustee.

(6)  Includes options to purchase an aggregate of 30,000 shares.

(7) Includes options to purchase an aggregate of 42,000 shares, 120,000 shares issuable upon conversion of Series B preferred stock and 14,286 shares issued as dividends on Series B preferred stock.

(8)  Includes options to purchase an aggregate of 50,000 shares.

(9)  Includes options to purchase an aggregate of 75,000 shares

(10) Includes options to purchase an aggregate of 50,000 shares

(11) Includes 325,860 shares issued upon conversion of Series D preferred stock and 500,000 shares issued upon conversion of Series F preferred stock, 576,923 shares of common stock, 53,077 shares of common stock issued in lieu of interest and an aggregate of 300,000 shares issuable upon exercise of 300,000 Series E, G and H warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions

     In October 1995, in consideration of certain loans made to us by Mr. Miller and Lakeview, we issued a secured promissory note in the amount of $812,000 to Lakeview, bearing interest at the rate of 10.5% per annum, secured by a pledge of substantially all of our then existing assets, which note matured on April 19, 1997. Since 1997, Lakeview sold approximately $305,000 of this debt to certain third parties. We repaid approximately $146,000 of the loan from the proceeds at its initial public offering. We converted the remaining portion of the loan to approximately 104,500 shares of Common Stock.

     Prior to November 1996, we licensed certain technology and software used in its operations from First Bancorp, pursuant to an agreement that required us to pay to First Bancorp monthly royalties in the amount of the greater of 2.5% of our earnings before interest and taxes or $3,000. In November 1996, we purchased such software and related intellectual property rights from First Bancorp for $50,000, which is represented by a non-interest bearing promissory note which was paid following our initial public offering in July 1998.

     We lease approximately 13,000 square feet of space at 1434 West 11th Street, Los Angeles, CA, which we use for our executive offices and coin processing facility from Prime Financial Partners, Ltd., an affiliate of Messrs. Korman and Miller. The lease agreement expired in September 2001, but we continue to rent the facility on a month-to-month basis. The base monthly rent is approximately $5,600.

     In connection with our initial public offering in July 1998, approximately $1,324,700 amount of outstanding corporate indebtedness was converted by certain lenders into approximately 292,745 shares of Common Stock, of which approximately 161,830 are beneficially owned by Messrs. Korman and Miller. In connection with this transaction, we issued Messrs. Korman and Miller options to purchase approximately 161,800 shares of Common Stock at an exercise price of $7.00 per share.

     The Company obtained a loan of $70,000 in March 2001, $10,000 in May 2001, $8,000 in August 2001, $35,800 during the quarter ended November 30, 2001 and an additional $68,000 in the fiscal quarter ended February 28, 2002 from Bruce Korman who is an affiliate, Chief Executive Officer and Chairman of the Board of Directors of the Company. The Company also obtained a loan of $50,000 from Pierce Liberman who is a shareholder of the Company. The loans were short-term loans and as of March 31, 2002 had been repaid in full.

     On April 4, 2001, the Company obtained loan of $75,000 from Transtech GBM, Inc. Robert Fagenson who is on the Company's Board of Directors is the Chief Executive Officer of Transtech GBM, Inc. The loan is a 120 days interest free loan and the Company has issued warrants to purchase 10,000 shares of the Company's common stock at an exercise price of $2.00 per share and an exercise period of three years. A compensation expense of $7,284 has been recorded in conjunction with the warrants. The Company is currently in negotiations with Transtech GBM to extend the loan.

     Our board of directors has adopted a policy which requires that all future transactions with officers, directors or 5% or greater stockholders must be on terms no less favorable than could be obtained from unaffiliated third parties and that, following the election of one or more independent disinterested directors, any such transaction must be approved by a majority of such directors.

                            SELLING SECURITY HOLDERS

     The registration statement of which this prospectus forms a part includes the shares of common stock, which were issued or are issuable in connection with the following transactions:

     1. Our private placement completed in July 1999 in which we sold 118,125 shares of Series A Preferred Stock and 59,059 Series A Warrants;

     2. Our private placement completed in January 2000 in which we issued $3,362,000 principal amount of convertible notes and 336,200 Series B Warrants, as well as the additional warrants to purchase 336,200 shares issued in connection with the restructuring of the notes in December 2001;

     3. Our private placement completed in October 2000 of 400,000 shares of our Series B Preferred Stock and 80,0000 Series D Warrants;

     4. Our private placement completed in January 2001 of 480,769 shares of our Series C Preferred Stock and 302,231 Series D Warrants;

     5. Our private placement completed in June 2001 of 25 shares of our Series D Preferred Stock and 50,000 Series E Warrants;

     5. Our private placement completed in August 2001 of72 shares of our Series E Preferred Stock and 34,500 Series F Warrants;

     6. Our private placement completed in September 2001 of 5 shares of our Series F Preferred Stock and 100,000 Series G Warrants;

     7. Our private placement completed in July 2001 in which we sold 83,344 shares of Common Stock and warrants to purchase 10,000 shares of Common Stock;

     8. Our private placement completed in December 2001 in which we sold 180,000 shares of Common Stock and warrants to purchase 180,000 shares of Common Stock;

     9. Our private placement completed in January 2002 in which we sold 106,382 shares of Common Stock and warrants to purchase 50,000 shares of Common Stock;

     10. Our private placement completed in February 2002 in which we sold 50,000 shares of Common Stock and warrants to purchase 7,000 shares of Common Stock;

     11. Our private placement completed in February 2002 in which we sold 576,923 shares of Common Stock and warrants to purchase 150,000 shares of Common Stock;

     12. Other shares of common stock and outstanding warrants issued in connection with various consulting agreements and for other services rendered to Cash Technologies.

     This Prospectus may be used by the selling shareholders in connection with the resale of their securities.

Series A Preferred Stock Placement

     We completed a private placement on November 30, 1999 and received gross proceeds of $1,122,188. We offered 119 units, each unit comprised of 10 shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock and 5 Series A Common Stock Purchase Warrants. Each share of the Series A Preferred Stock is convertible into one share of Common Stock, based upon a conversion price of $9.50. The Series A Warrants were originally exercisable at $12.00 per share. In October 2000, the Board of Directors determined to reduce the exercise price to $9.00. Dividends on the Series A Preferred Stock are cumulative annual dividends at the rate of 8% per annum are payable annually, and are payable in cash, or at our option, in additional Series A Warrants based upon a price of $12.00 per Series A Warrant. As a result of this offering we have issued 118,125 shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock and 59,059 Series A Common Stock Purchase Warrants. The registration statement of which this prospectus forms a part includes 177,184 shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Series A Warrants.

                                                Shares                              Shares          Percentage of
                                                Beneficially                        Owned           Shares
Name and Address of                             Owned Prior to     Shares           After           Owned After
Security Holder                                 Offering (1)       Offered (1)      Offering        Offering (2)

                      Shares Underlying Series A Preferred Stock and Series A Warrants

Gerard Renik                                      3,937               3,937            -                 **
15 Hillsdale Drive
San Anselmo, CA

Lloyd Ettinger                                    3,937               3,937            -                 **
23748 Harbor Vista
Malibu, CA

Watershed Partners, LLP                          15,750              15,750            -                 **
3000 Sand Hill Road
Menlo Park, CA

Diane Gross                                       7,875               7,875            -                 **
240 Central Park South
New York, NY

Bernard Goldberg                                  7,875               7,875            -                 **
807 Kimrymoor
Fayetteville, NY  13066

                                                Shares                              Shares          Percentage of
                                                Beneficially                        Owned           Shares
Name and Address of                             Owned Prior to     Shares           After           Owned After
Security Holder                                 Offering (1)       Offered (1)      Offering        Offering (2)
Wesley Neal                                       7,875               7,875            -                 **
4006 Honduras
Pasadena, TX  77504

Charles Weingarten                                3,937               3,937            -                 **
605 San Lorenzo Street
Santa Monica, CA  90402

Daniel Martin                                    23,625              23,625            -                 **
5 Maloyan Lane
Lafeyette, CA

Marc Derendinger 401 Profit Sharing Plan          7,875               7,875            -                 **
1133 Saratoga Avenue
San Jose, CA  95129

Milan Glumidge                                    7,875               7,875            -                 **
C/O BlueBeard's Castle
St. Thomas, USVI

Jesselson Gimel Charitable Trust                 15,750              15,750            -                 **
450 Park Avenue
New York, NY  10022

Irwin Tenenbaum                                   3,937               3,937            -                 **
248 Angelo Drive
Los Angeles, CA  90077

Menachem Rosensaft                                3,937               3,937            -                 **
179 East 70th Street
New York, NY

                                                Shares                              Shares          Percentage of
                                                Beneficially                        Owned           Shares
Name and Address of                             Owned Prior to     Shares           After           Owned After
Security Holder                                 Offering (1)       Offered (1)      Offering        Offering (2)
Fagenson & Co, Inc. Employee                      3,937               3,937            -                 **
Pension Plan & Trust
19 Rector Street
New York, NY  10006

Starr Securities Target Benefit Plan              3,937               3,937            --                **
19 Rector Street
New York, NY  10006

Ronald Drazin                                     7,875               7,875            --                **
35 Sunny Ridge Drive
Fair Haven, NJ  07704

Alf Aid Trust                                    47,250              47,250            -                 **
1402 59th Street
Brooklyn, NY  11219
--------------------------------------------------------------------------------

Sub-Total                                        177,184             177,184           -               2.79%

  (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

  (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

  **  Denotes less than 1.00%

Series B Preferred Stock Placement

     On October 4, 2000, we completed a private offering of $2,000,000 of units comprised of Series B 8% Cumulative Convertible Preferred Stock and Series C Warrants. We issued an aggregate of 400,000 shares of Series B Stock and 80,0000 Series C Warrants. The Series B Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. The Series B Stock is convertible into shares of Common Stock, at anytime at the option of the holder, at the liquidation price ($5.00) divided by the lesser of: (i) $5.50 per share; or (ii) the average closing price for the Company's Common Stock for the five
(5) trading days ending on the trading day prior to the date of the conversion notice; provided, however, in no event will the conversion rate be less than $2.50 per share. The Series C Warrants have an exercise price of $2.00 per share. The registration statement of which this prospectus forms a part includes 800,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock (based upon the $2.50 minimum conversion price) and exercise of the Series C Warrants and an additional 95,239 shares of Common Stock, which were issued as dividends upon the Series B Preferred Stock.

                                                Shares                              Shares          Percentage of
                                                Beneficially                        Owned           Shares
Name and Address of                             Owned Prior to     Shares           After           Owned After
Security Holder                                 Offering (1)       Offered (1)      Offering        Offering (2)
                      Shares Underlying Series B Preferred Stock and Series C Warrants

Bowmor Capital Funding, LLC                       121,905            121,905          -              1.94%
Attn: C. Read Morton, Jr., Member,
Manager
600 W. Peachtree Street, Suite 1200
Atlanta, GA 30308

Charles R. Clatterbuck                             24,381            24,381           -                **
1008 Marian Avenue
Bellevue, NE 68005

Charles E. Coombes                                 24,381            24,381           -                **
5202 E. Longboat
Tampa, FL


Village Investments                               121,905            121,905          -              1.94%
James M. Donnan, III
P.O. Box 1472
Athens, GA 30603

Gerardo A. Acosta                                  24,381            24,381           -                 **
Apartado Postal
66721 Plaza Las Americas
Caracas 1061-A
Venezuela

                                                Shares                              Shares          Percentage of
                                                Beneficially                        Owned           Shares
Name and Address of                             Owned Prior to     Shares           After           Owned After
Security Holder                                 Offering (1)       Offered (1)      Offering        Offering (2)
Gary Kehoe                                         24,381            24,381                            **
21663 N. 58th Drive
Glendale, AZ 85308
                                                                                       -
Robert W. Wyatt, Jr                                24,381            24,381                            **
3333 Avenida Hacienda
Escondido, CA 92029
                                                                                       -
Kevin J. Walls                                    146,286            146,286                         2.32%
73 Seddon Road
Morden
Surrey SM46ED UK
                                                                                       -
Ejada Limited Partnership                          89,524            89,524                          1.38%
Eric Butlein, General Partner
9303 N. Valley Hill Road
River Hills, WI 53217
                                                                                       -
The Mestman Family Trust                           48,762            48,762                            **
Gary A. Mestman & Marice P.
Mestman, Co-Trustees
320 Union Boulevard
St. Louis, mO 63108
                                                                                       -
Larry A. Storjohann                                24,381            24,381                            **
16006 S. 11th Place
Phoenix AZ 85048
                                                                                       -
Rose Family Limited Partnership                    24,381            24,381                            **
Thomas G. Rose
6701 Antire Road
High Ridge, MO 63049
                                                                                       -
James M. Schloeman                                 48,762            48,762                            **
544 Conway Village Drive
St. Louis, MO 63141
                                                                                       -
Vincent Paul & Stefanie R.                         97,524            97,524                          1.56%
Mazzeo, Jr.
6422 Via Rosa
Boca Raton, FL 33433

                                    Shares                    Shares   Percentage of
                                    Beneficially              Owned    Shares
                                    Owned Prior     Shares    After    Owned After
Name and Adress of                  to Offering(1) Offered(1) Offering Offering(2)
Security Holder
UMB Bank, as Trustee of the Thrift
& Profit Sharing Retirement Plan of     24,381         24,381      -         **
Latham and Watkins
FBO Donald Baker
By: Janet K. Lee, Vice President
1010 Grand Boulevard
P.O. Box 419692
Kansas City, MO 64141-6692
                                                                   -
Dirk Farrow                             12,190         12,190                **
1813 Maple Leaf Drive
Windemere, F 34786
                                                                   -
Robert Taylor                           12,190         12,190                **
7280 Hawksnest Boulevard
Orlando, FL 32835
                                                                   -
Daniel Martin                           73,143         73,143              1.17%
5 Maloya Lane
Lafayette, CA 94549
                                                                   -
Total                                  967,239        967,239             13.56%


    (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

    (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

     **  Denotes less than 1.00%

Series C Preferred Stock Placement

         On January 10, 2001, we completed a financing of $500,000, with one of our existing shareholders, comprised of 480,769 shares of Series C 8% Convertible Preferred Stock and 302,231 Series D Warrants. The Series C Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. The Series C Preferred Stock is convertible into Common Stock on the basis of one share of common stock for each share of preferred stock. The Series D Warrants have an exercise price of $0.50 per share. The registration statement of which this prospectus forms a part includes 480,769 shares of Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Series D Warrants and an additional 302,231 shares of Common Stock, which may be issued as dividends upon the Series C Preferred Stock

                              Shares                        Shares      Percentage of
                              Beneficially                  Owned After Shares
                              Owned Prior to Shares Offered Offering    Owned After
Name and Address of           Offering (1)   (1)                        Offering (2)
Security Holder
        Shares Underlying Series C Preferred Stock and Series D Warrants

Ejada Limited Partnership          783,000       783,000         _          11.26%
Attn: Eric Butlein
9303 North Valley Hill Road
River Hills, WI 53217

Total                              783,000       783,000         _          11.26%

    (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

    (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

    **   Denotes less than 1.00%

Series D Preferred Stock Placement

         In June 2001, we completed a private placement financing for gross proceeds of $250,000, comprised of 25 shares of Series D 8% Convertible Preferred Stock and 50, 000 Series E Warrants. The Series D Stock has annual dividends payable at 8% per year, payable in cash or common stock at our option. The Series D Preferred Stock is convertible into Common Stock determined by dividing the issue price ($10,000 per share) by the average closing price of our Common Stock for the 20 trading days prior to the date of conversion, less a discount of 30%; provided, however, in no event will the conversion rate be less than $.75 per share. The Series E Warrants have an exercise price of $0.50 per share. The registration statement of which this prospectus forms a part includes 325,860 shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the Series E Warrants and an additional 50,000 shares of Common Stock, which may be issued as dividends upon the Series D Preferred Stock

                         Shares                        Shares      Percentage of
                         Beneficially                  Owned After Shares
                         Owned Prior to Shares Offered Offering    Owned After
Name and Address of      Offering (1)   (1)                        Offering (2)
Security Holder

        Shares Underlying Series D Preferred Stock and Series E Warrants

Peter & Irene Gauld             375,860        375,860           _         5.74%
33 Malcolm's Mount West
Stone Haven, AB392TF
Scotland, UK

Total                           375,860        375,860                     5.74%



    (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

    (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

    **   Denotes less than 1.00%

Series E Preferred Stock Placement

         In July 2001, we completed an offering for gross proceeds of $200,000, comprised of 72 shares of Series E 10% Convertible Preferred Stock and 100,000 Series F Warrants. The Series E Stock has annual dividends payable at 10% per year, payable in cash or Common Stock at our option. The Series D Preferred Stock is convertible into Common Stock determined by dividing the issue price ($100,000 per share) by the average closing price of our Common Stock for the 20 trading days prior to the date of conversion, less a discount of 30%; provided, however, in no event will the conversion rate be less than $1.60 per share. The Series F Warrants have an exercise price of $2.00 per share. The registration statement of which this prospectus forms a part includes 112,500 shares of Common Stock issuable upon conversion of the Series E Preferred Stock and exercise of the Series F Warrants and an additional 34,500 shares of Common Stock, which may be issued as dividends upon the Series E Preferred Stock.

                                     Shares                                             Percentage of
                                     Beneficially                         Shares        Shares
                                     Owned Prior to      Shares Offered   Owned After   Owned After
Name and Address of                  Offering (1)        (1)              Offering      Offering (2)
Security Holder

                   Shares Underlying Series E Preferred Stock and Series F Warrants

Arnold Spirtas                             18,125            18,125            _               **
11205 Tureen Drive
St. Louis, MO 63141

James E. Turner Rev. Trust                 18,125            18,125            _               **
206 N. Bemiston Avenue
Clayton, MO 63105

James R. & Kathleen C. Hill Trust          18,125            18,125            _               **
5422 Vicar Court
St. Louis, MO 63119

Leslie Rich Rev. Living Trust              18,125            18,125            _               **
11111 Conway Road
St. Louis, MO 63131

Donn H. Lipton, TTEE                       18,125            18,125            _               **
3 Lakeside Green
Ladue, MO 63124

Theresa M. La Briola Trust                  2,563             2,563            _               **
220 Menard Circle
Sacramento, CA  95835

Samuel H. Liberman Rev. Trust               2,562             2,562            _               **
220 Menard Circle
Sacramento, CA  95835

SHL Enterprises                            12,813            12,813            _               **
139 North Central Avenue Apt. H
St. Louis, MO 63105

                                     Shares                                             Percentage of
                                     Beneficially                         Shares        Shares
                                     Owned Prior to      Shares Offered   Owned After   Owned After
Name and Address of                  Offering (1)        (1)              Offering      Offering (2)
Security Holder
Alexander S. Loeb & Joan K.               12,812            12,812            _               **
Loeb TTEES FBO Alexander S.
Loab 11/17/87
800 South Hanley Road Unit 1C
St. Louis, MO 63105

Cherokee Land                             25,625            25,625            _               **
c/o Aquarias, Ltd.
3200 S. Kings Highway
St. Louis, MO 63134

Total                                    147,000           147,000            _             2.33%

     (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

     (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

     **   Denotes less than 1.00%

Series F Preferred Stock Placement

         On September 4, 2001, we completed a financing for gross proceeds of $500,000 with one of our existing shareholders, comprised of 5 shares of Series F 8% Convertible Preferred Stock and 100,000 Series G Warrants. The Series F Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. The Series F Preferred Stock is convertible into Common Stock determined by dividing the issue price ($100,000 per share) by the average closing price of our Common Stock for the 20 trading days prior to the date of conversion, less a discount of 30%; provided, however, in no event will the conversion rate be less than $1.00 per share or more than $2.50 per share. The Series G Warrants have an exercise price of $0.50 per share. The registration statement of which this prospectus forms a part includes 500,000 shares of Common Stock issuable upon conversion of the Series F Preferred Stock and exercise of the Series G Warrants and an additional 100,000 shares of Common Stock, which may be issued as dividends upon the Series F Preferred Stock.

                                   Shares                                             Percentage of
                                   Beneficially                         Shares        Shares
                                   Owned Prior to      Shares Offered   Owned After   Owned After
Name and Address of                Offering (1)        (1)              Offering      Offering (2)
Security Holder

                    Shares Underlying Series F Preferred Stock and Series G Warrants

Peter and Irene Gauld                   600,000            600,000           _             8.87%
33 Malcolm's Mount West
Stone Haven, AB392TF
Scotland, UK

Total                                   600,000            600,000           _             8.87%

     (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

     (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

     **   Denotes less than 1.00%

December 2001 Unit A Placement

On December 5, 2001 we completed a private offering for gross proceeds of $225,000 wherein we sold 9 units, each unit comprised of 20,000 shares of Common Stock and 20,000 warrants. The warrants are exercisable as follows:

         - 10,000 warrants have an exercise price of $1.50 per share and an exercise period of one year;

         - 5,000 warrants have an exercise price of $2.50 per share and an exercise period of two years; and

         - 5,000 warrants have an exercise price of $4.75 per share and an exercise period of five years.

The registration statement of which this prospectus forms a part includes 180,000 shares of Common Stock and 180,000 shares issuable upon exercise of the warrants.

                                         Shares                              Shares        Percentage of
                                         Beneficially                        Owned         Shares
                                         Owned Prior to     Shares           After         Owned After
Name and Address of                      Offering (1)       Offered (1)      Offering      Offering (2)
Security Holder
John T. Clarkson Jr.                      40,000                40,000           _              **
709 South Skinker Boulevard
Suite 1002
St. Louis MO 63105

Jack Levitt                               40,000                40,000           _              **
425 Wenneker
St. Louis, MO 63124

James M. Donnan III                       65,000                65,000           _              **
246 Hamilton Road
Athens, GA 30606

Jeffery Todd Donnan                        5,000                 5,000           _              **
246 Hamilton Road
Athens, GA 30606

Tammy Lynn Donnan                          5,000                 5,000           _              **
246 Hamilton Road
Athens, GA 30606

Mary Page Johnson                          5,000                 5,000           _              **
246 Hamilton Road
Athens, GA 30606

Pierce Liberman Rev. Living Trust        140,000               140,000           _            2.22%
DTD 8/16/2000
#2 Waverton
St. Louis MO 63124

                                         Shares                              Shares        Percentage of
                                         Beneficially                        Owned         Shares
                                         Owned Prior to     Shares           After         Owned After
Name and Address of                      Offering (1)       Offered (1)      Offering      Offering (2)
Security Holder
James M. Schloeman Sr. TTEE                20,000            20,000           _            **
FBO James M. Schloeman Sr.
UAD 01/23/87
544 Conway Village Drive
St. Louis, MO 63141

John L. Shaw custodian for                  3,500             3,500           _            **

Patrick R. Shaw
838 Woodsdale

Wildwood, MO 63011

Matthew J. Shaw Or Susan D. Shaw            7,000             7,000           _            **
838 Woodsdale

Wildwood, MO 63011

John or Susan Shaw Trustees                 9,500             9,500           _            **
O/T John L. Shaw & Susan D. Shaw
Rev. Living Trust DTD 8/20/99
838 Woodsdale
Wildwood, MO 63011

James E. Turner                            20,000            20,000           _            **
206 N. Bemiston Avenue
Clayton, MO 63105
Total
                                          360,000           360,000           _          5.51%

   (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

   (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

   **   Denotes less than 1.00%

January 2002 Unit B Placement

On January 2002 we completed a private offering for gross proceeds of $200,000 wherein we sold 8 units, each unit comprised of 13,298 shares of Common Stock and 6,250 warrants. The warrants have an exercise price of $1.88 per share and an exercise period of five years. The registration statement of which this prospectus forms a part includes 106,383 shares of Common Stock and 50,000 shares issuable upon exercise of the warrants.

                                            Shares                          Shares        Percentage
                                            Beneficially                    Owned         of Shares
Name and Address of                         Owned            Shares         After         Owned After
Security Holder                             Prior to         Offered(1)     Offering      Offering(2)
                                            Offering
                                            (1)
James M. Schloeman Sr. TTEE                    29,322          29,322            _           **
FBO James M. Schloeman Sr.
UAD 01/23/87
544 Conway Village Drive
St. Louis, MO 63141

Pierce Liberman Rev. Living Trust              68,417          68,417            _         1.10%
DTD 8/16/2000
#2 Waverton
St. Louis MO 63124

John or Susan Shaw Trustees                     9,774           9,774            _           **
O/T John L. Shaw & Susan D. Shaw
Rev. Living Trust DTD 8/20/99
838 Woodsdale
Wildwood MO 63011

James E. Turner                                 9,774           9,774            _           **
206 N. Bemiston Avenue
Clayton, MO 63105

Donn H. Lipton Rev. Trust DTD 12/5/86          39,096          39,096            _           **
Donn H. & Marilyn G. Lipton TTEES
3 Lakeside Green
Ladue, MO 63124

TOTAL                                         156,383         156,383            _         2.47%


    (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

    (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

    **  Denotes less than 1.00%

July 2001 Private Offering

       In July 2001 we sold an aggregate of $100,000 of our securities to 2 foreign investors. Each investor purchased a $50,000 unit, each unit comprised of (i) 41, 667 shares of Common Stock and (ii) 5,000 common stock purchase warrants. The warrants have an exercise price of $1.20 per share. The registration statement of which this prospectus forms a part includes 83,334 shares of Common Stock and 10,000 shares issuable upon exercise of the warrants.

                             Shares                            Shares     Percentage
                             Beneficially                      Owned      of Shares
Name and Address of          Owned Prior to     Shares         After      Owned After
Security Holder              Offering (1)       Offered (1)    Offering   Offering (2)
Westfinanz GembH                46,667            46,667          _            **
Berchtesgadenerstrasse
A-5020 Salzburg
Austria

Walter Staudinger               46,667            46,667          _            **
Furtwaenglerplatz 30/4
A-1130 Vienna
Austria

TOTAL                           93,334            93,334          _           1.49%

  (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

  (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

  **   Denotes less than 1.00%

February 2002 Private Offering

       In February 2002 we sold an aggregate of $75,000 of our securities to 2 foreign investors Each investor purchased a $25,000 unit, each unit comprised of
(i) 16,667 shares of Common Stock and (ii) 2,500 common stock purchase warrants. The warrants have an exercise price of $1.70 per share. The registration statement of which this prospectus forms a part includes 50,000 shares of Common Stock and 7,500 shares issuable upon exercise of the warrants

                             Shares                            Shares     Percentage
                             Beneficially                      Owned      of Shares
Name and Address of          Owned Prior to     Shares         After      Owned After
Security Holder              Offering (1)       Offered (1)    Offering   Offering (2)
Peter Mall                      38,333            38,333           _           **
Gersbergweg 4
A-5020 Salzburg
Austria

Wunibald Guertler               19,167            19,167           _           **
25a Marlborough Court
Pembroke
London W86DE

TOTAL                           57,500            57,500           _           **

  (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

  (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

  **   Denotes less than 1.00%

January 2000 Note Placement

       In January 2000, we completed a private placement offering of convertible notes and warrants under Section 4(2) of the Securities Act of 1933. The offering consisted of units, each unit comprised of a secured convertible promissory note in the principal amount of $50,000, bearing interest at the rate of 10% per annum and Series B Redeemable Warrants to purchase 5,000 shares of common stock. GunnAllen Financial, Inc., one of our investment bankers and an underwriter in our initial public offering, was engaged as placement agent for this offering. We received gross proceeds from this offering of $3,362,000 from the sale of 67.2 Units. As a result of this offering, we issued notes in the aggregate principal amount of $3,362,000 and 336,200 Series B Common Stock Purchase Warrants The notes were originally convertible into our Common Stock at the conversion rate of $9.50 per share. The Series B Warrants were originally exercisable at a price of $13.00 per share. The notes were originally due and payable on July 31, 2001. The notes were secured by a first priority lien on all of our assets.

       In October 2001, as a result of our need for funds and our low stock price, and our inability to repay the notes, the Board of Directors determined that it was in our best interests to make an offer to the note holders in order to restructure the terms of the notes. Under the terms of this restructuring, we proposed as follows:

    . The maturity date of the original notes would be extended to July 31, 2003. Payment of interest accruing after July 31, 2001 to the maturity date and principal will be paid at the new maturity date;

    . Accrued interest from the original date of the notes through July 31, 2001 will be added to the principal amount outstanding on the notes;

    .  Any and all default interest due under the notes will be waived in full;

The Series B Warrants originally issued to the holders of the original notes would be amended to provide as follows:

    . If exercised prior to November 30, 2001, the exercise price will be $1.35 per share;

    . If exercised after November 30, 2001 but prior to January 15, 2002, the exercise price will be $2.20 per share; and

    . If exercised after January 15, 2002, the exercise price will be permanently reduced to $4.50 per share.

    . The exercise period of the Series B warrants would be extended to equal five years from July 31, 2001 to July 31, 2006.

    . For each warrant received in connection the original note subscription, the note holder would receive a new warrant, with terms equal to the original Series B Warrants, as amended above.

       The offer was valid initially through December 31, 2001 and later was extended to January 31, 2002. Noteholders who agreed to the exchange after Dec. 31, 2001, but prior to Jan. 31, 2002 would not be entitled to the applicable warrant price adjustments described above.

         In addition, the noteholders were required to agree that any and all security interests granted to the note holders in the Company's existing CoinBank machines and related equipment existing as of the date hereof would be subordinated and deemed junior to the security interests of GE Capital.

         Noteholders were also requested to agree that the lien and security interest previously granted to them under the notes be subordinate to a lien and security interest in favor of a proposed lender to the Company who has proposed to lend to the Company up to $250,000 provided the funds lent are used solely in connection with our cash processing business with the Los Angeles Metropolitan Transportation Authority (LACMTA). In April 2002, the Company obtained a loan of $150,000 for the LACMTA cash-processing contract.

         As of December 31, 2001, we had received acceptances from holders of $2,162,000 of the notes outstanding. No noteholders accepted the offer after December 31, 2001.

                                             Shares                               Shares      Percentage of
                                             Beneficially                         Owned       Shares
Name and Address of                          Owned Prior to      Shares           After       Owned After
Security Holder                              Offering (1)        Offered (1)     Offering     Offering (2)
Robert Albonico                                 25,263            25,263            _             **
P.O. Box 730
Gardnerville, NV 89410

Donald Baker, Esq.                              25,263            25,263            _             **
Latham & Watkins
633 W. 5/th/ Street-Suite 400
Los Angeles, CA 90071

Howard and Joy Brand                            12,632            12,632            _             **
1720 Ruhland Avenue
Manhattan Beach, CA 90266-7132

Steven Brownstein                               18,947            18,947            _             **
5930A Lincoln Grove
Morton Grove, IL 60053-3344

Felix Campos                                    50,526            50,526            _             **
10224 Vestal Court
Coral Springs, FL 33071

John Chwalinski                                 50,526            50,526            _             **
21054 W. Creekside Drive
Kildeer IL 60047-7845

Charlie Coombes                                 25,263            25,263            _             **
5428 W. Crenshaw Street
Tampa, FL 33634-3009

Paul Creamer                                    50,526            50,526            _             **
18 Castlewood Drive
Pleasanton, CA 94566-9728

                                             Shares                               Shares      Percentage of
                                             Beneficially                         Owned       Shares
Name and Address of                          Owned Prior to      Shares           After       Owned After
Security Holder                              Offering (1)        Offered (1)     Offering     Offering (2)
Glenn Davis                                     44,211             44,211            _            **
828 Sovereign Way
Redwood Shores CA 94065

William Donnelly                                25,263             25,263            _            **
9980 Fair Road
Strongsville OH 44136

Alan Droz                                       12,632             12,632            _            **
39200 Heatherbrook Drive
Framington Hills MI 48331

Ejada Limited Partnership                      102,632            102,632            _          1.64%
c/o Eric Butlein
9303 N. Valley Hill Road
Milwaukee, WI 53217-1036

Richard Fried IRA                               25,263             25,263            _            **
5332 Muriel Lane
Bensalem PA 19020

Jerry Friedman                                 113,684            113,684            _          1.81%
Bluemound IRA
W. 6654 Country Highway V
Cascade, WI 53011-1522

Robert Fullerton, IRA                           12,632             12,632            _            **
257 Cherry Lane
Avon Lake, OH 44012

Andes Garganta                                  12,632             12,632            _            **
9933 SW 21/st/ Street
Miami, FL 33165

Robert Gilman                                   50,526             50,526            _            **
6 Farrington Circle
Lincolnshire, IL 60056

Kenneth Goldman Accountancy Corp. Pension       12,632             12,632            _            **
& Profit Sharing Trust
12385 Melody Lane
Los Angeles, CA 94022-3238

Stuart and Paula Graff                          50,526             50,526            _            **
7115 Ayrshire Lane
Boca Raton, FL 33496

                                             Shares                               Shares      Percentage of
                                             Beneficially                         Owned       Shares
Name and Address of                          Owned Prior to      Shares           After       Owned After
Security Holder                              Offering (1)        Offered (1)     Offering     Offering (2)
Tony Heinrich                                  12,632             12,632            _             **
2927 S. Fish Hatchery Road
Madison, WI 53711-6432

International Power Machinery Company          25,263             25,263            _             **
Pension Trust
834 Terminal Tower
Cleveland, OH 44113-2207

Robert Jackson                                 25,263             25,263            _             **
8331 Tender Trail
Cicero, NY 13039-9264

Marc Jacobson                                  12,632             12,632            _             **
23809 Duffield Road
Shaker Heights, OH 44122-3110

Warren Johnson                                 25,263             25,263            _             **
691 Emerald Harbor Drive
Longboat Key, FL 34228

Dennis Lapidus                                 25,263             25,263            _             **
1941 No. freemont
Chicago, IL 60614

Pierce Liberman                                50,526             50,526            _             **
2 Waverton
St. Louis, MO 63124-1559

Ron Likas                                      50,526             50,526            _             **
P.O. Box 58
Mishicot, WI 54208

Andrew Lippa                                   12,632             12,632            _             **
5200 Senca Point Road
Canandaigua, NY 14424-8921

Ted Luntz                                      25,263             25,263            _             **
29776 Gates Mill Blvd.
Cleveland,OH 44124

Jim Lyons                                      43,958             43,958            _             **
105 Wadsworth Avenue
Levittown, NY 11756

Ben Mast                                      151,579            151,579            _           2.40%
3149 State Route 39
Millersburg, OH 44654

                                   Shares                               Shares        Percentage of
                                   Beneficially                         Owned         Shares
Name and Address of                Owned Prior to      Shares Offered   After         Owned After
Security Holder                    Offering (1)        Offered(1)       Offering      Offering(2)
Gerald Miller                        25,263             25,263            _              **
8015 El Paseo Grande
La Jolla CA 92037

Todd Nelson                          12,632             12,632            _              **
2645 Castlerock Drive
Fitchburg, WI 53711

Frederick Oswald III                 12,632             12,632            _              **
3312 Big Horn Trail
Plano TX 75075

Michael Polk                         12,632             12,632            _              **
23910 Linden Terrace
Calabasas CA 91302

Paul Powers                          25,263             25,263            _              **
2257 Silas Deane Highway
Zrocky Hill, CT 06067-2328

Oswald Schindler                     12,632             12,632            _              **
27500 Cedar Road #410
Beachwood OH 44122

David Schlabach                      12,632             12,632            _              **
4585 State Route 39
Berlin OH 44610

Steven Shlemon                       50,526             50,526            _              **
P.O. Box 10028
Tampa FL 33679-0028

Steven Sieglaub                      25,263             25,263            _              **
4022 NW 81/st/ Avenue
Coral Springs, FL 33067-2001

Richard Steuer                       12,632             12,632            _              **
2951 Glenmore Road
Shaker Heights, OH 44122-3031

Kem Swarts                           25,263             25,263            _              **
P.O. Box 6655
Breckenridge, CO 90424-6655

Francis and Joyce Villella           50,526             50,526            _              **
P.O. Box 285
Dubois, PA 15801

Larry Walshaw                        12,632             12,632            _              **
90 Ocean Breeze Drive
Atlanta, FL 32233

                                      Shares                             Shares      Percentage of
                                      Beneficially                       Owned       Shares
Name and Address of                   Owned Prior to    Shares           After       Owned After
Security Holder                       Offering (1)      Offered(1)       Offering    Offering(2)
Larry Wheeler                           12,632           12,632            _             **
6566 South Tyko Court
Peru IN 46970-8789

Jorge Zapata                            25,263           25,263            _             **
3825 Stonebriar Court
Duluth GA 30097-2240

Andrew Zarnett                          12,632           12,632            _             **
Deutsche Bank
31 W. 52/nd/ Street-12th Floor
New York, NY 10012

Joseph Zernic                           25,263           25,263            _             **
3700 Kelley Avenue
Cleveland OH 44114-4533
------------------------------------------------------------------
Sub-Total                            1,548,695        1,548,695            -          20.07%


  (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

  (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

  **    Denotes less than 1.00%

February 2002 Share Placement

         Effective February 22, 2002, we completed a private placement of our securities with one of our shareholders. GunnAllen Financial Corp, a registered broker dealer, served as placement agent for the transaction, which was intended to comply with Section 4(2) of the Securities Act of 1933, as amended. We sold a unit for gross proceeds of $750,000. The unit was comprised of 576,923 shares of common stock and warrants to purchase 150,000 shares of common stock. Each warrant is initially exercisable to purchase one share at an initial exercise price of $1.50. In addition, we paid a commission of 8% of the gross proceeds to GunnAllen Financial Corp and issued to GunnAllen Financial (or its affiliates) an aggregate of 40,000 shares of common stock warrants at an exercise price of $1.50 per share.

                              Shares                          Shares     Percentage
                              Beneficially                    Owned      of shares
Name and Address of           Owned Prior to   Shares         After      Owned After
Security Holder               Offering(1)      Offered(1)     Offering   Offering(2)
Peter & Irene Gauld            726,923         726,923         _         10.54%
33 Malcolm's Mount West
Stone Haven, AB392TF
Scotland, UK

TOTAL                          726,923         726,923         _         10.54%


  (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

  (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

  **    Denotes less than 1.00%

Shares Underlying Other Outstanding Warrants

--------------------------------------------------------------------------------------------------------------------------------
        Name and Address of             Shares Beneficially                            Shares Owned         Percentage Of
          Security Holder                  Owned Prior to              Shares              After             Shares Owned
                                            Offering (1)             Offered (1)         Offering         After Offering (2)
--------------------------------------------------------------------------------------------------------------------------------
Vincent Carrino                               118,125                  118,125               -                  1.88%
3000 Sand Hill Road
Menlo Park, CA
--------------------------------------------------------------------------------------------------------------------------------
Daniel Coleman                                 17,500                   17,500               _                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Swift Barnes Cust. for Parker                   4,375                    4,375               _                    **
Barnes
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Mayer Laufer                                   26,250                   26,250               -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Peter Wasserman                                 8,750                    8,750               -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Bernard Goldberg                                8,750                    8,750               -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Richard Kandel                                  8,750                    8,750               -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Bernie Fine                                     4,375                    4,375               -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Dianne Gross                                   17,500                   17,500               -                    **
240 Central Park South
New York, NY
--------------------------------------------------------------------------------------------------------------------------------
Transtech GBM, Inc.                            17,500                   17,500               -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Thomas Fuchs                                   17,500                   17,500               -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Eugene Sudziarski                               2,188                    2,188               -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Archie Simmons                                  2,188                    2,188               -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Gar Enterprises, Inc.                          87,500                   87,500               -                  1.40%
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------

Jeffery J. Posner                              8,750                    8,750                _                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Thomas Dowling                                 8,750                    8,750                -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Watermill Holdings                             4,375                    4,375                -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Gregory Perrotta                               8,750                    8,750                -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
R. Michael Bowe                                4,375                    4,375                -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Alliance Capital Investments                   8,750                    8,750                -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Evan Bower                                     8,750                    8,750                -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Peter Montalbano                              26,250                   26,250                -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Gunn Allen Financial, Inc.                   299,250                  299,250                -                  4.63%
1715 N. Westshore Blvd.
Tampa, Fl  33607
--------------------------------------------------------------------------------------------------------------------------------
Starr Securities                             174,250                  174,250                -                  2.75%
19 Rector Street
New York, NY  10006
--------------------------------------------------------------------------------------------------------------------------------
United Nevada Discount, Inc.                   4,113                    4,113                -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Kevin T. Barnes                                5,560                    5,560                -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
William Berris                                21,448                   21,448                -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
AR Brasch Marketing Employee Plan             21,700                   21,700                -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
CFO Services Profit Sharing Plan               1,192                    1,192                -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------
Karleen Merry                                  1,192                    1,192                -                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015
--------------------------------------------------------------------------------------------------------------------------------

Miles E Brasch                      5,705          5,705        -           **
C/O 1434 West 11/th/ Street
Los Angeles, CA 90015
--------------------------------------------------------------------------------
Michael and Greta Wirth             3,336          3,336        _           **
C/O 1434 West 11/th/ Street
Los Angeles, CA 90015
--------------------------------------------------------------------------------
Richard Maize                       1,112          1,112        -           **
C/O 1434 West 11/th/ Street
Los Angeles, CA 90015
--------------------------------------------------------------------------------
Thomas Schiff                       1,112          1,112        -           **
C/O 1434 West 11/th/ Street
Los Angeles, CA 90015
--------------------------------------------------------------------------------
Erica Jesselson                    50,000         50,000        -           **
C/O 1434 West 11/th/ Street
Los Angeles, CA 90015
--------------------------------------------------------------------------------
Ejada Limited Partnership
9303 N. Valley Hill Road           25,000         25,000        -           **
River Hills, WI 53217
--------------------------------------------------------------------------------
Mark Scott                         40,000         40,000        -           **
C/O 1434 West 11/th/ Street
Los Angeles, CA 90015
--------------------------------------------------------------------------------
WAB Capital                        25,000         25,000        -           **
C/O 1434 West 11/th/ Street
Los Angeles, CA 90015
--------------------------------------------------------------------------------
Goldstein & DiGioia, LLP           90,000         90,000        -          1.44%
369 Lexington Ave.
New York, NY 10017
--------------------------------------------------------------------------------
Howard Brand                      100,000        100,000        -          1.60%
C/O 1434 West 11/th/ Street
Los Angeles, CA 90015
--------------------------------------------------------------------------------
Norm Farra                         18,000         18,000        -           **
117 Long Meadow Road
Boothwyn, PA 19061
--------------------------------------------------------------------------------
Sergio Urrutia                     18,000         18,000        -           **
98 Hettys Path
Farmingville, NY 11738
--------------------------------------------------------------------------------
Robert Fagenson                    10,000         10,000        -           **
19 Rector Street
New York, NY 10006
--------------------------------------------------------------------------------
Pierce Liberman Rev. Living
Trust                              50,400         50,400        -           **
Dated 8/16/2000
#2 Waverton
St. Louis, MO 63124
--------------------------------------------------------------------------------
Sub-Total                       1,411,371      1,411,371        _         18.62%
--------------------------------------------------------------------------------


    (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

    (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

    **  Denotes less than 1.00%

Shares of Common Stock

-------------------------------------------------------------------------------------
                                Shares
            Name and         Beneficially                 Shares      Percentage Of
           Address Of        Owned Prior     Shares    Owned After    Shares Owned
        Security Holder       Offering (1) Offered (1)   Offering  After Offering (2)
-------------------------------------------------------------------------------------
Norm Farra                      22,500        22,500        --             **
117 Long Meadow Road
Boothwyn, PA 19061
-------------------------------------------------------------------------------------
Sergio Urrutia                  22,500        22,500        --             **
98 Hettys Path
Farmingville, NY 11738
-------------------------------------------------------------------------------------
GunnAllen Financial                                                        **
1715 N. Westshore Blvd.
Tampa, FL  33607                 5,000         5,000        --
-------------------------------------------------------------------------------------
Europen Council                                                            **
C/O 1434 West 11/th/ Street
Los Angeles, CA 90015           10,000        10,000        --
-------------------------------------------------------------------------------------
Paul Powers                                                                **
2257 Silas Deane Highway
Zrocky Hill, CT 06067           10,000        10,000        --
-------------------------------------------------------------------------------------
Peter & Irene Gauld                                                        **
33 Malcolm's Mount West
Stonehaven, AB392TF
Scotland, UK                    53,077        53,077        --
-------------------------------------------------------------------------------------
Pierce Liberman Rev. Living
Trust
Dated 8/16/2000
#2 Waverton
St. Louis, MO 63124             60,400        60,400        --             **
-------------------------------------------------------------------------------------

Sub-Total                      183,477       183,477        --            2.89%
-------------------------------------------------------------------------------------

    (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

    (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

    **  Denotes less than 1.00%

Shares Underlying Employee Options

--------------------------------------------------------------------------------------------------------------------------------
          Name and                Shares Beneficially                                                       Percentage Of
         Address Of                   Owned Prior              Shares                 Shares                Shares Owned
       Security Holder                Offering (1)           Offered (1)       Owned After Offering      After Offering (2)
--------------------------------------------------------------------------------------------------------------------------------
Bruce Korman
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                 200,180                 200,180                  --                      3.14%
--------------------------------------------------------------------------------------------------------------------------------
Richard Miller
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                 200,180                 200,180                  --                      3.14%
--------------------------------------------------------------------------------------------------------------------------------
Darryl Bergman
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                  75,000                  75,000                  --                      1.20%
--------------------------------------------------------------------------------------------------------------------------------
Christine Dobbings
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                  50,000                  50,000                  --                       **
--------------------------------------------------------------------------------------------------------------------------------
Willi Muhr                                                                                                       **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                  50,000                  50,000                  --
--------------------------------------------------------------------------------------------------------------------------------
Fred Yarcony                                                                                                     **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                  50,000                  50,000                  --
--------------------------------------------------------------------------------------------------------------------------------
Alexander Weiner                                                                                                 **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                  30,000                  30,000                  --
--------------------------------------------------------------------------------------------------------------------------------
Menachem Saft                                                                                                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                  35,000                  35,000                  --
--------------------------------------------------------------------------------------------------------------------------------
Summit Investors                                                                                                 **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                  10,000                  10,000                  --
--------------------------------------------------------------------------------------------------------------------------------
Natalya Galchenko
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                   1,000                   1,000                  --                       **
--------------------------------------------------------------------------------------------------------------------------------
Curtis Hilton
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                   1,500                   1,500                  --                       **
--------------------------------------------------------------------------------------------------------------------------------
Margarita Perez
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                     335                     335                  --                       **
--------------------------------------------------------------------------------------------------------------------------------
Wendy Haviland                                                                                                   **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                   4,667                    4667                  --
--------------------------------------------------------------------------------------------------------------------------------
Vaughn Trevisanut                                                                                                **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                      67                      67                  --
--------------------------------------------------------------------------------------------------------------------------------
Greystone Industries
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                   5,000                   5,000                  --                       **
--------------------------------------------------------------------------------------------------------------------------------

Kaz Banyan
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                     500                     500                  --                       **
--------------------------------------------------------------------------------------------------------------------------------
Manpreet S. Thaper
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                   4,000                   4,000                  --                       **
--------------------------------------------------------------------------------------------------------------------------------
Edmund King                                                                                                      **
C/O 1434 West /11/th Street
Los Angeles, CA  90015                  50,000                  50,000                  --
--------------------------------------------------------------------------------------------------------------------------------
Sub-Total                           ***767,429              ***767,429                  --                     11.07%
--------------------------------------------------------------------------------------------------------------------------------

     (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

     (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

     **    Denotes less than 1.00%

     *** Total 775,887 authorized of which 767,429 are outstanding as of the date of this prospectus.

Shares Underlying Director Warrants

------------------------------------------------------------------------------------------------------------------------
                                        Shares
             Name and                Beneficially                                                       Percentage Of
            Address Of                Owned Prior             Shares              Shares                Shares Owned
          Security Holder             Offering (1)           Offered (1)     Owned After Offering     After Offering (2)
------------------------------------------------------------------------------------------------------------------------
Robert B Fagenson
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                  30,000                  30,000                  --                    **
------------------------------------------------------------------------------------------------------------------------
Kevin Walls
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                  30,000                  30,000                  --                    **
------------------------------------------------------------------------------------------------------------------------
Dave Grano                                                                                                    **
C/O 1434 West 11/th/ Street
Los Angeles, CA  90015                  30,000                  30,000                  --
------------------------------------------------------------------------------------------------------------------------
Sub-Total                            ***90,000               ***90,000                  --                     **
------------------------------------------------------------------------------------------------------------------------

     (1) Does not include any other securities owned by the selling stockholder, which may be included in this prospectus.

     (2) Based on 6,167,867 outstanding, plus the shares being registered in this registration statement for each shareholder separately.

     **    Denotes less than 1.00%

     *** Total 150,000 authorized of which 90,000 remain outstanding as of the date of this prospectus.

DESCRIPTION OF SECURITIES

Capital Stock

         General

         We are authorized to issue 20,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of the date of this Prospectus, there are 6,774,133 shares of common stock issued and outstanding; 118,125 shares of Series A Preferred Stock issued and 65,625 outstanding; 400,0000 shares of Series B Preferred Stock issued and 400,000 outstanding; 480,769 shares of Series C Preferred Stock issued and outstanding; 25 shares of Series D Preferred Stock issued and zero outstanding; 72 shares of Series E Preferred Stock issued and outstanding; and 5 shares of Series F Preferred Stock issued and zero outstanding We also have an aggregate of 4,332,841 shares reserved for issuance under outstanding warrants, options and other convertible securities.

         Common Stock

         The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and, subject to preferences that may be applicable to any preferred stock outstanding at the time, are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefore. In the event of liquidation or dissolution, the holders of common stock are entitled to receive all assets available for distribution to the stockholders, subject to any preferential rights of any preferred stock then outstanding. The holders of common stock have no cumulative voting, preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby upon issuance and sale will be, fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the right of the holders of any shares of preferred stock now outstanding or which we may designate in the future.

         Preferred Stock

         Our board of directors is authorized to issue shares of preferred stock from time to time in one or more series. The board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, prevent or substantially delay a change of control, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

         As of June 3, 2002, we had the following classes of preferred stock authorized and issued:

         119,000 shares of Series A Preferred Stock authorized and 62,625 shares are outstanding;

         400,000 shares of Series B Preferred Stock authorized and 200,000 shares are outstanding;

         480,769 shares of Series C Preferred Stock authorized and 480,769 shares are outstanding;

         25 shares of Series D Preferred Stock authorized and zero shares are outstanding;

         72 shares of Series E Preferred Stock authorized and 72 shares are outstanding;

         5 shares of Series F Preferred Stock authorized and zero shares are outstanding;

         Series A Preferred Stock

         The following is a summary of the rights, preferences and privileges of the Series A Preferred Stock and is qualified in its entirety by the provisions of our Certificate of Incorporation and the Certificate of Designation. We originally authorized an aggregate of 119,000 shares of Series A preferred stock and issued 118,125 shares, of which there are 65,625 outstanding as of June 3, 2002.

Dividends

         Subject to the limitations described below, holders of shares of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of our funds legally available for payment, cumulative annual dividends in cash of $.76 per share. At our option, dividends may be paid in Series A Warrants, valued at $12.00 per Series A Warrant.

         (1) Dividends are payable annually and are cumulative from the date of original issuance of the Series A Preferred Stock and will be payable to holders of record as they appear on our stock books on the tenth business day prior to the dividend payment date.

         (2) In the event that pursuant to applicable law or contract we shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series A Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series A Preferred Stock shall be payable in Series A Warrants. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent.

         (3) Dividends on the Series A Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other corporate funds legally available for the payment of dividends. The Issue Date shall be deemed to be the date of issuance of the Series A Preferred Stock regardless of the number of times transfer of such share is made on the stock records maintained by or for us and regardless of the number of certificates which may be issued to evidence such shares.

Voting Rights

         The holders of the Series A Preferred Stock have no voting rights except with respect to:

         (1) any proposal to amend, alter or repeal any provisions of the Series A Preferred Stock, Certificate of Incorporation or By-Laws so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series A Preferred Stock or the holders thereof;

         (2) any proposal to create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series A Preferred Stock with respect to liquidation or dividends,

          (3) any proposal to directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series A Preferred Stock;

          (4) any proposal to enter into any agreement which would prohibit or restrict our right to pay dividends on the Series A Preferred Stock; or

          (5)  as required by Delaware law.

Redemption at Our Option

          We may redeem the Series A Preferred Stock at any time, in whole or in part, at our option as follows:

          (1) we shall pay a redemption price of $9.50 per share of Series A Preferred Stock to be redeemed, payable in immediately available funds to the order of the record holder of the Series A Preferred Stock;

          (2) if less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, we shall select those to be redeemed pro rata or by lot or in such other manner as the board of directors may determine in good faith.

          (3) in the event that we have failed to pay accrued and unpaid dividends on the Series A Preferred Stock, we may not redeem any of the then outstanding shares of the Series A Preferred Stock, unless all the then outstanding shares are redeemed, until all such accrued and unpaid dividends and, except with respect to shares to be redeemed, the then current annual dividend have been paid in full.

          (4) there is no mandatory redemption or sinking fund obligation with respect to the Series A Preferred Stock.

          (5) prior to redemption, we shall deliver to each record holder of Series A Preferred Stock notice of our intention to redeem all or part of the shares of Series A Preferred Stock. The notice shall state the redemption date, which date shall be a business day. Notice of redemption shall be mailed by United States first class mail at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of Series A Preferred Stock to be redeemed at the address shown on our stock books. Unless a holder of Series A Preferred Stock elects to convert his Series A Preferred Stock prior to 5:00 p.m. (Pacific Standard Time) on the redemption date, he shall return any and all original share certificates representing Series A Preferred Stock to be redeemed to us or such other place at set forth in the notice of redemption. At 5:00 p.m. (Pacific Standard Time) on the redemption date, the right of any holder to convert their shares of Series A Preferred Stock shall terminate. After the redemption date, dividends will cease to accrue on the shares of Series A Preferred Stock called for redemption, and all rights of the holders of such shares will terminate except the right to receive the redemption price without interest, unless we default in the payment of the redemption price. We shall use our best efforts to deliver the redemption price within 10 days after our receipt the original shares of Series A Preferred Stock returned by the holder to us. The shares of Series A Preferred Stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series A Preferred Stock.

Conversion Rights

          The Series A Preferred Stock shall be convertible into Common Stock as follows:

          The holders of Series A Preferred Stock will be entitled at any time following the Issue Date to convert their shares of Series A Preferred Stock into fully paid and nonassessable shares of common stock, at the conversion rate of one share of common stock for one share of Series A Preferred Stock; provided, however, the holder's right to convert the shares of Series A Preferred Stock shall terminate at 5:00 p.m. (Pacific Standard Time) on the redemption date.

          The conversion rate shall be subject to adjustment from time to time as follows:

          (1) if we shall (A) declare a dividend or make a distribution on our common stock in shares of its common stock, (B) subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or (C) combine or reclassify the outstanding common stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion rate shall be made whenever any event specified above shall occur.

          (2) In case we shall fix a record date for the making of a distribution to all holders of shares of our Common Stock (A) of shares of any class other than our common stock or (B) of evidence of indebtedness of us or any subsidiary or (C) of assets, excluding cash dividends or distributions, and dividends or distributions, or (D) of rights or warrants, excluding those referred, each holder of a share of Series A Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of common stock to which he is entitled, the amount of such shares, indebtedness or assets or, at the our option, the sum equal to the value thereof at the time of distribution as determined by the board of directors in its sole discretion, that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

          (3) In case of any consolidation with or merger of us with or into another corporation, or in case of any sale, lease or conveyance to another corporation of our assets as an entirety or substantially as an entirety, each share of Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable at the time of such consolidation, merger, sale, lease or conveyance upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

          (4) In any case in which these adjustment provisions shall require that any adjustment shall become effective immediately after a record date for an event, we may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of common stock, provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (5) In the event we propose to make a distribution to our common stock holders, merge or consolidate with another corporation or sell all or substantially all of our assets to another entity, and such action would result in an adjustment in the conversion rate, we shall give notice to each holder of shares of Series A Preferred Stock, which notice shall specify among other things, the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

Liquidation Rights

          In the event of our voluntary or involuntary liquidation, dissolution or winding up, and subject to the prior preferences and other rights of any stock senior to the Series A Preferred Stock, but before any distribution or payment shall be made to the holders of stock junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to be paid $9.50 per share, and no more, in cash and/or in property taken at its fair value as determined by the board of directors.

          If, upon any such liquidation, dissolution or other winding up of our affairs, our net assets distributable among the holders of all outstanding shares of the Series A Preferred Stock are insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then all of our net assets remaining after the distributions to holders of any stock senior to the Series A Preferred Stock shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Other Provisions

          Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation, as may be amended from time to time and in our Certificate of Incorporation.

          Series B Preferred Stock

          The following is a summary of the rights, preferences and privileges of the Series B Preferred Stock and is qualified in its entirety by the provisions of our Certificate of Incorporation and the Certificate of Designation. We originally authorized an aggregate of 400,000 shares of Series B preferred stock and issued 800,000 shares, of which there are 400,000 outstanding as of June 3, 2002. Holders of 200,000 shares have previously converted such shares into our Common Stock.

Dividends

          Subject to the limitations described below, holders of shares of the Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of our funds legally available for payment, cumulative annual dividends at the rate of 8%. At our option, dividends may be paid in cash or shares of our common stock.

          (1) Dividends are payable annually and are cumulative from the date of original issuance of the Series B Preferred Stock and will be payable to holders of record as they appear on our stock books on the tenth business day prior to the dividend payment date.

          (2) In the event that pursuant to applicable law or contract we shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series B Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series B Preferred Stock shall be payable in additional shares of Series B Preferred Stock. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent.

          (3) Dividends on the Series B Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other corporate funds legally available for the payment of dividends. The Issue Date shall be deemed to be the date of issuance of the Series B Preferred Stock regardless of the number of times transfer of such share is made on the stock records maintained by or for us and regardless of the number of certificates which may be issued to evidence such shares.

          (4) Dividends on the Series B Preferred Stock will be junior to D dividends on any series or class of stock senior to the Series B Preferred Stock. If at any time any dividend on any senior stock is in default, we may not pay any dividend on the Series B Preferred Stock until all accrued and unpaid dividends on senior stock are paid or set aside for payment. The Series B Preferred Stock will have priority as to dividends over the common stock and any other class or series of stock junior to the Series B Preferred Stock. We may neither pay any dividend on nor purchase, redeem or acquire any junior stock unless all accrued and unpaid dividends on the Series B Preferred Stock are paid or set aside for payment.

Voting Rights

          The holders of the Series B Preferred Stock shall be entitled to the following voting rights:

          (1) the holders of the Series B Preferred Stock shall be entitled to vote together with the common stock on all matters on which our common stockholders are entitled to vote;

          (2)  each share of Series B Preferred Stock is entitled to one vote;

          (3) any proposal to amend, alter or repeal any provisions of the Series B Preferred Stock, Certificate of Incorporation or By-Laws so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series B Preferred Stock or the holders thereof;

          (4) any proposal to create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series B Preferred Stock with respect to liquidation or dividends,

     (5) any proposal to directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series B Preferred Stock;

     (6) any proposal to enter into any agreement which would prohibit or restrict our right to pay dividends on the Series B Preferred Stock;

     (7) any proposal to consummate a transaction which would result in a change of our control or a sale of all or substantially all of our assets; and

     (8)  as required by Delaware law.

Redemption at Our Option

     We may redeem the Series B Preferred Stock, in whole or in part, at our option, at any time after either one year from the date of issuance or if the average closing price for our common stock is at least $12.00 for the 10 trading days prior to the date of a redemption notice, as follows:

     (1) we shall pay a redemption price of $5.00 per share of Series B Preferred Stock to be redeemed, payable in immediately available funds to the order of the record holder of the Series B Preferred Stock;

     (2) if less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, we shall select those to be redeemed pro rata or by lot or in such other manner as the board of directors may determine in good faith.

     (3) in the event that we have failed to pay accrued and unpaid dividends on the Series B Preferred Stock, we may not redeem any of the then outstanding shares of the Series B Preferred Stock, unless all the then outstanding shares are redeemed, until all such accrued and unpaid dividends and, except with respect to shares to be redeemed, the then current annual dividend have been paid in full.

     (4) there is no mandatory redemption or sinking fund obligation with respect to the Series B Preferred Stock.

     (5) prior to redemption, we shall deliver to each record holder of Series B Preferred Stock notice of our intention to redeem all or part of the shares of Series B Preferred Stock. The notice shall state the redemption date, which date shall be a business day. Notice of redemption shall be mailed by United States first class mail at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of Series B Preferred Stock to be redeemed at the address shown on our stock books. Unless a holder of Series B Preferred Stock elects to convert his Series B Preferred Stock prior to 5:00 p.m. (Pacific Standard Time) on the redemption date, he shall return any and all original share certificates representing Series B Preferred Stock to be redeemed to us or such other place at set forth in the notice of redemption. At 5:00 p.m. (Pacific Standard Time) on the redemption date, the right of any holder to convert their shares of Series B Preferred Stock shall terminate. After the redemption date, dividends will cease to accrue on the shares of Series B Preferred Stock called for redemption, and all rights of the holders of such shares will terminate except the right to receive the redemption price without interest, unless we default in the payment of the redemption price. We shall use our best efforts to deliver the redemption price within 10 days after our receipt the original shares of Series B Preferred Stock returned by the holder to us. The shares of Series B Preferred Stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series B Preferred Stock.

Conversion Rights

     The Series B Preferred Stock is convertible into Common Stock as follows:

     The holders of Series B Preferred Stock will be entitled at any time following the Issue Date to convert their shares of Series B Preferred Stock into fully paid and nonassessable shares of common stock, at the following conversion rate: $5.00 per share divided by the lesser of $5.50 or the average closing price for our common stock for the five day period ending on the trading day prior to the date of a conversion notice; provided however, the rate shall note be less than 2.50 per share.

     The holders of the Series B Preferred Stock shall not, however, have the right to convert their shares of Series B Preferred Stock into more than 19.9% of the issued and outstanding shares of our common stock from the date of issue until we receive approval from our shareholders pursuant to the rules of the American Stock Exchange.

     The conversion rate shall be subject to adjustment from time to time as follows:

     (1) if we shall (A) declare a dividend or make a distribution on our common stock in shares of its common stock, (B) subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or (C) combine or reclassify the outstanding common stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series B Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series B Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion rate shall be made whenever any event specified above shall occur.

     (2) In case we shall fix a record date for the making of a distribution to all holders of shares of our common stock (A) of shares of any class other than our common stock or (B) of evidence of indebtedness of us or any subsidiary or (C) of assets, excluding cash dividends or distributions, and dividends or distributions, or (D) of rights or warrants, excluding those referred, each holder of a share of Series B Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of common stock to which he is entitled, the amount of such shares, indebtedness or assets or, at the our option, the sum equal to the value thereof at the time of distribution as determined by the board of directors in its sole discretion, that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

     (3) In case of any consolidation with or merger of us with or into another corporation, or in case of any sale, lease or conveyance to another corporation of our assets as an entirety or substantially as an entirety, each share of Series B Preferred Stock shall after the date of

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          such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable at the time of such consolidation, merger, sale, lease or conveyance upon conversion of such share of Series B Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series B Preferred Stock.

     (4) In case we issue any shares of common stock, other than shares issuable upon conversion or exercise of Series A Preferred Stock, Series B Preferred Stock, Series C Warrants, convertible securities outstanding as of the date of the Designation of Series B Preferred Stock, Placement Agent Warrants, and options issued or issuable pursuant to any of our option plans currently existing or approved by our shareholders in the future; in a transaction for a per share consideration of less than the then existing conversion price, the conversion price in effect immediately prior to such issuance shall be adjusted.

     (5) In any case in which these adjustment provisions shall require that any adjustment shall become effective immediately after a record date for an event, we may defer until the occurrence of such event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of common stock, provided that the we upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     (6) In the event we propose to make a distribution to our common stock holders, merge or consolidate with another corporation or sell all or substantially all of our assets to another entity, and such action would result in an adjustment in the conversion rate, we shall give notice to each holder of shares of Series B Preferred Stock, which notice shall specify among other things, the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

Liquidation Rights

     In the event of our voluntary or involuntary liquidation, dissolution or winding up, and subject to the prior preferences and other rights of any stock senior to the Series B Preferred Stock, but before any distribution or payment shall be made to the holders of stock junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid $5.00 per share, and no more, in cash and/or in property taken at its fair value as determined by the board of directors.

     If, upon any such liquidation, dissolution or other winding up of our affairs, our net assets distributable among the holders of all outstanding shares of the Series B Preferred Stock are insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then all of our net assets remaining after the distributions to holders of any stock senior to the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

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Other Provisions

     Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation, as may be amended from time to time and in our Certificate of Incorporation.

Series C Preferred Stock

     The following is a summary of the rights, preferences and privileges of the Series C Preferred Stock and is qualified in its entirety by the provisions of our Certificate of Incorporation and the Certificate of Designation. We originally authorized an aggregate of 480,769 shares of Series C preferred stock and issued 480,769 shares, of which there are 480,769 outstanding as of June 3, 2002.

Dividends

     Subject to the limitations described below, holders of shares of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of our funds legally available for payment, cumulative annual dividends at the rate of 8% per annum. At our option, dividends may be paid in cash or in additional shares of Common Stock.

     (1) Dividends are payable annually and are cumulative from the date of original issuance of the Series A Preferred Stock and will be payable to holders of record as they appear on our stock books on the tenth business day prior to the dividend payment date.

     (2) In the event that pursuant to applicable law or contract we shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series A Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series A Preferred Stock shall be payable in Series A Warrants. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent.

     (3) Dividends on the Series A Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other corporate funds legally available for the payment of dividends. The Issue Date shall be deemed to be the date of issuance of the Series A Preferred Stock regardless of the number of times transfer of such share is made on the stock records maintained by or for us and regardless of the number of certificates which may be issued to evidence such shares.

Voting Rights

     The holders of the Series C Preferred Stock will be entitled to no voting rights except with respect to:

     (1) any proposal to amend, alter or repeal any provisions of the Series C Preferred Stock, Certificate of Incorporation or By-Laws so as to materially adversely affect any of the

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          preferences, rights, powers or privileges of the Series C Preferred
          Stock or the holders thereof;

     (2) any proposal to create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series C Preferred Stock with respect to liquidation or dividends,

     (3) any proposal to directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series C Preferred Stock;

     (4) any proposal to enter into any agreement which would prohibit or restrict our right to pay dividends on the Series C Preferred Stock; or

     (5)  as required by Delaware law.

Conversion Rights

     The Series C Preferred Stock shall be convertible into Common Stock as follows:

     The holders of Series C Preferred Stock will be entitled at any time following the Issue Date to convert their shares of Series C Preferred Stock into fully paid and nonassessable shares of common stock, at the conversion rate of one share of Common Stock for each share of Series C Preferred Stock.

     (1) if we shall (A) declare a dividend or make a distribution on our common stock in shares of its common stock, (B) subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or (C) combine or reclassify the outstanding common stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series C Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series C Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion rate shall be made whenever any event specified above shall occur.

     (2) In case we shall fix a record date for the making of a distribution to all holders of shares of our Common Stock (A) of shares of any class other than our common stock or (B) of evidence of indebtedness of us or any subsidiary or (C) of assets, excluding cash dividends or distributions, and dividends or distributions, or (D) of rights or warrants, excluding those referred, each holder of a share of Series C Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of common stock to which he is entitled, the amount of such shares, indebtedness or assets or, at the our option, the sum equal to the value thereof at the time of distribution as determined by the board of directors in its sole discretion, that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

     (3) In case of any consolidation with or merger of us with or into another corporation, or in case of any sale, lease or conveyance to another corporation of our assets as an entirety or substantially as an entirety, each share of Series C Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of

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          shares of stock or other securities or property (including cash) to which the common stock issuable at the time of such consolidation, merger, sale, lease or conveyance upon conversion of such share of Series C Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series C Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series C Preferred Stock.

     (4) In any case in which these adjustment provisions shall require that any adjustment shall become effective immediately after a record date for an event, we may defer until the occurrence of such event (A) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of common stock, provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     (5) In the event we propose to make a distribution to our common stock holders, merge or consolidate with another corporation or sell all or substantially all of our assets to another entity, and such action would result in an adjustment in the conversion rate, we shall give notice to each holder of shares of Series C Preferred Stock, which notice shall specify among other things, the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

Liquidation Rights

     In the event of our voluntary or involuntary liquidation, dissolution or winding up, and subject to the prior preferences and other rights of any stock senior to the Series C Preferred Stock, but before any distribution or payment shall be made to the holders of stock junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to be paid $5.00 per share, and no more, in cash and/or in property taken at its fair value as determined by the board of directors.

     If, upon any such liquidation, dissolution or other winding up of our affairs, our net assets distributable among the holders of all outstanding shares of the Series C Preferred Stock are insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then all of our net assets remaining after the distributions to holders of any stock senior to the Series C Preferred Stock shall be distributed among the holders of the Series C Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Other Provisions

     Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation, as may be amended from time to time and in our Certificate of Incorporation.

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Series D Preferred Stock

     The following is a summary of the rights, preferences and privileges of the Series D Preferred Stock and is qualified in its entirety by the provisions of our Certificate of Incorporation and the Certificate of Designation. We originally authorized an aggregate of 25 shares of Series D preferred stock and issued 25 shares, all of which have been converted into shares of Common Stock as of June 3, 2002.

Dividends

     Subject to the limitations described below, holders of shares of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of our funds legally available for payment, cumulative annual dividends in cash of 10% per annum. At our option, dividends may be paid in shares of Common Stock.

     (1) Dividends are payable annually and are cumulative from the date of original issuance of the Series D Preferred Stock and will be payable to holders of record as they appear on our stock books on the tenth business day prior to the dividend payment date.

     (2) In the event that pursuant to applicable law or contract we shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series D Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series D Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series D Preferred Stock shall be payable in Series D Warrants. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent.

     (3) Dividends on the Series D Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other corporate funds legally available for the payment of dividends. The Issue Date shall be deemed to be the date of issuance of the Series D Preferred Stock regardless of the number of times transfer of such share is made on the stock records maintained by or for us and regardless of the number of certificates which may be issued to evidence such shares.

Voting Rights

     The holders of the Series D Preferred Stock will be entitled to no voting rights except with respect to:

     (1) any proposal to amend, alter or repeal any provisions of the Series D Preferred Stock, Certificate of Incorporation or By-Laws so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series D Preferred Stock or the holders thereof;

     (2) any proposal to create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series D Preferred Stock with respect to liquidation or dividends,

     (3) any proposal to directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or

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

               redemption of, any stock ranking junior to on a parity with the Series D Preferred Stock;

         (4) any proposal to enter into any agreement which would prohibit or restrict our right to pay dividends on the Series D Preferred Stock; or

         (5)   as required by Delaware law.

Mandatory Redemption

         We are require to redeem the Series D Preferred Stock as follows:

         (i) if our Common Stock fails to be listed on, or quotes are unavailable from, the American Stock Exchange or the Nasdaq National Market or Nasdaq SmallCap Market for a period of 20 trading days;

         (ii) if we consummate a sale of our Common Stock (including the sale of any equity or debt security convertible into Common Stock) where the per share purchase price (exclusive of any anti-dilution provisions which might subsequently reduce the per share price) is less than $.75 per share; or

         (iii) if we have not obtained by a date which is 180 days from the issue date of the Series D Preferred Stock an order of effectiveness from the Securities and Exchange Commission declaring effective a registration statement allowing for the resale by the holders of Series D Preferred Stock the conversion shares issuable upon conversion.

         In the event of a mandatory conversion, we are required to purchase the Series D Preferred Stock for a price equal to 130% of the original issue price ($10,000) plus accrued dividends.

Conversion Rights

         The Series D Preferred Stock is convertible into Common Stock as follows:

         The holders of Series D Preferred Stock are entitled at any time following the Issue Date to convert their shares of Series D Preferred Stock into fully paid and nonassessable shares of common stock, at the conversion rate determined by dividing the issue price ($10,000 per share) by the average closing price of our Common Stock for the 20 trading days prior to the date of conversion, less a discount of 30%; provided, however, in no event will the conversion rate be less than $.75 per share or more than $2.00 per share of one share of common stock for one share of Series D Preferred Stock.

         The conversion rate shall be subject to adjustment from time to time as follows:

         (1) if we shall (A) declare a dividend or make a distribution on our common stock in shares of its common stock, (B) subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or (C) combine or reclassify the outstanding common stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series D Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series D Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion rate shall be made whenever any event specified above shall occur.

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

         (2) In case we shall fix a record date for the making of a distribution to all holders of shares of our Common Stock (A) of shares of any class other than our common stock or (B) of evidence of indebtedness of us or any subsidiary or (C) of assets, excluding cash dividends or distributions, and dividends or distributions, or (D) of rights or warrants, excluding those referred, each holder of a share of Series D Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of common stock to which he is entitled, the amount of such shares, indebtedness or assets or, at the our option, the sum equal to the value thereof at the time of distribution as determined by the board of directors in its sole discretion, that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

         (3) In case of any consolidation with or merger of us with or into another corporation, or in case of any sale, lease or conveyance to another corporation of our assets as an entirety or substantially as an entirety, each share of Series D Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable at the time of such consolidation, merger, sale, lease or conveyance upon conversion of such share of Series D Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series D Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series D Preferred Stock.

         (4) In any case in which these adjustment provisions shall require that any adjustment shall become effective immediately after a record date for an event, we may defer until the occurrence of such event (A) issuing to the holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of common stock, provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

         (5) In the event we propose to make a distribution to our common stock holders, merge or consolidate with another corporation or sell all or substantially all of our assets to another entity, and such action would result in an adjustment in the conversion rate, we shall give notice to each holder of shares of Series D Preferred Stock, which notice shall specify among other things, the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

Liquidation Rights

         In the event of our voluntary or involuntary liquidation, dissolution or winding up, and subject to the prior preferences and other rights of any stock senior to the Series D Preferred Stock, but before any distribution or payment shall be made to the holders of stock junior to the Series D Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to be paid $10,000 per share, and no more, in cash and/or in property taken at its fair value as determined by the board of directors.

         If, upon any such liquidation, dissolution or other winding up of our affairs, our net assets distributable

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

among the holders of all outstanding shares of the Series D Preferred Stock are insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then all of our net assets remaining after the distributions to holders of any stock senior to the Series D Preferred Stock shall be distributed among the holders of the Series D Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Other Provisions

         Except as may otherwise be required by law, the shares of Series D Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation, as may be amended from time to time and in our Certificate of Incorporation.

Series E Preferred Stock

         The following is a summary of the rights, preferences and privileges of the Series E Preferred Stock and is qualified in its entirety by the provisions of our Certificate of Incorporation and the Certificate of Designation. We originally authorized an aggregate of 72 shares of Series E Preferred Stock and issued 72 shares, of which there are 72 outstanding as of June 3, 2002.

Dividends

         Subject to the limitations described below, holders of shares of the Series E Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of our funds legally available for payment, cumulative annual dividends in cash at the rate of 10% per annum. At our option, dividends may be paid in shares of our Common Stock.

         (1) Dividends are payable annually and are cumulative from the date of original issuance of the Series E Preferred Stock and will be payable to holders of record as they appear on our stock books on the tenth business day prior to the dividend payment date.

         (2) In the event that pursuant to applicable law or contract we shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series E Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series E Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series E Preferred Stock shall be payable in Series E Warrants. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent.

         (3) Dividends on the Series E Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other corporate funds legally available for the payment of dividends. The Issue Date shall be deemed to be the date of issuance of the Series E Preferred Stock regardless of the number of times transfer of such share is made on the stock records maintained by or for us and regardless of the number of certificates which may be issued to evidence such shares.

Voting Rights

         The holders of the Series E Preferred Stock will be entitled to no voting rights except with respect to:

         (1) any proposal to amend, alter or repeal any provisions of the Series E Preferred Stock, Certificate

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                  of Incorporation or By-Laws so as to materially adversely
                  affect any of the preferences, rights, powers or privileges of the Series E Preferred Stock or the holders thereof;

         (2) any proposal to create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series E Preferred Stock with respect to liquidation or dividends,

         (3) any proposal to directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series E Preferred Stock;

         (4) any proposal to enter into any agreement which would prohibit or restrict our right to pay dividends on the Series E Preferred Stock; or

         (5)      as required by Delaware law.

Mandatory Redemption

         We are require to redeem the Series E Preferred Stock if our Common Stock fails to be listed on, or quotes are unavailable from, the American Stock Exchange or the Nasdaq National Market or Nasdaq SmallCap Market for a period of 20 trading days. In the event of a mandatory conversion, we are required to purchase the Series D Preferred Stock for a price equal to 130% of the original issue price ($10,000) plus accrued dividends.

Conversion Rights

         The Series E Preferred Stock shall be convertible into Common Stock as follows:

         The holders of Series E Preferred Stock will be entitled at any time following the Issue Date to convert their shares of Series E Preferred Stock into fully paid and nonassessable shares of common stock, at the conversion rate determined by dividing the issue price ($100,000 per share) by the average closing price of our Common Stock for the 20 trading days prior to the date of conversion, less a discount of 30%; provided, however, in no event will the conversion rate be less than $1.60 per share.

         The conversion rate shall be subject to adjustment from time to time as follows:

         (1) if we shall (A) declare a dividend or make a distribution on our common stock in shares of its common stock, (B) subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or (C) combine or reclassify the outstanding common stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series E Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series E Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion rate shall be made whenever any event specified above shall occur.

         (2) In case we shall fix a record date for the making of a distribution to all holders of shares of our Common Stock (A) of shares of any class other than our common stock or (B) of evidence of indebtedness of us or any subsidiary or (C) of assets, excluding cash dividends or distributions, and dividends or distributions, or (D) of rights or warrants, excluding those referred, each holder of a share of Series E Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of common stock to which he is entitled, the amount of such shares, indebtedness or assets or, at the our option, the sum equal to the value thereof at the time of distribution as determined by the board of directors in its sole discretion,

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

                  that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

         (3) In case of any consolidation with or merger of us with or into another corporation, or in case of any sale, lease or conveyance to another corporation of our assets as an entirety or substantially as an entirety, each share of Series E Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable at the time of such consolidation, merger, sale, lease or conveyance upon conversion of such share of Series E Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series E Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series E Preferred Stock.

         (4) In any case in which these adjustment provisions shall require that any adjustment shall become effective immediately after a record date for an event, we may defer until the occurrence of such event (A) issuing to the holder of any share of Series E Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of common stock, provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

         (5) In the event we propose to make a distribution to our common stock holders, merge or consolidate with another corporation or sell all or substantially all of our assets to another entity, and such action would result in an adjustment in the conversion rate, we shall give notice to each holder of shares of Series E Preferred Stock, which notice shall specify among other things, the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

Liquidation Rights

         In the event of our voluntary or involuntary liquidation, dissolution or winding up, and subject to the prior preferences and other rights of any stock senior to the Series E Preferred Stock, but before any distribution or payment shall be made to the holders of stock junior to the Series E Preferred Stock, the holders of the Series E Preferred Stock shall be entitled to be paid $100,000 per share, and no more, in cash and/or in property taken at its fair value as determined by the board of directors.

         If, upon any such liquidation, dissolution or other winding up of our affairs, our net assets distributable among the holders of all outstanding shares of the Series E Preferred Stock are insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then all of our net assets remaining after the distributions to holders of any stock senior to the Series E Preferred Stock shall be distributed among the holders of the Series E Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Other Provisions

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

         Except as may otherwise be required by law, the shares of Series E Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation, as may be amended from time to time and in our Certificate of Incorporation.

Series F Preferred Stock

         The following is a summary of the rights, preferences and privileges of the Series F Preferred Stock and is qualified in its entirety by the provisions of our Certificate of Incorporation and the Certificate of Designation. We originally authorized an aggregate of 5 shares of Series F preferred stock and issued 5 shares, all of which have been converted into shares of Common Stock as of June 3, 2002.

Dividends

         Subject to the limitations described below, holders of shares of the Series F Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of our funds legally available for payment, cumulative annual dividends in cash at 10% per annum At our option, dividends may be paid in shares of our Common Stock.

         (1) Dividends are payable annually and are cumulative from the date of original issuance of the Series F Preferred Stock and will be payable to holders of record as they appear on our stock books on the tenth business day prior to the dividend payment date.

         (2) In the event that pursuant to applicable law or contract we shall be prohibited or restricted from paying in cash the full dividends to which holders of the Series F Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series F Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series F Preferred Stock shall be payable in Series F Warrants. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent.

         (3) Dividends on the Series F Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other corporate funds legally available for the payment of dividends. The Issue Date shall be deemed to be the date of issuance of the Series F Preferred Stock regardless of the number of times transfer of such share is made on the stock records maintained by or for us and regardless of the number of certificates which may be issued to evidence such shares.

Voting Rights

         The holders of the Series F Preferred Stock will be entitled to no voting rights except with respect to:

         (1) any proposal to amend, alter or repeal any provisions of the Series F Preferred Stock, Certificate of Incorporation or By-Laws so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series F Preferred Stock or the holders thereof;

         (2) any proposal to create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series F Preferred Stock with respect to liquidation or dividends,

         (3) any proposal to directly or indirectly, redeem, repurchase or otherwise acquire for value, or set

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

            aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series F Preferred Stock;

      (4) any proposal to enter into any agreement which would prohibit or restrict our right to pay dividends on the Series F Preferred Stock; or

      (5)   as required by Delaware law.


Mandatory Redemption

      We are require to redeem the Series F Preferred Stock as follows:

      (i) if our Common Stock fails to be listed on, or quotes are unavailable from, the American Stock Exchange or the Nasdaq National Market or Nasdaq SmallCap Market for a period of 20 trading days;

      (ii) if we consummate a sale of our Common Stock (including the sale of any equity or debt security convertible into Common Stock) where the per share purchase price (exclusive of any anti-dilution provisions which might subsequently reduce the per share price) is less than $.75 per share; or

      (iii) if we have not obtained by a date which is 180 days from the issue date of the Series D Preferred Stock an order of effectiveness from the Securities and Exchange Commission declaring effective a registration statement allowing for the resale by the holders of Series D Preferred Stock the conversion shares issuable upon conversion.

      In the event of a mandatory conversion, we are required to purchase the Series D Preferred Stock for a price equal to 130% of the original issue price ($100,000) plus accrued dividends.

Conversion Rights

      The Series F Preferred Stock shall be convertible into Common Stock as follows:

      The holders of Series F Preferred Stock are entitled at any time following the issue date to convert their shares of Series F Preferred Stock into fully paid and nonassessable shares of common stock, at the conversion rate determined by dividing the issue price ($100,000 per share) by the average closing price of our Common Stock for the 20 trading days prior to the date of conversion, less a discount of 30%; provided, however, in no event will the conversion rate be less than $1.00 per share or more than $2.50 per share.

      The conversion rate shall be subject to adjustment from time to time as follows:

      (1) if we shall (A) declare a dividend or make a distribution on our common stock in shares of its common stock, (B) subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or (C) combine or reclassify the outstanding common stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series F Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series F Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion rate shall be made whenever any event specified above shall occur.

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

      (2) In case we shall fix a record date for the making of a distribution to all holders of shares of our Common Stock (A) of shares of any class other than our common stock or (B) of evidence of indebtedness of us or any subsidiary or (C) of assets, excluding cash dividends or distributions, and dividends or distributions, or (D) of rights or warrants, excluding those referred, each holder of a share of Series F Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of common stock to which he is entitled, the amount of such shares, indebtedness or assets or, at the our option, the sum equal to the value thereof at the time of distribution as determined by the board of directors in its sole discretion, that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

      (3) In case of any consolidation with or merger of us with or into another corporation, or in case of any sale, lease or conveyance to another corporation of our assets as an entirety or substantially as an entirety, each share of Series F Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable at the time of such consolidation, merger, sale, lease or conveyance upon conversion of such share of Series F Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series F Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series F Preferred Stock.

      (4) In any case in which these adjustment provisions shall require that any adjustment shall become effective immediately after a record date for an event, we may defer until the occurrence of such event
            (A) issuing to the holder of any share of Series F Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of common stock, provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

      (5) In the event we propose to make a distribution to our common stock holders, merge or consolidate with another corporation or sell all or substantially all of our assets to another entity, and such action would result in an adjustment in the conversion rate, we shall give notice to each holder of shares of Series F Preferred Stock, which notice shall specify among other things, the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

Liquidation Rights

      In the event of our voluntary or involuntary liquidation, dissolution or winding up, and subject to the prior preferences and other rights of any stock senior to the Series F Preferred Stock, but before any distribution or payment shall be made to the holders of stock junior to the Series F Preferred Stock, the holders of the Series F Preferred Stock shall be entitled to be paid $100,000 per share, and no more, in cash and/or in property taken at its fair value as determined by the board of directors.

      If, upon any such liquidation, dissolution or other winding up of our affairs, our net assets distributable among the holders of all outstanding shares of the Series F Preferred Stock are insufficient to permit the

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

payment in full to such holders of the preferential amounts to which they are entitled, then all of our net assets remaining after the distributions to holders of any stock senior to the Series F Preferred Stock shall be distributed among the holders of the Series F Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Other Provisions

         Except as may otherwise be required by law, the shares of Series F Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designation, as may be amended from time to time and in our Certificate of Incorporation.

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

Warrants

         The following discussion of our outstanding classes of warrants are qualified in their entirety by the terms of the warrants, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Series A Warrants

         There are a total of 59,059 Series A Warrants issued and outstanding. The Series A Warrants were issued in connection with our private placement offering completed in November, 1999.

Exercise Price and Term

         Each Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price equal to $12.00 per share. The warrants are exercisable for a period of three years from the date of issuance and expire on August 31, 2002.

Redemption

         The Series A Warrants are redeemable on not less than not less than thirty (30) days nor more than sixty (60) days prior written notice to the Warrant Holders at any time commencing 180 days from the Exercise Date at a redemption price equal to $0.01 plus, provided:

         1.   the closing bid price of the Company's Common Stock for twenty
(20) consecutive trading days ending within ten (l0) days of the date of the notice of redemption is at least $20.00 per share; and

         2. all of the Warrant Shares have been registered for resale and continue to be covered by an effective and current registration statement with the Securities and Exchange Commission.

Series B Warrants

         There are a total of 336,200 Series B Warrants issued and outstanding. The Series B Warrants were issued in connection with our private placement offering of notes and warrants completed in January 2000.

Exercise Price and Term

         Each Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price of $13.00 per Warrant Share. In connection with the note restructuring offer completed in December 2001, we agreed to extend the term and price of the Class B Warrants as follows:

         1. If exercised prior to November 30, 2001, the exercise price will be $1.35 per share;

         2. If exercised after November 30, 2001 but prior to January 15, 2002, the exercise price will be $2.20 per share; and

         3. If exercised after January 15, 2002, the exercise price will be permanently reduced to $4.50 per share.

         4. The exercise period of the Series B warrants would be extended to equal five years from July 31, 2001 to July 31, 2006.

For each warrant received in connection the original note subscription, the note holder would receive a new warrant, with terms equal to the original Series B Warrants, as amended above.

Redemption

         The Series B Warrants are redeemable on not less than 20 days' prior written notice, redeem this Warrant at a price of $.01 per Warrant, provided:

         1. the last reported sale price of the Company's Common Stock, as officially reported by the principal securities exchange on which the Common Stock is listed has averaged at least $18.00 per share for the 20 consecutive trading days ending at least five days prior to the date on which notice is given; and

         2. the public sale of the Warrant Shares are covered by an effective registration statement or are otherwise exempt from registration.

Series C Warrants

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

         There are a total of 80,000 Series C Warrants issued and outstanding. The Series C Warrants were issued in connection with our private placement offering completed in October 2000.

Exercise Price and Term

         Each Series C Warrant entitles the holder to purchase one share of common stock during the period commencing on the date of issuance and terminating five years thereafter, unless redeemed, at an exercise price of $2.00 per share of common stock, subject to adjustment to for stock splits and corporate reorganizations.

Redemption

         The Series C Warrants are redeemable on not less than 20 days written notice to registered holders at a redemption price equal to $.01 plus, provided:

               (1) the public sale of the Warrant Shares are covered by an effective registration statement or are otherwise exempt from registration; and

               (2) that the last reported sale price of our common stock, as officially reported by the principal securities exchange on which our common stock is listed or admitted to trading or as reported in the National Market System or such other exchange or registered securities association on which the common stock is traded or quoted, has averaged at least $12.00 per share for the 20 consecutive trading days ending at least five days prior to the date on which notice is given.

Series D Warrants

         There are a total of 480,769 Series D Warrants issued and outstanding. The Series D Warrants were issued in connection with our private placement offering completed in January 2001.

Exercise Price and Term

         The exercise price of the Series D Warrants is $.50 per share. The warrants are exercisable until January 2006.

Redemption

The Series D Warrants are not redeemable


Series E Warrants

         There are a total of 50,000 Series E Warrants issued and outstanding. The Series E Warrants were issued in connection with our private placement offering completed in June 1, 2001.

Exercise Price and Term

         Each Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price of $0.50 per share. The warrants expire on June 4, 2006

Redemption

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

Series F Warrants

         There are a total of 34,500 Series F Warrants issued and outstanding, The Series F Warrants were issued in connection with our private placement offering completed in August, 2001.

Exercise Price and Term

Each Series F Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price of $2.00 per Warrant Share. The warrants expire on August 6, 2006.

Redemption

         The Series F Warrants are not redeemable

Series G Warrants

         There are a total of 100,000 Series G Warrants issued and outstanding, The Series G Warrants were issued in connection with our private placement offering completed in August, 2001.

Exercise Price

         Each Series G Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price of $1.46 per share. The warrants expire on August 29, 2006.

Redemption

         The Series G Warrants are not redeemable


Series H Warrants

         There are a total of 150,000 Series H Warrants issued and outstanding, The Series H Warrants were issued in connection with our private placement offering completed in February, 2002.

Exercise Price

         Each Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price of $1.50 per Warrant Share.

Redemption

         The Series G Warrants are not redeemable

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

Delaware Anti-Takeover Law

         We are subject to certain anti-takeover provisions under Section 203 of the Delaware General Corporation Law. In general, under Section 203, a Delaware corporation may not engage in any business combination with any "interested stockholder", defined as a person that owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation or is an affiliate of a corporation and was the owner of 15% or more of the outstanding voting stock, for a period of three years following the date such stockholder became an interested stockholder.

         Section 203 provides an exception to this prohibition where:

         - prior to the date the interested stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

         - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or

         - on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least 662/3%of the outstanding voting stock which is not owned by the interested stockholder.

         The restrictions imposed by Section 203 will not apply to a corporation if the corporation's initial certificate of incorporation contains a provision expressly electing not to be governed by this section or the corporation by action of its stockholders holding a majority of the outstanding stock adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203.

         We have not elected out of Section 203, and the restrictions imposed by
Section 203 apply to us. Such provision could have the effect of discouraging, delaying or preventing our takeover, which could otherwise be in the best interest of our stockholders, and have an adverse effect on the market price for the our common stock.

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                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Restated Certificate of Incorporation and by-laws provide that we shall, to the maximum extent permitted from time to time under the Delaware General Corporation Law, indemnify and advance expenses to any of our officers, directors, employees or agents in connection with any threatened, pending or completed action, suit or proceeding. The Restated Certificate of Incorporation also permits us to secure insurance on behalf of any person who was or is our director, officer, employee or agent against any liability incurred by such person in such capacity, regardless of whether indemnification would be permitted under the applicable provisions of the Delaware General Corporation Law or the Restated Certificate of Incorporation.

     Section 102(b)(7) of the Delaware General Corporation Law permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director.

     Section 145 of the Delaware General Corporation Law, in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any nonderivative suit or proceeding, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     With respect to derivative actions, section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

     Our common stock commenced trading on the Nasdaq SmallCap Market on July 9, 1998. Our common stock was not traded in any public securities market prior to July 9, 1998. On April 3, 2000, our common stock commenced trading on the American Stock Exchange under the symbol, "TQ".

     The following is the range of closing bid prices for the common stock for the periods indicated below:

 Year Ending May 31, 2000                    High        Low
 Q1    June 1 - August 31                  $11.875    $ 10.375
 Q2    September 1 - November 30            13.375     11.3125
 Q3    December 1 - February 29             20.750     13.3125
 Q4    March 1 - May 31                     23.500       6.125


 Year Ending May 31, 2001                    High        Low
 Q1    June 1 - August 31                  $  8.25    $   4.75
 Q2    September 1 - November 30              7.38        2.88
 Q3    December 1 - February 28               2.88        0.50
 Q4    March 1 - May 31                       1.85        0.85


 Year ending May 31, 2002                    High        Low
 Q1    June 1 - August 31                     2.10        0.86
 Q2    September 1 - November 30              2.60        0.80
 Q3    December 1 - February 28               2.85        1.35

On May 31, 2002 we had a high and low price of $1.40 and $1.37, respectively.

Dividend Policy

     We have never paid any dividends on our common stock and the board of directors does not intend to declare or pay any dividends on the common stock in the foreseeable future. The board of directors currently intends to retain all available earnings, if any, generated by our operations for the development and growth of our business. The declaration in the future of any cash or stock dividends on our common stock will be at the discretion of the board and will depend upon a variety of factors, including our earnings, capital requirements and financial position as well as the general economic conditions at the time in question. Moreover, the payment of cash dividends on the common stock in the future could be further limited or prohibited by the terms of financing agreements that we may enter into, such as a bank line of credit or an agreement relating to the issuance of other of our debt securities, or by the terms of any preferred stock that are or may be issued and then outstanding.

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

                              PLAN OF DISTRIBUTION

     Shares of common stock currently outstanding and shares of common stock issuable upon exercise of the warrants and options covered by this prospectus may be sold pursuant to this prospectus by the selling stockholders. These sales may occur in privately negotiated transactions or in the over-the-counter market through brokers and dealers as agents or to brokers and dealers as principals, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from the purchasers of the common stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. Some of the selling stockholders may also sell some of their shares of common stock pursuant to Rule 144 under the Securities Act. We have been advised by the selling stockholders that they have not made any arrangements relating to the distribution of the shares of common stock covered by this prospectus. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale.

     Upon being notified by a selling stockholder that any material arrangement (other than a customary brokerage account agreement) has been entered into with a broker or dealer for the sale of shares through a block trade, purchase by a broker or dealer, or similar transaction, we will file a supplemented prospectus pursuant to Rule 424(c) under the Securities Act disclosing (a) the name of each such broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), (e) if applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) any other facts material to the transaction.

     Some of the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act by virtue of the number of shares of common stock to be sold or resold by such persons or entities or the manner of sale thereof, or both. If any of the selling stockholders, broker-dealers or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed underwriting discounts and commissions under the Securities Act.

     The selling stockholders have represented to us that any purchase or sale of our common stock by them will be in compliance with the Exchange Act. In general, Rule 102 under Regulation M under the Exchange Act prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which he has a beneficial interest, any common stock or any right to purchase common stock, or attempting to induce any person to purchase common stock or rights to purchase common stock, for a period of one business day prior to and subsequent to completion of his participation in the distribution.

     During the distribution period, Rule 104 under Regulation M prohibits the selling stockholders and any other person engaged in the distribution from engaging in any stabilizing bid or purchasing the common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. No such person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as the selling stockholders will be reoffering and reselling the common stock at the market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect to the common stock.

     As permitted by Rule 103 under the Exchange Act, certain underwriters (and selling group members, if any) that are market makers (passive market makers) in the common stock may make bids for or purchases of common stock in the American Stock Exchange until a stabilizing bid has been made. Rule 103 generally

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provides:

                    - a passive market maker's net daily purchases of the common stock may not exceed 30% of its average daily trading volume in such securities for the two full consecutive calendar months, or any 60 consecutive days ending within the 10 days, immediately preceding the filing date of the registration statement of which this prospectus forms a part,

                    - a passive market maker may not effect transactions or
               display bids for the common stock at a price that exceeds the highest independent bid for the common stock by persons who are not passive market makers, and

                    - bids made by passive market makers must be identified as such.


     Cash Technologies, Inc. estimates that the total expenses of this offering will be approximately $128,000.

                                  LEGAL MATTERS

     The legality of the offering of the shares will be passed upon for us by Goldstein & DiGioia, LLP, 369 Lexington Avenue, New York, New York l00l7. Goldstein & DiGioia, LLP, or members thereof, hold warrants to purchase 90,000 shares of common stock, which are included for resale in the registration statement of which this prospectus forms a part.

                                     EXPERTS

     The financial statements included in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, (which contained an explanatory paragraph regarding our ability to continue as a going concern), included herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The financial statements incorporated by reference in this prospectus have been audited by Vasquez & Company for the year ended May 31, 2001 which are independent certified public accountants, to the extent and for the periods set forth in their report, which contained an explanatory paragraph regarding our ability to continue as a going concern, incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement on Form SB-2 under the Securities Act of 1933, with respect to the common stock offered hereby. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules. For further information about us and our common stock, please refer to the registration statement and the exhibits and schedules filed. Statements contained in this prospectus as to the contents of any contract or document filed as an exhibit to the registration statement are qualified to such exhibit as filed.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. In addition to the registration statement, and the exhibits and schedules thereto, our reports, proxy statements and other information filed with the Securities and Exchange Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Website that contains reports, proxy statements and other information regarding issuers that file electronically with the Commission. The address of that Website is: http://www.sec.gov.

                           FORWARD LOOKING STATEMENTS

     In addition to historical information, the information included in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those pertaining to our capital resources, performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

     The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

     -    our significant and immediate need for capital;
     -    market acceptance of our products;
     -    technological restrictions upon development;
     -    our limited marketing experience;
     -    the uncertainty of product development, including our EMMA technology,
     -    our dependence upon new technology,
     -    our need for qualified management personnel; and
     -    the effect of competition.

     Our success also depends upon economic trends generally, governmental regulation, legislation, and population changes. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only. We assume no obligation to update forward-looking statements. See also our reports filed from time to time with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act.

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

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

        The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

        Our By-Laws provide for indemnification of our officers and directors to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of us, providing such officer's or director's acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

        In accordance with Delaware law, our Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director's fiduciary duty of loyalty to the us or to our stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither we nor our stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 25. Other Expenses of Issuance and Distribution

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         Expenses in connection with the issuance and distribution of the securities being registered herein are


estimated.

                                                                  Amount
                                                                  ------
Securities and Exchange Commission Registration Fee ..........
NASD Filing Fee ..............................................   $  3,000*
American Stock Exchange Listing Fee ..........................   $ 25,000*
Printing and Engraving Expenses ..............................   $ 10,000*
Accounting Fees and Expenses .................................
Legal Fees and Expenses ......................................   $ 50,000*
Blue Sky Fees and Expenses ...................................   $ 15,000*
Transfer Agent and Registrar Fees ............................   $ 15,000*
Miscellaneous Fees and Expenses ..............................   $ 10,000*
                                                                 --------
TOTAL ........................................................   $128,000*
                                                                 --------
* Estimated.

Item 26. Recent Sales of Unregistered Securities

        In a private placement completed in November 1999, we offered up to 52,500 Units, each Unit consisting of Ten Shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock, $.01 par value per share (the "Shares") and five Series A Common Stock Purchase Warrants (the "Warrants"). Each Unit had a purchase price of $95.00. Unless redeemed by we, each Share is convertible into one share of Common Stock. Cumulative annual dividends of $.76 (8% per annum) per share will accrue from the date of original issue on the Shares and be payable, when and as declared by the Board of Directors out of funds legally available therefore, to holders of record on the 10th business day prior to the dividend date of June 30 of each year, in cash, or at the option of we, Warrants valued at $12.00 per Warrant. The Shares are redeemable by we on not less than 30 nor more than 60 days written notice to the registered holders, at any time, at a redemption price of $9.50 per share, plus accumulated dividends. Each Warrant entitles the holder to purchase one share of Common Stock during an exercise period commencing on the date of issuance and terminating three years thereafter, at an exercise price equal to $12.00 per share, subject to adjustments under certain circumstances. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series A Preferred Stock shall be entitled to be paid $9.50 per share, and no more, in cash and/or in property taken at its fair value as determined by the Board of Directors, at the election of the Board of Directors.

        We completed an offering on January 5, 2000 and raised $3,362,000 in gross proceeds. We incurred approximately $400,000 in offering expenses, consisting of legal costs, sales commissions and other related costs. We engaged GunnAllen Financial, Inc. as placement agent and paid commissions of 10% and reimbursement of expenses. Pursuant to this offering 67.5 Units were sold. Each Unit consisted of (i) a secured convertible promissory note in the principal amount of $50,000 convertible into Common Stock at a conversion price of $9.50 per share (maturity date can be converted immediately) and (ii) Series B Redeemable Warrants to purchase an aggregate of 5,000 Warrant Shares at an exercise price of $13.00 per share (warrants expire five

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

years from the date of issuance).

        Since July 31, 2001, the notes have been in default, however the Company has made an offer to the noteholders to restructure the debt. Under the offer, the notes would be extended for two (2) years to July 2003 and the noteholders will surrender all old warrants priced at $13.50 per share and will receive 2 replacement warrants for every old warrant surrendered. The new warrants are vested immediately and have a life of 5 years and are exercisable at $1.35 thru December 31, 2001, $2.20 through January 15, 2002 and $4.50 thereafter. To date, the Company has received executed Acceptance Letters from thirty-two (32) of the forty-eight (48) noteholders, which modify the terms of the original Promissory Notes. The Company is engaged in discussions with the remaining sixteen (16) noteholders to finalize modifications of their Notes. The Company has received commitments for $2,162,000 of the notes, which represents approximately 65% of the total notes outstanding. As of February 28, 2002, the Company has accrued $560,873 in interest payable on the notes.

        We completed a private placement on November 30, 1999 and received gross proceeds of $1,122,188. We offered 119 units, each unit comprised of 10 shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock and 5 Series A Common Stock Purchase Warrants. Each share of the Series A Preferred Stock is convertible into one share of Common Stock, based upon a conversion price of $9.50. The Series A Warrants were originally exercisable at $12.00 per share. In October 2000, the Board of Directors determined to reduce the exercise price to $9.00. Dividends on the Series A Preferred Stock are cumulative annual dividends at the rate of 8% per annum are payable annually, and are payable in cash, or at our option, in additional Series A Warrants based upon a price of $12.00 per Series A Warrant. As a result of this offering we have issued 118,125 shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock and 59,059 Series A Common Stock Purchase Warrants. The registration statement of which this prospectus forms a part includes 177,184 shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Series A Warrants.

        On October 4, 2000, we completed a private offering of $2,000,000 of units comprised of Series B 8% Cumulative Convertible Preferred Stock and Series C Warrants. We issued an aggregate of 400,000 shares of Series B Stock and 80,0000 Series C Warrants. The Series B Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. The Series B Stock is convertible into shares of Common Stock, at anytime at the option of the holder, at the liquidation price ($5.00) divided by the lesser of: (i) $5.50 per share; or (ii) the average closing price for the Company's Common Stock for the five
(5) trading days ending on the trading day prior to the date of the conversion notice; provided, however, in no event will the conversion rate be less than $2.50 per share. The Series C Warrants have an exercise price of $2.00 per share. The registration statement of which this prospectus forms a part includes 800,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock (based upon the $2.50 minimum conversion price) and exercise of the Series C Warrants and an additional 95,239 shares of Common Stock, which were issued as dividends upon the Series B Preferred Stock.

        On January 10, 2001, we completed a financing of $500,000, with one of our existing shareholders, comprised of 480,769 shares of Series C 8% Convertible Preferred Stock and 302,231 Series D Warrants. The Series C Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. The Series C Preferred Stock is convertible into Common Stock on the basis of one share of common stock for each share of preferred stock. The Series D Warrants have an exercise price of $0.50 per share. The registration statement of which this prospectus forms a part includes 480,769 shares of Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Series D Warrants and an additional 302,231 shares of Common Stock, which may be issued as dividends upon the Series C Preferred Stock

        In June 2001, we completed a financing of $250,000, comprised of 25 shares of Series D 8% Convertible Preferred Stock and 50,000 Series E Warrants. The financing was intended to comply with Section 4(2) of the Securities Act of 1933 as exempt from registration. The Series D Stock have annual dividends

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

payable at 8% per year, payable in cash or Common Stock at the option of the Company. The Series E Warrants have an exercise price of $1.36 per share. During the quarter ended August 30, 2001, there was a deemed dividend expense of $130,415 recognized in conjunction with the warrants issued in this offering. The Company received gross proceeds of $220,000, which has been used for operating activities.

        In July 2001, we, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder, sold an aggregate of $100,000 of its securities to 2 foreign investors Each investor purchased a $50,000 unit, each unit comprised of (i) 41,667 shares of Common Stock and (ii) 5,000 common stock purchase warrants. The warrants have an exercise price of $1.20 per share and are exercisable for five years. During the quarter ended August 30, 2001 there was a deemed dividend expense of $12,038 recognized in conjunction with the warrants issued in this offering. The proceeds of the transactions were used to pay certain debts, including payroll obligations, of our Austrian subsidiary.

        In July 2001, we completed an offering of 72 shares of Series E 8% Convertible Preferred Stock and 100,000 Series F Warrants. The financing was intended to comply with Section 4(2) Of the Securities Act of 1933 as exempt from registration. The Series E Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The Series F Warrants have an exercise price of $2.00 per share. Each unit consisted of 1 share of Series E 8% Convertible Preferred Stock and 20,000 Series F Warrants and was sold at $100,000. The Company sold 72 units for gross proceeds of $180,000. During the quarter ended August 30, 2001 there was a deemed dividend expense of $73,519 recognized in conjunction with the warrants issued in this offering.

        On August 31, 2001, we completed a financing of $500,000 in gross proceeds, with one of our shareholders, comprised of shares of Series F 8% Convertible Preferred Stock and Series G Warrants. The financing was intended to comply with Section 4(2) of the Securities Act of 1933 as exempt from registration. The Series F Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at our option. Each Series G Warrants is initially exercisable to purchase one Warrant Share at an initial exercise price of 125% of the average of the closing bid prices of our Common Stock for the twenty (20) trading days immediately preceding the Closing Date. We issued 5 shares of Series F Preferred Stock and 100,000 shares of Series G warrants. A total of $57,000 in commissions was paid in relation to this offering as well as an issuance of 50,000 shares of our common stock valued at $67,500 to Gunn Allen and associates. Furthermore, during the quarter ended August 30, 2001, there was a deemed dividend expense of $229,126 recognized in conjunction with the warrants issued in this offering.

        During the quarter ended November 30, 2001 we issued 50,000 shares of our common stock valued at $50,000 to one of our EMMA developers for payment toward services performed. The issuance was intended to comply with Section 4(2) of the Securities Act of 1933,as amended in a transaction exempt from registration.

        On December 5, 2001, we issued 10,000 shares of the Company's common stock valued at $22,000 to one of our shareholders for payment toward consulting services performed. An expense of $22,000 was recognized during the quarter ended February 28, 2002. The shares of common stock were issued at fair market value.

        In December 2002, we in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, completed a private placement of its securities. The Company sold nine (9) units for gross proceeds of $225,000. Each unit was comprised of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock. Ten thousand (10,000) warrants are initially exercisable to purchase one warrant share each at an initial exercise price of $1.50, five thousand (5,000) warrants at $2.50 and five thousand (5,000) warrants at $4.75. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $139,244 recognized in conjunction with the warrants issued in this offering.

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

      In January 2002, we in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, completed a private placement of its securities. The Company sold eight (8) units for gross proceeds of $200,000. Each unit was comprised of 13,298 shares of common stock and warrants to purchase 6,250 shares of common stock. The warrants are initially exercisable to purchase one warrant share each at an initial exercise price of $1.88. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $33,292 recognized in conjunction with the warrants issued in this offering.

      In February 2002, we, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 3 units at an aggregate of $75,000 of its securities to 2 foreign investors. Each unit comprised of (i) 16,667 shares of Common Stock and; (ii) 2,500 common stock purchase warrants. The warrants have an exercise price of $1.70 per share and are exercisable for five years. During the quarter ended February 28, 2002, there was a deemed dividend expense of $8,397 recognized in conjunction with the warrants issued in this offering. The proceeds of the transactions were used to pay certain debts, including payroll obligations, of our Austrian subsidiary.

      Effective February 22, 2002, we completed a private placement of our securities with one of our shareholders. GunnAllen Financial Corp, a registered broker dealer, served as placement agent for the transaction, which was intended to comply with Section 4(2) of the Securities Act of 1933, as amended. We sold a unit for gross proceeds of $750,000. The unit was comprised of 576,923 shares of common stock and warrants to purchase 150,000 shares of common stock. Each warrant is initially exercisable to purchase one share at an initial exercise price of $1.50. In addition, we paid a commission of 8% of the gross proceeds to GunnAllen Financial Corp and issued to GunnAllen Financial (or its affiliates) an aggregate of 40,000 shares of common stock warrants at an exercise price of $1.50 per share. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $123,077 recognized in conjunction with the warrants issued in this offering. We received net proceeds of $685,000 in conjunction with this offering.

      In March 2002, the Company, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 1 unit at an aggregate of $25,000 of its securities to 1 foreign investor. Each unit comprised of (i) 15,000 shares of Common Stock and; (ii) 2,500 common stock purchase warrants. The warrants have an exercise price of $2.00 per share and are exercisable for five years. The shares of common stock underlying these securities are not being registered in this prospectus.

      In June 2002, the Company, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 1 unit at an aggregate of $50,000 of its securities to 1 foreign investor. Each unit comprised of (i) 33,333 shares of Common Stock and (ii); 5,000 common stock purchase warrants. The warrants have an exercise price of $2.00 per share and are exercisable for five years. The shares of common stock underlying these securities are not being registered in this prospectus.

Items 27. Exhibits

      The following Exhibits designated by an asterisk (*) have been previously filed with the Securities and Exchange Commission and, pursuant to Rule 17 C.F.R. 230.411, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits. Exhibits designated by (**) are filed herewith. Exhibits designated by *** will be filed by amendment.

Exhibit No     Description

*3.1 Restated Certificate of Incorporation of the Company [Exhibit 3.1 to the

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

              Company's Registration Statement on Form SB-2 (File No. 333-6436)]

  *3.2 Bylaws of the Company [Exhibit 3.2 to the Company's Registration Statement on Form SB-2 (File No. 333-6436) ]

  *3.3 Certificate of Designation of Series A 8% Cumulative Convertible Preferred Stock [filed as Exhibit 3.1 (a) to the Company's Form 10 QSB for the quarter ended August 31, 1999.

  *3.4 Form of Certificate of Designation of Series B Cumulative Preferred Stock (filed as Exhibit 4.3 to Form 10QSB for the quarter ended August 31, 2000)

  *3.5 Form of Certificate of Designation of Series C Cumulative Preferred Stock (filed as Exhibit 4.1 to Form 10QSB for the quarter ended August 31, 2000)

***3.6        Form of Certificate of Designation of Series D Cumulative
              Preferred Stock

***3.7        Form of Certificate of Designation of Series E Cumulative
              Preferred Stock

***3.8        Form of Certificate of Designation of Series F Cumulative
              Preferred Stock

  *4.1 Form of the Company's Common Stock Certificate [Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (File No. 333-6436)]

  *4.2 Form of the Underwriter's Warrant Agreement, including Form of Warrant Certificate dated as of July 9, 1998 between the Company, Starr Securities, Inc. and GunnAllen Financial Inc. (the "Underwriters") [Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (File No. 333-6436)]

***5.1        Opinion of Goldstein & Digioia, LLP counsel to the Registrant

 *10.1 Lease for the Company's Facilities at 1422 -34 West 11th Street, Los Angeles Ca [Exhibit 10.1 to the Company's Registration Statement on Form SB-2 (File No. 333-6436)]

 *10.2 Agreement dated November 22, 1996 between National Cash Processors Inc. and First Bancorp LP [Exhibit 10.2 to the Company's Registration Statement on Form SB-2 (File No. 333-6436)]

 *10.3 Manufacturing and License Agreement dated January 17, 199 between the Company and Geld Bearbeitungs Systeme GES.M.B.H. [Exhibit 10.3 to the Company's Registration Statement on Form SB-2 (File No. 333-6436)]

 *10.4 Form of Employment Agreement between the Company and Bruce Korman [Exhibit 10.4 to the Company's Registration Statement on Form SB-2 (File No. 333-6436)]

 *10.5 Employee Stock Option Plan [Exhibit 10.5 to the Company's Registration Statement on Form SB-2 (File No. 333-6436)]

 *10.6 Form of Consulting Agreement between the Company and the Underwriters dated as of July 9, 1998 [Exhibit 10.6 to the Company's Registration Statement on Form SB-2 (File No. 333-6436)]

 *10.7 Stock Purchase Agreement and Plan of Reorganization of the Company [Exhibit 10.7 to the Company's Registration Statement on Form SB-2 (File No. 333-6436)]

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

   *10.8 Contract between the Company and Los Angeles County Metropolitan Transportation Authority [Exhibit 10.8 to the Company's Registration Statement on Form SB-2 (File No. 333-6436)]

   *10.9 Promissory Note issued to G.E. Capital Corp, Security Agreement and related Guarantees [Exhibit 10.9 to the Company's Registration Statement on Form SB-2 (File No. 333-6436)]

  *10.10 Form of Bridge Notes and Bridge Warrant [Exhibit 10.10 to the Company's Registration Statement on Form SB-2 (File No. 333-6436)]

  *10.11 Non-Executive Director Stock Option Plan [filed as Exhibit A to the Company's Proxy Statement for its Annual Meeting held on June 21, 1999].

  *10.12 Form of Series B Redeemable Warrant (filed as Exhibit 4.3 to Form 10QSB for the quarter ended February 29, 2000).

  *10.13 Form of Secured Convertible Note dated as of January 3, 2000 (file as Exhibit 10.1 to Form 10QSB for the quarter ended February 29, 2000).

  *10.14 Form of Series C Redeemable Warrant (filed as Exhibit 4.1 to Form 10QSB for the quarter ended August 31, 2000)

***10.15       Form of Series D Redeemable Warrant

***10.16       Form of Series E Redeemable Warrant

***10.17       Form of Series F Redeemable Warrant

***10.18       Form of Series G Redeemable Warrant

***21. Subsidiaries: National Cash Processors, Inc; CoinBank Automated Systems, Inc; and CoinBank Automation Handels GmbH, Salzburg, Austria;.Cintelia Systems, Inc

  **23.1       Consent of BDO Seidman, LLP

  **23.2       Consent of Vasquez & Company, LLP

 ***23.3 Consent of Goldstein & DiGioia, LLP, contained in exhibit 5.1 (to be filed upon amendment)


Item 28.  Undertakings

     (a)  We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 18th day of June, 2002.

                                    CASH TECHNOLOGIES, INC.


                                    By: /s/ Bruce Korman
                                        ----------------
                                              Bruce Korman
                                              President, Chief Executive Officer
                                              and Chairman

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below substitutes and appoints Bruce Korman as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be don in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

       Signature                       Capacity                        Date
       ---------                       --------                        ----

/s/ Bruce Korman             President, Chief Executive            June 18, 2002
-------------------------
Bruce Korman                 Officer and Chairman

/s/ Richard Miller           Director                              June 18, 2002
-------------------------
Richard Miller

                             Director                              June 18, 2002
-------------------------
Robert Fagenson

                             Director                              June 18, 2002
-------------------------
David Grano

/s/ Kevin Walls              Director                              June 18, 2002
-------------------------
Kevin Walls

/s/ Edward King              Chief Financial Officer, Secretary    June 18, 2002
-------------------------
Edward King                  and Principal Accounting Officer

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT


To the Board of Directors and Stockholders of Cash Technologies, Inc.
Los Angeles, California

     We have audited the accompanying consolidated balance sheets of Cash Technologies, Inc. and subsidiaries (the "Company") as of May 31, 2001, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Cash Technologies, Inc. and subsidiaries as of May 31, 2000 and for the year ended May 31, 2000, were audited by other auditors whose report dated August 31, 2000 included an explanatory paragraph that described the significant recurring losses from operations which raised substantial doubt of the Company's ability to continue as a going concern discussed in Note 1(a) to the consolidated financial statements.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

     In our opinion, the 2001 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cash Technologies, Inc. and subsidiaries as of May 31, 2001 and the results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(a) to the consolidated financial statements, the Company has suffered significant recurring losses from operations and at May 31, 2001, had a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1(a). The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.



                                                /s/ VASQUEZ & Company LLP

Los Angeles, California
September 17, 2001.

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT

To the Board of Directors and Stockholders of Cash Technologies, Inc.
Los Angeles, California:

     We have audited the accompanying consolidated balance sheet of Cash Technologies, Inc. and subsidiaries (The "Company") as of May 31, 2000, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at May 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(a) to the financial statements, the Company has suffered significant recurring losses from operations and at May 31, 2000, had a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                               /s/ BDO Seidman LLP

Los Angeles, California
August 31, 2000, except for Note 9
which is as of September 12, 2000

                             CASH TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                                         MAY 31,         MAY 31,        FEBRUARY 28,
                                                                                          2001            2000              2002
                                                                                     ------------     ------------     ------------
                                                                                                                        (Unaudited)
ASSETS
------
CURRENT ASSETS:
Cash and cash equivalents                                                            $          -     $    355,364     $    695,781
Cash Inventory                                                                                  -          176,163                -
Accounts receivable                                                                        23,714          156,341           24,099
Prepaid expenses and other current assets                                                  52,500              800           45,000
Other receivable (net of allowance $21,000)                                               100,666                -           70,167
                                                                                     ------------     ------------     ------------

Total Current Assets                                                                      176,880          688,668          835,047

Coinbank machine held for sale (Note 1(j))                                              1,196,783        1,282,636        1,136,404

PROPERTY AND EQUIPMENT (net) (Note 2 )                                                    141,797          260,581           71,928

E-COMMERCE MESSAGE MANAGEMENT ARCHITECTURE (Note 1(r))                                  2,362,749        1,161,214        2,705,547

DEFERRED FINANCE FEES (Note 3)                                                            277,778                -          173,611

OTHER ASSETS                                                                                4,629           39,500            3,000
                                                                                     ------------     ------------     ------------

TOTAL ASSETS                                                                         $  4,160,616     $  3,432,599     $  4,925,537
                                                                                     ============     ============     ============


LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Current maturities of Notes Payable (Note 3)                                         $  3,352,922     $  1,359,229     $  3,933,922
Due to Officers and Directors (Note 3)                                                    155,000                -          143,000
Convertible debt (Note 4)                                                               3,655,915                -        3,922,873
Current maturities of Capital Lease Obligations                                                 -              487                -
Accounts payable                                                                          969,129          370,298        1,052,745
Accrued liabilities                                                                       943,871          557,820        1,151,118
Bank Overdraft                                                                            200,860                -          197,800
Dividend payable                                                                          318,309           58,556          705,990
                                                                                     ------------     ------------     ------------

Total Current Liabilities                                                               9,596,006        2,346,390       11,107,448

Long-Term Notes Payable (Note 3)                                                                -        1,293,266                -
Long-Term Convertible Debt (Note 4)                                                             -        3,202,667                -
                                                                                     ------------     ------------     ------------

TOTAL LIABILITIES                                                                       9,596,006        6,842,323       11,107,448
                                                                                     ------------     ------------     ------------

COMMITMENTS & CONTINGINCIES (Note 5)                                                            -                -                -

STOCKHOLDERS' DEFICIENCY: (Note 6)
Common Stock, $0.01 par value, 20,000,000 shares authorized, 3,551,111                     35,488           35,198           61,304
and 3,522,200 issued and outstanding at May 31, 2001 and 2000

8% Cumulative Redeemable Preferred Stock, $0.01 par value; 1,000,000                    3,009,063        1,122,188        1,904,688
shares authorized; 950,144 and 118,125 shares issued and outstanding at
May 31, 2001 and 2000.

Additional Paid In Capital                                                             15,463,960       13,905,391       19,656,190
Accumulated Deficit                                                                   (23,943,900)     (18,472,501)     (27,804,093)
                                                                                     ------------     ------------     ------------

Total stockholders' deficiency                                                         (5,435,390)      (3,409,724)      (6,181,911)
                                                                                     ------------     ------------     ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                       $  4,160,616     $  3,432,599     $  4,925,537
                                                                                     ============     ============     ============

                 See notes to consolidated financial statements

                             CASH TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      YEAR ENDED                       NINE MONTHS ENDED
                                                                     ENDED MAY 31,                        FEBRUARY 28,
                                                                2001               2000            2002                2001
                                                           --------------------------------    ------------        ------------
                                                                                                (unaudited)         (unaudited)
GROSS REVENUES (Note 1 (e))                                $ 22,735,599        $ 42,301,355    $ 10,183,296        $ 19,695,716
                                                           ================================    ============        ============

NET REVENUES                                               $    491,180        $  1,161,764    $    259,142        $    436,882
COST OF REVENUES                                                325,081           1,221,247         171,895        $    290,940
                                                           --------------------------------    ------------        ------------
GROSS PROFIT (LOSS)                                             166,099             (59,483)         87,247        $    145,942

SELLING, GENERAL, & ADMINISTRATIVE EXPENSE                    3,179,488           4,973,344       1,651,868           2,606,590
IMPAIRMENT ON COIN MACHINES                                           -           1,033,759               -
DEPRECIATION & AMORTIZATION EXPENSE                             287,904             156,749         128,507              52,068
                                                           --------------------------------    ------------        ------------

OPERATING LOSS                                               (3,301,293)         (6,223,335)     (1,693,128)         (2,512,716)

OTHER INCOME (Note 7)                                             1,446             923,438               -
INTEREST EXPENSE                                                953,323           1,332,335         865,712             736,446
                                                           --------------------------------    ------------        ------------

LOSS BEFORE INCOME TAXES                                     (4,253,170)         (3,967,562)     (2,558,840)         (3,249,162)
INCOME TAXES (Note 5)                                             2,400               7,669               0               2,400
                                                           --------------------------------    ------------        ------------

NET LOSS                                                   $ (4,255,570)       $ (3,975,231)   $ (2,558,840)         (3,251,562)
                                                           ================================    ============        ============

Deemed dividends to preferred stockholders                    1,234,679             544,427       1,301,352           1,072,067

Net loss allocable to common
shareholders                                                 (5,490,249)         (4,519,658)     (3,860,192)         (4,323,629)

Basic and diluted net loss per share                       $      (1.55)       $      (1.29)   $      (1.02)       $      (1.23)

Basic and diluted weighted average
shares of common stock outstanding                            3,544,691           3,500,917       3,777,861           3,527,297
                                                           ================================    ============        ============

                 See notes to consolidated financial statements

                             Cash Technologies, Inc.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
    Years ended May 31, 2000 and 2001 and nine months ended February 28, 2002

                                                                                                        Additional
                                                           Common Stock          Preferred Stock         Paid-in        Accumulated
                                                           ------------          ---------------
                                                        Shares      Amount    Shares        Amount       Capital          Deficit
                                                      ------------------------------------------------------------------------------
Balance, May 31, 1999                                 3,488,665    $ 34,887         -    $         -   $ 11,323,780   $ (11,288,173)

Issuance of redeemable preferred stock                                        118,125      1,122,188        485,871        (544,427)
Issuance of warrants for services                                                                           609,760
Issuance of common stock in conjunction
with the exercise of employee stock options              33,535         311                                 316,848
Issuance of warrants in conjunction
with sale of convertible debt (Note 3)                                                                      316,500
Beneficial conversion recognized in
Conjunction with the sale of convertible debt
 (Note 3)                                                                                                   852,632
Net Loss                                                                                                                 (6,639,901)
                                                      ------------------------------------------------------------------------------

Balance  May 31, 2000                                 3,522,200      35,198   118,125      1,122,188     13,905,391     (18,472,501)

Preferred stock - offerings                                                   880,769      2,350,000
Beneficial conversions                                                                                      974,926        (974,926)
Conversion from preferred to common stock                48,750         488   (48,750)      (463,125)       462,637
Compensation expense                                                                                        117,782
Rescinding of employee options                          (29,839)       (298)                                    298
Distribution of common stock                             10,000         100                                  21,775
Dividends on preferred stock                                                                                               (259,753)
Rescinding of noteholder warrants                                                                           (18,849)         18,849
Net Loss                                                                                                                 (4,255,570)

Balance May 31, 2001                                  3,551,111    $ 35,488   950,144    $ 3,009,063   $ 15,463,960   $ (23,943,901)
                                                      ==============================================================================

Preferred stock - offerings                                                       102        775,500
Conversion from preferred to common stock             1,369,610      13,697  (273,780)    (1,879,875)     1,866,178
Distribution of common stock                            160,000       1,600                                 212,900
Sale of common stock                                    946,639       9,566                               1,200,434
Beneficial conversions recognized for warrants
issued in conjuction with the sale of preferred
stock                                                                                                       433,060        (433,060)
Beneficial conversions recognized for warrants
issued in conjuction with the sale of preferred
stock                                                                                                       316,048        (316,04
Beneficial conversions recognized for warrants
issued to consultants                                                                                        44,562         (44,562)
Dividends paid (common stock)                            95,239         953                                 119,047
Dividends on preferred stock                                                                                               (507,682)
Net Loss                                                                                                                 (2,558,840)

Balance February 28, 2002                             6,122,599      61,304   676,466      1,904,688      19,656,189    (27,804,093)
                                                      ==============================================================================

                                                                  Total
                                                              Stockholder's

                                                            Equity (Deficiency)
                                                           ---------------------
Balance, May 31, 1999                                         $      70,494

Issuance of redeemable preferred stock                            1,063,632
Issuance of warrants for services                                   609,760
Issuance of common stock in conjunction
with the exercise of employee stock options                         317,159
Issuance of warrants in conjunction
with sale of convertible debt (Note 3)                              316,500
Beneficial conversion recognized in
Conjunction with the sale of convertible debt (Note 3)
Net Loss                                                            852,632
                                                                 (6,639,901)
                                                             ---------------

Balance  May 31, 2000                                            (3,409,724)

Preferred stock - offerings                                       2,350,000
Beneficial conversions                                                    -
Conversion from preferred to common stock                                 -
Compensation expense                                                117,782
Rescinding of employee options                                            -
Distribution of common stock
Dividends on preferred stock                                         21,875
Rescinding of noteholder warrants                                  (259,753)
Net Loss                                                         (4,255,570)

Balance May 31, 2001                                          $  (5,435,390)
                                                             ================

                                                                    775,500
Preferred stock - offerings
Conversion from preferred to common stock                           214,500
Distribution of common stock                                      1,210,000
Sale of common stock
Beneficial conversions recognized for warrants issued
in conjuction with the sale of preferred stock
Beneficial conversions recognized for warrants issued
in conjuction with the sale of preferred stock
Beneficial conversions recognized for warrants issued
to consultants
Dividends paid (common stock)
Dividends on preferred stock                                        120,000
Net Loss                                                           (507,682)
                                                                 (2,558,840)
Balance February 28, 2002
                                                                 (6,181,911)
                                                             ================

                             CASH TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          FOR TWELVE MONTHS ENDED          FOR NINE MONTHS ENDED
                                                                                   MAY 31,                      FEBRUARY 28,
                                                                            2001            2000            2002            2001
                                                                        -----------     -----------     -----------     -----------
                                                                                                        (unaudited)     (unaudited)
OPERATING ACTIVITIES:
Net loss                                                                $(4,255,570)    $(6,639,901)    $(2,558,840)    $(3,251,562)
Adjustments to reconcile net loss to net cash used by
operating activities:

Amortization of discount on convertible debt                                211,000          87,917          17,583         110,498
Noncash deemed interest expense                                             222,222         852,632         354,167               -
Adjustment to PPM                                                                 -               -               -         (13,000)
Common Stock issued in exchange for legal services                           21,775               -               -
Noncash compensation expense                                                117,783         839,001          72,000         236,375
Depreciation expense                                                         90,944         156,749          72,071          62,280
Impairment of CoinBank machines held for sale                                     -       1,033,759               -           4,697
Amortization of capitalized software                                              -               -          65,989               -
Loss on disposal of equipment                                                     -               -               -             368

Changes in operating assets and liabilities:

Account receivable                                                           31,961         (20,064)         30,114         109,698
Coinbank machinery held for sale                                             85,853         424,074          60,379          81,156
Prepaid expenses and other current assets                                   (51,700)          8,456           7,500         (76,700)
Cash inventory                                                              176,163          25,392               -               -
Other assets                                                                 34,871          17,182           1,629        (206,795)
Accounts payable                                                            598,831         161,678          83,616         962,878
Accrued interest                                                            442,675          56,250         480,375               -
Accrued expenses and other current liabilities                              386,051         227,789         207,247         254,823
                                                                        -----------     -----------     -----------     -----------

Net cash used in operating activities                                    (1,887,142)     (2,769,086)     (1,106,170)     (1,725,284)
                                                                        -----------     -----------     -----------     -----------
INVESTING ACTIVITIES:

Purchase of property and equipment                                          (12,160)        (64,832)         (2,202)         (9,675)
Proceeds from sale of assset                                                 40,000               -               -          40,000
Capitalized software                                                     (1,201,535)     (1,161,214)       (408,787)       (854,017)
Restricted cash                                                                   -          44,610               -               -
                                                                        -----------     -----------     -----------     -----------

Net cash used in investing activities                                    (1,173,695)     (1,181,436)       (410,989)       (823,692)
                                                                        -----------     -----------     -----------     -----------

FINANCING ACTIVITIES:

Book overdraft                                                              200,860               -          (3,060)        197,800
Payments on capital lease obligation                                           (487)        (42,076)              -            (487)
Repayments on lonas from shareholders                                             -               -         (12,000)              -
Repayments on long-term debt                                                      -      (1,162,812)              -        (656,295)
Proceeds from issuance of convertible debt                                        -       3,360,000               -               -
Net proceeds from issuance of preferred stock                             2,350,000       1,122,188         775,500       2,350,000
Proceeds from short-term debt                                               155,000               -         100,000         240,000
Proceeds from common stock                                                      100               -       1,352,500               -
                                                                        -----------     -----------     -----------     -----------

Net cash provided by financing activities                                 2,705,473       3,277,300       2,212,940       2,131,018
                                                                        -----------     -----------     -----------     -----------

CHANGE IN CASH AND CASH EQUIVALENTS                                        (355,364)       (673,222)        695,781        (417,958)

Cash and Cash Equivalent, Beginning of Year                                 355,364       1,028,586               -         531,527
                                                                        -----------     -----------     -----------     -----------

Cash and Cash Equivalent, End of Year                                   $        (0)    $   355,364     $   695,781     $   113,569
                                                                        ===========     ===========     ===========     ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

       Income taxes                                                     $     2,400     $     7,669     $         -     $     2,400
       Cash paid for interest                                           $    29,450     $   274,469     $         -     $         -

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTION

       The company transfered certain assets from property
       and equipment to coinbank machines held for sale                 $         -     $   943,705     $         -     $         -
       Purchase of property and equipment in exchange for
       vendor note                                                      $         -     $    77,852     $         -     $         -
       Reclassification of depreciation from fixed assets
       to CoinBank machines                                             $         -     $   357,470     $         -     $         -
       Finance fees added to notes payable                              $   500,000     $         -     $   250,000     $   500,000
       Deemed dividend on preferred stock                               $   974,926     $         -     $   781,632     $   974,926
       Issuance of common stock                                         $    21,775     $         -     $    72,000     $    21,775
       Rescinding of noteholder warrants                                $    18,849     $         -     $         -     $         -
       Conversion of preferred to common stock                          $   462,637     $         -     $ 1,879,875     $   444,125
       Dividends paid on preferred stock                                $         -     $         -     $   120,000     $         -
       Dividends declared on common stock                               $         -     $         -     $    12,038     $         -
       Dividends declared on preferred stock                            $   259,753     $    58,556     $   507,683     $         -

                 See notes to consolidated financial statements

                    CASH TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, ORGANIZATION AND BASIS OF PRESENTATION

     (a) "Going Concern"--The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has significant losses from operations and has used significant amounts of cash for operations during the last four years. As of May 31, 2001, the Company has both working capital and net capital deficiencies. Operating losses and cash flow deficiencies have continued throughout 2001.

          In view of the financial deficiencies, there is substantial doubt about the Company's ability to continue as a going concern. The recoverability of recorded assets and satisfaction of the liabilities is dependent on the continued operations of the Company, which is in turn dependent upon the Company's ability to meet its financing requirements on a continuing basis as well as to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities.

          Due to the unfavorable results of operations and cash flows, the Company is in the process of negotiating payment terms with vendors representing a significant portion of its accounts payable and is managing the payments of the remaining accounts payable on a case-by-case basis. Management is also taking certain steps to obtain additional equity financing to improve its operating results and financial position.

          Management estimates that the proceeds contemplated by a $750,000 private placement, which was completed February 2002, will be sufficient to fund the Company's operations through June 30, 2002, the First Quarter of fiscal year 2003. The Company also plans to increase revenues and reduce costs in order to generate sufficient positive cash flow beginning in second quarter of fiscal year 2003. While the Company believes that its financing and revenue generation plans will be successful, no assurances can be given that the Company will be successful and that the Company will continue as a going concern.

     (b) Basis of Consolidation--The accompanying consolidated financial statements include the accounts of Cash Technologies, Inc. ( "CTI "), a Delaware corporation, and its wholly owned subsidiaries, National Cash Processors, Inc. ( "NCP "), Cintelia, Inc, and CoinBank Automated Systems ( "CAS ") together the "Company." CoinBank Automation Handels GmbH, Salzburg, Austria ("CoinBank Europe" or "CBE") was treated as a division of CoinBank Automated Systems during this period and was consolidated into CoinBank Automated Systems. All significant inter-company transactions and accounts have been eliminated in consolidation. CTI was incorporated in August 1995. In January 1996, certain affiliates of the Company exchanged their stock in NCP as part of a combination of entities under common control. CAS was incorporated in November 1995 and Cintelia in December 2001.

     (c) Business--The principal business activity of each entity is as follows: CTI is currently undergoing a development process of Ele ctronic Message Management Architecture Transaction Processing System (EMMA); NCP is a full-service cash-processing entity providing sorting, counting and wrapping functions to cash-intensive businesses; CAS offers self-service coin-counting machines. CBE functions as a European sales office for the Company and Cintelia was formed to develop and market software applications in relation to airport and other security through the utilization of biometrics.

          Approximately 74% and 48% of the Company's net revenues were derived from one customer for the years ended May 31, 2001 and 2000, respectively. The Company has a firm fixed-price contract with Los Angeles County Metropolitan Authority. The Company's contract with the Los Angeles County Metropolitan Transit Authority (LACMTA) to count currency expires on June 30, 2002 and there can be no assurance that LACMTA will renew the agreement, which may result in a significant reduction in the Company's gross and net revenue.

     (d) Revenue Recognition--The Company recognizes service fee income when coins and currency are processed. In certain instances, customers will remit funds to the Company in advance of the coin shipments to them. In certain instances, customers deposit coins before the Company makes payment.

     (e) Gross revenues-- Include the value of currency processed and do not represent revenue under generally accepted accounting principles.

     (f) Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

     (g) Cash Equivalents--The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

     (h) Cash Restricted--The Company no longer maintains a cash deposit as security towards the daily purchase of currency.

     (i)  Cash Inventory--Inventory consists of currency stated at face value.

     (j) CoinBank Machines Held for Sale--The Company has designated its CoinBank machines and parts as being held for sale. CoinBank machines held for sale are recorded at the lower of the cost or estimated fair value, which includes an estimate of the costs to sell these assets. The estimated fair value is based on information including recent sales of CoinBank machines and estimated present value techniques. During the fiscal year ended May 31, 2000, the Company transferred $943,705 from property plant and equipment to coin machines held for sale. During the fourth quarter of fiscal year 2000, management evaluated the estimated fair market value of these machines and subsequently recorded an impairment loss of $1,015,826. As of June 1, 2001, the Company had reclassified CoinBank machines held for sale to current assets.

     (k) Property and Equipment--Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related asset, ranging from 3 to 7 years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated life of the asset or the remaining term of the lease.

     (l) Impairment of Long-Lived Assets--The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (un-discounted and without interest changes) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

     (m) Income Taxes--The Company files a consolidated federal income tax return and a combined California franchise tax return. Deferred income taxes have been recognized for temporary differences between the financial reporting and income tax bases of assets and liabilities, which are based on the enacted tax rates expected to be in effect when such amounts are expected to be realized or settled. A valuation allowance is established when necessary, to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred income taxes.

     (n) Employee Stock Option--The Company adopted statement of financial accounting standard No. 123, "Accounting for Stock-Based Compensation"(SFAS No. 123), as of June 1, 1998, which establishes a fair value method of accounting for stock-based compensation plans. In accordance with SFAS No. 123, the Company has chosen to continue to account for stock-based compensation utilizing the intrinsic value method prescribed in APB 25. Accordingly, compensation cost for stock option is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

          Also, in accordance with SFAS No. 123, the Company has provided footnote disclosure with respect to stock-based employee compensation. The cost of stock-based employee compensation is measured at the grant date on the value of the award and is recognized over the service period. The value of the stock-based ward is determined using a pricing model whereby compensation cost in excess of the fair value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

     (o) Basic and Diluted Net Loss per Common Share--Basic and diluted net loss per common share is based on the weighted average number of common shares outstanding during the respective periods. Statement of Financial Accounting Standards No. 128, "Earnings per Share" issued by the FASB is effective for financial statements with fiscal years and interim periods ending after December 15, 1997. SFAS 128 provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the periods presented. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings, such as stock options, warrants or convertible debentures. Stock options and warrants outstanding during the periods presented were not included in diluted earnings per share since their effect would be anti-dilutive.

     (p) Fair Value of Financial Instruments--Financial instruments consist of accounts receivable and payable, which have a fair value approximating the book value due to their short-term nature; notes payable for which fair value approximates book value due to interest rates on long-term debt approximate current interest rates, and amounts due to stockholders have a fair value that cannot be determined due to the related-party nature of the transactions.

     (q) Concentration of Suppliers--The Company is dependent on third-party manufacturers for the production of the components incorporated into CoinBank machines and currently purchases substantially all of its requirements of specially designed or modified components from single source suppliers. The Company purchases certain of these components pursuant to open purchase orders placed from time to time in the ordinary course of business. Although the Company currently believes that alternative sources for these components are readily available, failure or delay by any manufacturer in providing components to the Company on commercially reasonable terms, or at all, in the absence of readily available alternative sources, could result in interruptions in the Company's ability to continue its assembly and installations of CoinBank machines and have a material adverse effect on the Company's operations.

     (r) Capitalized Software--The research and development of new software products and enhancements to existing software products were expensed as incurred (and recorded in the consolidated statement of operation) until technological feasibility has been established. Technological feasibility is established upon completion of a detailed program design or working model. As of May 31, 2001, capitalized software costs amounted to $2,362,749 of which $1,201,535 was capitalized in fiscal year ended May 31, 2001. Technological feasibility was achieved in September of 1999 and from that point forward all expenses related to the EMMA software development had been capitalized. As of December 31, 2001, the Company had capitalized $2,771,536 in development and related costs. The EMMA product was available for release to the public in January 2002 thus all development costs since have been expensed. Furthermore the capitalization is being amortized over a seven (7) year period. During the quarter ended February 28, 2002 the Company recognized $65,989 in amortization expenses.

     (s) Concentration of Credit Risk--Financial instruments that potentially subject the Company to a concentration of credit risk consists primarily of accounts receivable. The receivables are unsecured, and the Company performs ongoing credit evaluations of its customers. At May 31, 2001, the receivable from a major customer was $12,500.

     (t) Reclassification--Certain reclassifications have been made to the May 31, 2000 financial statements to conform to the May 31, 2001 presentation.

Interim Financial Statements

     The interim financial statements for the nine months ended February 28, 2002 and 2001 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of the interim period. The results of the operations for the nine months ended February 28, 2002 are not necessarily indicative of the results for the entire year.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                              2001        2000
                                                          ---------   ---------
Machinery and equipment.................................. $  17,842   $  49,977
Security systems.........................................    42,788      26,219
Furniture and fixtures...................................    13,714      13,714
Vehicles.................................................                14,415
Computer equipment.......................................   237,803     225,644
Leasehold improvements...................................   125,444     125,444
Other equipment..........................................    82,136     289,716
                                                          ---------   ---------
     Total Property and Equipment........................ $ 519,727   $ 745,129
     Less accumulated depreciation.......................   377,930     484,548
                                                          ---------   ---------
                                                          $ 141,797   $ 260,581

3.   NOTES PAYABLE

                                                              2001       2000
                                                          ----------- ----------

Equipment loans were secured by the personal guarantees
of the two Principal Stockholders of the Company. The
guarantors were released 90 days after the Company's
initial public offering. Interest rates range from 3.88%
to 9.25%, with the loans maturing through 2002. Pursuant
to a loan and security agreement and related note, as
revised (collectively the "Agreement"), with a finance
company, the Company borrowed $5,500,000. In September
2000, the Company signed a deferment agreement with the
lender to defer payment for 6 months. The finance company
has indicated that all funds advanced to the Company are
to be secured by equipment. The Company is in default at
this time, but negotiations are underway with the finance
company. The new loan agreement was entered into on
September 29, 2000 with interest rate of 9.5% payable
over 20 months starting on the 12/th/ month after the date
of the new loan. Coin machines secure some of the amounts
drawn under the line of credit. As consideration for the
extension, the Company and GE agreed to increase the
principal portion of the loan by $100,000 and, after
twelve (12) months (September 2001), restart the
amortization of the loans for eighteen (18) months. If
the Company does not repay the loans in full within
twelve (12) months, then an additional $400,000 will be
added to the principal portion of the loan. This addition
will be financed by GE and amortized over eighteen (18)
months as described above................................ $ 3,275,070 $2,574,643

Enhancement work done on coin machines was converted into
a note payable with the vendor. The loan matured on
February 2001. The interest rate is at 10% and interest
payments are made on a monthly basis. The Company is
current under default, but negotiating new payment terms
on this note.............................................      77,852     77,852
                                                          ----------- ----------

                                                            3,352,922  2,652,495
     Less current portion................................   1,532,920  1,359,229
                                                          ----------- ----------
Long term maturity....................................... $ 1,820,002 $1,293,266

     In March 2001, the Company obtained a loan of $70,000 and another $10,000 in May 2001, from First Bancorp, L.P. Mr. Bruce Korman, our Chief Executive Officer, is the president and general partner of First Bancorp. This loan was a short-term interest free loan payable in increments over 180 days. As of September 15, 2001 the loan had been repaid in full.

     On April 4, 2001, the Company obtained loan of $75,000 from Transtech GBM, Inc. Robert Fagenson who is on the Company's Board of Directors is the Chief Executive Officer of Transtech GBM, Inc. The loan is a 120 days interest free loan and the Company has issued warrants to purchase 10,000 shares of the Company's common stock at an exercise price of $2.00 per share and an exercise period of three years. A compensation expense of $7,284 has been recorded in conjunction with the warrants. The company is currently in negotiations with Transtech GBM to extend the loan.

4.  CONVERTIBLE DEBT

     The Company completed an offering on January 5, 2000, and raised $3,362,000 in gross proceeds. The Company incurred approximately $400,000 in offering expenses, consisting of legal costs, sales commissions and other related costs. The Company engaged Gunn Allen Financial, Inc. as placement agent and paid commissions of 10% and reimbursement of expenses. Pursuant to this offering 67.5 Units were sold. Each Unit consisted of (i) a Secured Convertible Promissory
Note in the principal amount of $50,000 convertible into Common Stock at a conversion price of $9.50 per share (maturity date can be converted immediately) and (ii) Series B Redeemable Warrants to purchase an aggregate of 5,000 Warrant Shares at an exercise price of $13.00 per share (warrants are vested immediately and expire five years from the date of issuance). As of August 1, 2001 the notes are in default.

     The offering was comprised of both debt and equity components. The debt offering had a beneficial conversion feature of $852,632, which was recorded as deemed interest. The warrants issued in conjunction with the debt created $316,500 of deferred interest expense of which $211,000 and $87,917 was amortized during the fiscal year ended May 31, 2001 and 2000, respectively.

5.  INCOME TAXES

     As of May 31, 2001, the Company has available federal net operating loss ("NOL") carry-forwards that approximate $19,400,000 and may be applied against future taxable income through tax year 2021. State NOL carry-forward is approximately $11,600,000 and expire through tax year 2005. Since management can not determine if it is more likely than not that the deferred tax asset will be realized, a 100% valuation reserve has been set up to entirely offset the deferred tax asset of $7,600,000. The utilization of NOLs may be limited in the future if significant changes in stock ownership occur. Temporary differences other than the NOL are not material. The current tax expense is due to payment of minimum state taxes.

     As of May 31, 2000, the Company has available federal net operating loss ("NOL") carry-forwards that approximate $16,400,000 and may be applied against future taxable income through 2020. State NOL carry-forward is approximately $10,800,000 and expire through 2004. Since management can not determine if it is more likely than not that the deferred tax asset will be realized, a 100% valuation reserve has been set up to entirely offset the deferred tax asset of $6,500,000. The utilization of NOLs may be limited in the future if significant changes in stock ownership occur. Temporary differences other than the NOL are not material. The current tax expense is due to payment of minimum state taxes.

6.  STOCKHOLDERS EQUITY

     In February 1997, the Company amended its certificate of incorporation to increase the number of authorized shares of common stock to 20,000,000.

     In July 1998, the Company completed an initial public offering of 1,485,000 shares and in August 1998 completed an over-allotment of 172,790 shares of its common stock.

     On July 9, 1998, the Company completed an initial public offering of 1,485,000 shares of its common stock and received net proceeds of approximately $8,845,000 after deducting commissions and expenses of $1,550,000. At the same time, the Company issued approximately 130,915 shares of its common stock and certain officers and stockholders exchanged approximately 161,830 shares of the Company's common stock owned by them in exchange for approximately $1,412,106 of indebtedness to shareholders.

     The Company granted options under the Employee Option Plan to purchase common stock. 227,643 options were granted at $7.00 per share and 285,887 options were granted at $3.50 per share. These options vested in equal increments over a three-year period.

     Prior to the initial public offering, the Company had issued various subordinated promissory notes. These notes were repaid with a portion of the net proceeds from the initial public offering of the Company's common stock. In conjunction with liquidation of the notes, the Company issued warrants to purchase 653,300 shares of Common Stock at prices ranging from of $3.50 to $8.00 per share. (Note 8)

     In August 1998, the Company issued 172,790 shares of common stock in connection with the partial exercise of the over-allotment option. Net proceeds to the Company were approximately $1,055,071 after deducting $154,179 for commissions and expenses.

     On July 27, 1999, the Company commenced a private offering pursuant to
Section 4(2) of the Securities Act of 1933 and Regulation D. The Company was offering up to 52,500 units, each unit comprised of (I) 10 shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock and (II) 5 Series A Common Stock Purchase Warrants. Each share of the Series A Preferred Stock is convertible into one share of Common Stock. The Series A Warrants are exercisable at $12.00 per share. The securities in the private offering were being sold in reliance upon the availability of an exemption from the registration provisions of the Securities Act of 1933 by virtue of the Company's intended compliance with the provisions of sections 4(2), 4(6) thereof and rule 506 adopted by the Securities and Exchange Commission thereunder. The securities may not be transferred or resold except pursuant to registration under the Securities Act of 1933 or an exemption therefrom.

     On November 30, 1999, the Company completed this offering and received gross proceeds of $1,122,188. The Company also paid sales commission of $69,825 in January of 2000. The Company has issued (i) 118,125 shares of Series A 8% Cumulative Convertible Redeemable Preferred Stock and (ii) 53,809 Series A Common Stock Purchase Warrants (exercisable at $12.00 per share). The Company recorded deemed dividends of $522,640 for the Preferred Stock issued for the period. This amount was based on (i) the difference between the closing market price and the offering price of the Preferred Stock plus (ii) the value of the Warrants associated with the Preferred Stock, valued using the Black Scholes model.

     The Company issued one hundred thousand (100,000) Stock Purchase Warrants to Starr Securities at $10.375 each for consulting services including advice related to future merger, acquisition, financing and other capital transactions. These options have been valued at $190,856 using the Black Scholes model and are recorded as deferred offering costs.

     The Company issued GunnAllen Securities twenty five thousand (25,000) Stock Purchase Warrants at $10.375 for services related to assisting the Company with future capital transactions in late August of 1999. These options were not recorded in the first quarter of 1999 and were subsequently recorded in the second quarter of 1999. These options have been valued at $47,714 using the Black Scholes model and this amount was recorded as an expense.

     The Company also issued GunnAllen Securities one hundred thousand (100,000) Stock Purchase Warrants at $11.3125 for services related to assisting the Company with future capital transactions in September of 1999. These options have been valued at $208,099 using the Black Scholes model and this amount was recorded as an expense.

     The Company also issued WAB Capital twenty five thousand (25,000) Stock Purchase Warrants at $12.9375 for consulting and research services in November of 1999. These options have been valued at $51,291 using the Black Scholes model and this amount was recorded as an expense.

     In September 1999, the Company issued Howard Brand, its then current Chief Financial Officer, thirty thousand (30,000) Stock Purchase Warrants at $11.3125 per share. These warrants have been valued at $62,431 using Black Scholes model and this amount was expensed over a one-year period. These warrants were repriced to $5.00 per share in August 2000, which was valued at $22,606 and expensed in the first quarter. The repricing requires the Company to recognize additional compensation cost when the common stock price is greater than $5.00 per share. Also in August 2000, Mr. Brand was issued an additional 70,000 Stock Purchase Warrants at $5.00 per share, which was valued at $61,440 and was also expensed in the first quarter. Mr. Brand served as the Company's Chief Financial Officer and Secretary, until December 7, 2000.

     During the fiscal year ended May 31, 2000, the Company issued 31,159 shares of common stock in conjunction with the exercise of stock options by its employees. In order to effect a cashless transaction, an additional 58,059 incentive stock options were forfeited. These shares of common stock are restricted for a period of one year from the date of exercise. This cashless transaction resulted in a charge to non-cash compensation of $317,159. In January of 2000, certain employee of the Company and the Company rescinded the exercise of their options and returned shares of common stock, which they had received in conjunction with the employee's exercise of stock options and the stock were part of the Company's 1996 Employee Stock Option Plan. A total of 29,839 shares of common stock were rescinded. Furthermore, all options related with this transaction were cancelled.

     The Company issued 337,500 Stock Purchase Warrants in connection with the convertible debt offering. (See Note 4)

     In October 2000, the Company completed a private placement of $2,000,000 of units comprised of Series B 8% Preferred Stock ("Series B Stock") and Series C Warrants. Each unit had a purchase price of $100,000 and is comprised of 20,000 shares of Series B Stock and 4,000 Series C Warrants. The Series B Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The Series B Stock is convertible into shares of Common Stock, at anytime at the option of the holder, at the liquidation price divided by the lesser of: (i) $5.50 per share; or (ii) the average closing price for the Company's Common Stock for the five (5) trading days ending on the trading day prior to the date of the conversion notice; provided, however, in no event will the conversion rate be less than $2.50 per share. The liquidation price is $5.00 per share. By way of example, for each $100,000 unit, an investor would be entitled to approximately 18,181 shares of Common Stock upon conversion of Series B Stock. The Series C Warrants have an exercise price of $2.00 per share. The Company recorded deemed dividends of $436,840 and paid $150,000 in commission in conjunction with this offering.

     On December 7, 2000, the Company awarded 10,000 shares of common stock to their legal counsel in Germany for services performed. Legal expenses of $21,775 were recognized in conjunction with this transaction.

     The Company also issued GunnAllen Securities one hundred thousand (100,000) Stock Purchase Warrants at $0.50 for services related to assisting the Company with capital transactions in October 2000, in conjunction with the Series B Preferred Stock offering.

     On January 10, 2001, the Company completed a financing of $500,000, with one of its shareholders, comprised of Series C 8% Convertible Preferred Stock and Series D Warrants. The Series C Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. There is a conversion feature of one share of common stock for each share of preferred stock surrendered. The Series D Warrants have an exercise price of $0.50 per share. The Company issued 480,769 shares of Series C Preferred Stock which was determined by dividing the sum of $500,000 by the average closing price of the Common Stock of the Company on the American Stock Exchange for the 5 trading days ending January 3, 2000. As part of the purchase price the investor surrendered 83,000 Series B and C warrants in his possession. The Company has recorded deemed dividends of $511,953 in conjunction with this offering.

     In March 2001, the European division of CoinBank obtained a line of credit for $100,000 to be used for working capital and development of the European version of the Coinbank machines. Furthermore, the bank as collateral is holding 50,000 shares of the Company's common stock.

     In March 2001, the Company obtained a loan of $70,000 and another $10,000 in May 2001, from First Bancorp, L.P. Mr. Bruce Korman, our Chief Executive Officer, is the president and general partner of First Bancorp. This loan was a short-term interest free loan payable in increments over 180 days. As of September 15, 2001 the loan had been repaid in full.

     On April 4, 2001, the Company obtained loan of $75,000 from Transtech GBM, Inc. Robert Fagenson who is on the Company's Board of Directors is the Chief Executive Officer of Transtech GBM, Inc. The loan is a 120 days interest free loan and the Company has issued warrants to purchase 10,000 shares of the Company's common stock at an exercise price of $2.00 per share and an exercise period of three years. A compensation expense of $7,284 has been recorded in conjunction with the warrants.

     In June 2001, we completed a financing of $250,000, comprised of 25 shares of Series D 8% Convertible Preferred Stock and 50,000 Series E Warrants. The financing was intended to comply with Section 4(2) of the Securities Act of 1933 as exempt from registration. The Series D Stock have annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The Series E Warrants have an exercise price of $1.36 per share. During the quarter ended August 30, 2001 there was a deemed dividend expense of $130,415 recognized in conjunction with the warrants issued in this offering. The Company received gross proceeds of $220,000, which has been used for operating activities.

     In July 2001, we, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder, sold an aggregate of $100,000 of its securities to 2 foreign investors Each investor purchased a $50,000 unit, each unit comprised of (i) 41,667 shares of Common Stock and (ii) 5,000 common stock purchase warrants. The warrants have an exercise price of $1.20 per share and are exercisable for five years. During the quarter ended August 30, 2001 there was a deemed dividend expense of $12,038 recognized in conjunction with the warrants issued in this offering. The proceeds of the transactions were used to pay certain debts, including payroll obligations, of our Austrian subsidiary.

     In July 2001, we completed an offering of 72 shares of Series E 8% Convertible Preferred Stock and 100,000 Series F Warrants. The financing was intended to comply with Section 4(2) Of the Securities Act of

1933 as exempt from registration. The Series E Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The Series F Warrants have an exercise price of $2.00 per share. Each unit consisted of 1 share of Series E 8% Convertible Preferred Stock and 20,000 Series F Warrants and was sold at $100,000. The Company sold 72 units for gross proceeds of $180,000. During the quarter ended August 30, 2001 there was a deemed dividend expense of $73,519 recognized in conjunction with the warrants issued in this offering.

     On August 31, 2001, we completed a financing of $500,000 in gross proceeds, with one of its shareholders, comprised of shares of Series F 8% Convertible Preferred Stock and Series G Warrants. The financing was intended to comply with
Section 4(2) of the Securities Act of 1933 as exempt from registration. The Series F Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. Each Series G Warrants is initially exercisable to purchase one Warrant Share at an initial exercise price of 125% of the average of the closing bid prices of our Common Stock for the twenty (20) trading days immediately preceding the Closing Date. The Company issued 5 shares of Series F Preferred Stock and 100,000 shares of Series G warrants. A total of $57,000 in commissions was paid in relation to this offering as well as an issuance of 50,000 shares of our common stock valued at $67,500 to Gunn Allen and associates. Furthermore, during the quarter ended August 30, 2001, there was a deemed dividend expense of $229,126 recognized in conjunction with the warrants issued in this offering.

     During the quarter ended November 30, 2001 we issued 50,000 shares of our common stock valued at $50,000 to one of its EMMA developers for payment toward services performed. The issuance was intended to comply with Section 4(2) of the Securities Act of 1933, as amended in a transaction exempt from registration.

     On December 5, 2001 the Company issued 10,000 shares of the Company's common stock valued at $22,000 to one of its shareholders for payment toward consulting services performed. An expense of $22,000 was recognized during the quarter ended February 28, 2002. The shares of common stock were issued at fair market value.

     In December 2002, the Company in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, completed a private placement of its securities. The Company sold nine (9) units for gross proceeds of $225,000. Each unit was comprised of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock. Ten thousand (10,000) warrants are initially exercisable to purchase one warrant share each at an initial exercise price of $1.50, five thousand (5,000) warrants at $2.50 and five thousand (5,000) warrants at $4.75. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $139,244 recognized in conjunction with the warrants issued in this offering.

     In January 2002, the Company in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, completed a private placement of its securities. The Company sold eight (8) units for gross proceeds of $200,000. Each unit was comprised of 13,298 shares of common stock and warrants to purchase 6,250 shares of common stock. The warrants are initially exercisable to purchase one warrant share each at an initial exercise price of $1.88. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $33,292 recognized in conjunction with the warrants issued in this offering.

     In February 2002, the Company, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 3 units at an aggregate of $75,000 of its securities to 2 foreign investors. Each unit comprised of (i) 16,667 shares of Common Stock and; (ii) 2,500 common stock purchase warrants. The warrants have an exercise price of $1.70 per share and are exercisable for five years. During the quarter ended February 28, 2002, there was a deemed dividend expense of $8,397 recognized in conjunction with the warrants issued in this offering. The proceeds of the transactions were used to pay certain debts, including payroll obligations, of the Company's Austrian subsidiary.

     Effective February 22, 2002, we completed a private placement of our securities with one of our shareholders. GunnAllen Financial Corp, a registered broker dealer, served as placement agent for the transaction, which was intended to comply with Section 4(2) of the Securities Act of 1933, as amended. We sold a unit for gross proceeds of $750,000. The unit was comprised of 576,923 shares of common stock and warrants to purchase 150,000 shares of common stock. Each warrant is initially exercisable to purchase one share at an initial exercise price of $1.50. In addition, we paid a commission of 8% of the gross proceeds to GunnAllen Financial Corp and issued to GunnAllen Financial (or its affiliates) an aggregate of 40,000 shares of common stock warrants at an exercise price of $1.50 per share. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $123,077 recognized in conjunction with the warrants issued in this offering. The Company received net proceeds of $685,000 in conjunction with this offering.

     In March 2002, the Company, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 1 unit at an aggregate of $25,000 of its securities to 1 foreign investor. Each unit comprised of (i) 15,000 shares of Common Stock and; (ii) 2,500 common stock purchase warrants. The warrants have an exercise price of $2.00 per share and are exercisable for five years. The shares of common stock underlying these securities are not being registered in this prospectus.

     In June 2002, the Company, in a private transaction under Section 4(2) of the Securities Act of 1933, as amended, sold 1 unit at an aggregate of $50,000 of its securities to 1 foreign investor. Each unit comprised of (i) 33,333 shares of Common Stock and (ii); 5,000 common stock purchase warrants. The warrants have an exercise price of $2.00 per share and are exercisable for five years. The shares of common stock underlying these securities are not being registered in this prospectus.

7.  OTHER INCOME

     On October 1, 1999, the Company and Coinstar, Inc. agreed to settle all outstanding litigation between them. Under the terms of the settlement, the Company received payment from Coinstar of $600,000 in cash and 30,000 shares of common stock of Coinstar, for a total of $923,438. In October 1999, the shares were recorded at a market price of $323,428 and in January 2000, they were sold for $353,170, resulting in a gain of $29,742.

8. STOCK OPTION PLAN AND WARRANTS

     The Company adopted a 1996 stock option plan (the "Option Plan"). As of May 31, 2001, a total of 775,887 shares of the Company's common stock have been reserved for issuance under the Option Plan. The Board of Directors administers the Option Plan, or a committee appointed by the Board of Directors, which determine the recipients and term of the awards granted (Item 10. "Stock Options").

     In addition to the above mentioned stock options, in July 1998, in conjunction with the Company's initial public offering certain debt holders were granted options/warrants in exchange for note repayments.

     The Company has granted the following options/warrants to purchase common stock as of May 31, 2001.

                                                 Number of      Weighted Average
                                             Options/Warrants      Price $/Sh
                                             ----------------     ------------
Options Outstanding - June 1, 1999               1,322,330          $    6.49
Employee Stock Options
----------------------
Granted                                             64,000          $   10.73
Expired                                             54,971               8.95
Exercised                                           61,592               7.85

Shareholder Warrants
--------------------
Granted                                            746,562              11.94
Expired                                                  -                  -
Exercised                                                -                  -

                                             --------------------------------
Options/Warrants Outstanding May 31, 2000        2,016,329          $    8.53
                                             --------------------------------
Employee Stock Options
----------------------
Granted                                             58,000          $    2.41
Expired                                             68,868               8.13
Exercised                                                -                  -

Shareholder Warrants
--------------------
Granted                                            534,231               1.57
Expired                                            105,000              12.52
Exercised                                                -                  -

                                             --------------------------------
Options/Warrants outstanding - May 31, 2001      2,434,692          $    6.70
                                             --------------------------------


Stock Based Compensation

     All stock options issued to employees have an exercise price not less than the fair market value of the company's Common Stock on the date of grant, and in accounting for such options utilizing the intrinsic value method there is no related compensation expense recorded in the Company's financial statements. If the compensation had been determined based on the fair market value of the stock option on their dates of grant in accordance with SFAS 123, the Company's net loss and loss per share for the years ended May 31, 2001 and 2000, would have been decreased to the pro forma amounts present below:


                                                         2001         2000
                                                       --------     --------

    Net Loss
    --------
            As Reported............................... $(4,255,570) $(6,639,901)
            Pro Forma................................. $(4,613,140) $(7,450,875)

    Basic and Diluted Loss Per Common Share
    ---------------------------------------
            As Reported...............................       (1.55)       (2.05)
            Pro Forma.................................       (1.30)       (2.13)


For the fiscal year ended May 31, 2001, the fair value of option grants is estimated on the date of grant utilizing the Black-Scholes option-pricing model with the weighted average assumption for options granted during 1997-2001, expected life of the option is 5 years, expected volatility of 53.00%, risk free interest rate of 6.00% and a 0% dividend yield. The weighted average fair value at the grant date for such option is $5.94 per option.

For the fiscal year ended May 31, 2000, the fair value of option grants is estimated on the date of grant utilizing the Black-Scholes option-pricing model with the weighted average assumption for options granted during 1997-2000, expected life of the option is 5 years, expected volatility of 29%, risk free interest rate of 5.75% and a 0% dividend yield. The weighted average fair value at the grant date for such option is $4.85 per option.



                            Outstanding                       Exercisable
                            Weighted Average                  Weighted Average

                            --------------------------        ----------------
                                      Life    Exercise                Exercise
Exercise Price Per share    Shares    (Years) Price           Shares  Price
------------------------------------------------------        ----------------
$    0.50                   352,231   4.75    $   0.50        352,231 $   0.50
$    2.00                   132,000   4.50    $   2.00         82,000 $   2.00
$    3.50                   290,000   2.00    $   3.50        290,000 $   3.50
$    5.00                   108,000   4.50    $   5.00        100,000 $   5.00
$    6.00                    23,502   2.50    $   6.00         20,332 $   6.00
$    6.30                    50,000   2.50    $   6.30         50,000 $   6.30
$    7.00                   476,830   2.50    $   7.00        476,830 $   7.00
$    8.00                   350,000   2.50    $   8.00        350,000 $   8.00
$  10.375                   200,500   3.75    $ 10.375        250,000 $ 10.375
$   10.75                        67   3.75    $  10.75             33 $  10.75
$ 11.3125                   100,000   3.75    $  11.31        100,000 $  11.31
$   12.00                    59,062   3.50    $  12.00         59,062 $  12.00
$   12.25                     5,000   3.75    $  12.25          5,000 $  12.25
$ 12.9375                    25,000   3.75    $  12.94         25,000 $  12.94
$   13.00                   262,500   3.50    $  13.00        262,500 $  13.00

                               ----------------------------------------------
Total options outstanding      2,434,692    $  6.70         2,373,488 $  6.80
                               ----------------------------------------------


9. COMMITMENTS AND CONTINGENCIES

     On September 12, 1997, the Company entered into a commercial single tenant lease agreement with a related party. The landlord is an affiliate of Bruce Korman and Rich Miller, both are officers and/or directors of the Company. The new lease became effective on September 13, 1997 and will expire on September 13, 2002. The annual rent is $67,416. Rent expense is recognized using the effective rent method over the life of the lease. The lease contains rent escalations and certain rent abatements. There is a provision for a 60-month renewal option. The lease requires the payment of costs such as insurance and other operating costs in addition to minimum rentals. As of August 31, 2001 we are $28,397 in arrears in rent.

     The Company is committed under non-cancelable facility lease agreements, which expires on September 2002 in the amount of $67,416. Rent expense was $76,127 and $67,416 for the fiscal years ended May 31, 2001 and 2000, respectively.

     Effective December 11, 2000, the Company's Chief Financial Officer and Secretary, Howard Brand, resigned and was replaced by Edmund King. The Company has negotiated an employment agreement with Mr. King and under the terms of his employment, Mr. King will serve as Chief Financial Officer and Secretary of the Company and its subsidiaries. Mr. King will receive a base salary of $120,000 per annum, and will be entitled to participate in employment benefit plans available to other senior executives, and will receive a car allowance and reimbursement of expenses. Mr. King was granted five-year stock options to purchase 50,000 shares of Common Stock with an exercise price of $2.19 per shares, the closing price of the Company's stock on December 7, 2000. The options vest in one-third increments commencing December 2001. The grant of options is subject to stockholder approval of certain amendments to the Company's employee stockholder plan, which the Company expects to submit to stockholders in the fiscal year 2002.